As filed with the Securities and Exchange Commission on October 27, 2000.
                           Registration No. 333-47982




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933






                      BRITTON & KOONTZ CAPITAL CORPORATION

             (Exact name of registrant as specified in its charter)


  Mississippi
(State or Other
Jurisdiction of                    6021                        64-0665423
 Incorporation           (Primary Standard Industrial       (I.R.S. Employer
or Organization)         Classification Code Number)     Identification Number)




                                 500 Main Street

                           Natchez, Mississippi 39120

                                 (601) 445-5576

               (Address, including zip code and telephone number,
                             including area code, of

                    registrant's principal executive offices)




                                  W. Page Ogden

                      President and Chief Executive Officer

                      Britton & Koontz Capital Corporation

                                 500 Main Street

                           Natchez, Mississippi 39120

                                 (601) 445-5576

               (Address, including zip code, and telephone number,
                   including area code, of agent for service)




                                   COPIES TO:

       VIRGINIA BOULET                              ZONNIE BRECKINRIDGE
    Phelps Dunbar, L.L.P.                        Jenkens & Gilchrist, P.C.
  365 Canal Street, 20th Floor                     2200 One American Center
New Orleans, Louisiana 70130-3245                    600 Congress Avenue
       (504) 584-9286                              Austin, Texas 78701-3215
                                                        (512) 499-3860





    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                        October 30, 2000

Dear Fellow Stockholders:

         We cordially invite you to attend the special meeting of stockholders of Britton & Koontz Capital Corporation to be held at the main office of Britton & Koontz First National Bank, 500 Main Street, Natchez, Mississippi on Tuesday, November 28, 2000 at 3:30 p.m.

         The purpose of the meeting will be to vote on the proposed merger of Britton & Koontz with Louisiana Bancshares, Inc., the parent company of Louisiana Bank and Trust Company, which is headquartered in Baton Rouge, Louisiana. After the merger, Louisiana Bancshares stockholders and Louisiana
Bancshares employees will beneficially own or have options to acquire approximately 17.4% of the outstanding stock of Britton & Koontz.

         The attached joint proxy statement-prospectus contains additional information regarding the merger agreement and the proposed merger. We encourage you to read this entire document carefully.

         Approval of the merger requires the affirmative vote of a majority of the outstanding shares of Britton & Koontz common stock. The merger must also be approved by Louisiana Bancshares stockholders and the United States Comptroller of the Currency. If approved, we anticipate the merger will become effective by December 1, 2000.

         We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card, the effect will be a vote against the merger.

         On behalf of the Board of Directors of Britton & Koontz, we urge you to vote FOR approval of the merger agreement, and we look forward to seeing you at the meeting.

                                                       Sincerely yours,



                                                       /s/ W.J. Feltus III
                                                       Chairman of the Board


         This  joint  proxy   statement-prospectus  is  first  being  mailed  to
stockholders of Britton & Koontz on or about October 30, 2000.

                                                         October 30, 2000

Dear Fellow Stockholders:

         We cordially invite you to attend the special meeting of stockholders of Louisiana Bancshares, Inc. to be held at the main office of Louisiana Bank & Trust Company, 7142 Florida Boulevard, Baton Rouge, Louisiana on Tuesday, November 28, 2000 at 10:00 a.m.

         The purpose of the meeting will be to vote on the proposed merger of Louisiana Bancshares with and into Britton & Koontz Capital Corporation, the parent company of Britton & Koontz First National Bank, N.A., which is headquartered in Natchez, Mississippi. In the merger, you will receive 0.1054 of a share of Britton & Koontz common stock for each share of Louisiana Bancshares common stock that you own. In general, you will not recognize federal income tax gain or loss for the Britton & Koontz common stock that you receive in the merger. Britton & Koontz's common stock is traded on the Nasdaq Small Cap Market under the symbol BKBK.

         The attached joint proxy statement-prospectus contains additional information regarding the merger agreement and the proposed merger of Louisiana Bancshares with and into Britton & Koontz. We encourage you to read this entire document carefully. In particular, you are encouraged to read the discussion of "Risk Factors" beginning on page 11.

         Approval of the merger agreement requires the affirmative vote of two-thirds of the shares present in person or by proxy at the meeting of Louisiana Bancshares. The merger must also be approved by a majority of the outstanding shares of Britton & Koontz common stock and by the United States Comptroller of the Currency. If approved, we anticipate the merger will become effective by December 1, 2000.

         We hope that you will be able to attend the meeting, and the Board of Directors urges you to vote FOR approval of the merger. Whether or not you plan to attend, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope.

                                           Sincerely yours,



                                           /s/ John Sylvest
                                           President and Chief Executive Officer

         You should not return certificates representing shares of Louisiana Bancshares common stock at this time. You will receive instructions at a later date regarding the exchange of your Louisiana Bancshares stock certificates.

         Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the Britton & Koontz common stock to be issued in the merger or determined if this joint proxy statement-prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


         This  joint  proxy   statement-prospectus  is  first  being  mailed  to
stockholders of Louisiana Bancshares on or about October 30, 2000.

                      Britton & Koontz Capital Corporation
                              Natchez, Mississippi

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 28, 2000


         A special meeting of stockholders of Britton & Koontz Capital Corporation will be held on Tuesday, November 28, 2000 at 3:30 p.m., on the second floor of the main office of Britton & Koontz First National Bank, 500 Main Street, Natchez, Mississippi for the following purposes:

                  1. To vote whether to approve the Agreement and Plan of Merger dated as of August 25, 2000, between Louisiana Bancshares, Inc. and Britton & Koontz Capital Corporation, a copy of which is included as Appendix A to the attached joint proxy statement-prospectus.

                  2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         The board of directors has fixed October 13, 2000 as the record date for the special meeting. Only stockholders of record of Britton & Koontz Capital Corporation at the close of business on that date are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the meeting.

         If you do not vote for approval of the merger agreement, you may have the right to receive the fair value of your Britton & Koontz Capital Corporation common stock in cash by exercising dissenters' rights under Mississippi law. Dissenters' rights are described in the attached joint proxy statement-prospectus. In order to receive cash, however, you must comply with all of the procedures required by Mississippi law.

                                            By Order of the Board of Directors,


                                            /s/ Albert W. Metcalfe
                                            Secretary


Natchez, Mississippi
October 30, 2000

         The Board of Directors of Britton & Koontz Capital Corporation unanimously recommends that stockholders vote FOR approval of the merger agreement.

                           Louisiana Bancshares, Inc.
                             Baton Rouge, Louisiana

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 28, 2000

         A special meeting of stockholders of Louisiana Bancshares, Inc. will be held on Tuesday, November 28, 2000 at 10:00 a.m., at the main office of Louisiana Bank & Trust Company, 7142 Florida Boulevard, Baton Rouge, Louisiana for the following purposes:

                  1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of August 25, 2000, between Louisiana Bancshares, Inc. and Britton & Koontz Capital Corporation pursuant to which, among other things, Louisiana Bancshares will merge with and into Britton & Koontz Capital Corporation and each share of common stock, $0.10 par value per share, of Louisiana Bancshares will be converted into 0.1054 of a share of Britton & Koontz Capital Corporation common stock, $2.50 par value per share, plus cash in lieu of any fractional share as more fully described in the joint proxy statement-prospectus which follows this notice.

                  2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         The board of directors has fixed October 13, 2000 as the record date for the special meeting. Only stockholders of record of Louisiana Bancshares, Inc. at the close of business on that date are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the meeting.

         Dissenting stockholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the merger is effected upon approval by less than eighty per cent of Louisiana Bancshares' total voting power.

                                            By Order of the Board of Directors,



                                            /s/ Ellen C. Sessions
                                            Secretary

Baton Rouge, Louisiana

October 30, 2000

         The Board of Directors of Louisiana Bancshares, Inc. unanimously recommends that stockholders vote FOR approval of the merger agreement.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       What am I being asked to vote upon?

A: You are being asked to approve the merger agreement, which provides for the merger of Louisiana Bancshares, Inc. into Britton & Koontz Capital Corporation. As a result of this merger, Louisiana Bancshares will no longer exist, and shares of Louisiana Bancshares common stock will be exchanged for shares of Britton & Koontz common stock in the manner described in this document. Approval of the merger requires the affirmative vote of at least two-thirds of the voting power of Louisiana Bancshares present at the special meeting and a majority of the outstanding shares of Britton & Koontz common stock.

Q:       What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail the card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting.

         NOTE: If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the merger agreement.

Q:       If my  shares  are  held in "street  name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of stock on the question of the merger only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted at the special meeting. In the case of the Britton & Koontz special meeting, the failure to vote will have the effect of voting against the merger.

Q:       Why is Louisiana Bancshares engaging in this transaction with Britton &
Koontz?

A: The board of directors of Louisiana Bancshares believes that this transaction with Britton & Koontz is in the best interests of Louisiana Bancshares and its stockholders, and will also provide significant benefits to the customers and employees of Louisiana Bancshares. We believe that this transaction will better position Louisiana Bancshares and Britton & Koontz to be a stronger competitor in East Baton Rouge Parish, Louisiana. To review the background and reasons for the merger in greater detail, see "Proposed Merger--Background of the Merger" beginning on page 19.

Q:       What  happens  as  the  market  price  of Britton & Koontz common stock fluctuates?

A: Since the conversion ratio is fixed and since the market value of Britton & Koontz common stock will fluctuate before and after the closing of the merger, the value of the Britton & Koontz common stock that Louisiana Bancshares stockholders will receive in the merger will fluctuate as well and could increase or decrease. Louisiana Bancshares stockholders are urged to obtain current market prices for shares of Britton & Koontz common stock.

Q:       What  are  the  tax  consequences of the merger to me, a stockholder of
Louisiana Bancshares?

A: The proposed transaction will constitute a tax-free reorganization for federal income tax purposes. The exchange of shares of Louisiana Bancshares common stock for shares of Britton & Koontz common stock generally will be tax-free for federal income tax purposes. You will, however, have to pay taxes on any cash received for fractional shares or cash received upon the exercise of dissenter's rights. Tax matters are complicated, and the tax consequences of the proposed transaction to you will depend on the facts of your particular situation. To review the tax consequences to you in greater detail, see "Proposed Merger--Material Tax Consequences of the Merger" beginning on page 43.

Q:       What risks should I, a stockholder of Louisiana Bancshares, consider in making my decision about how to vote?

A:       You should review  the "Risk Factors" beginning on page 11.  You should also review the factors considered by Louisiana Bancshares' Board of Directors. See "Proposed Merger--Background of the Merger" and "Reasons for the Merger and Recommendations of the Boards of Directors" beginning on page 20.

Q:       When is the merger expected to be completed?

A: We are working to complete the transaction as quickly as possible following receipt of all necessary regulatory and stockholder approvals. We currently anticipate that this transaction will be completed in the fourth quarter of 2000, although no assurance can be made that the required approvals will be obtained or that this timetable will be met.

         Immediately following completion of the merger of Louisiana Bancshares with and into Britton & Koontz, Louisiana Bank will merge with and into Britton & Koontz First National Bank, a wholly owned subsidiary of Britton & Koontz. In addition, Mr. R. Andrew Patty II and Vinod K. Thukral, Ph.D., two directors of Louisiana Bancshares, will be appointed to the board of directors of Britton & Koontz and will serve until its next annual meeting of stockholders, and Louisiana Bancshares will receive appropriate representation on the board of directors of Britton & Koontz First National Bank.

Q:       Should I send in my Louisiana Bancshares stock certificates now?

A:       No.  If the merger  is completed, we will send all Louisiana Bancshares stockholders written instructions for exchanging Louisiana Bancshares common stock certificates for Britton & Koontz common stock certificates.


WHO CAN HELP ANSWER YOUR QUESTIONS

         If you would like additional copies of this document, or if you would like to ask any questions about the merger, you should contact:

         Britton & Koontz stockholders: W. Page Ogden, Britton & Koontz First National Bank, 500 Main Street, Natchez, Mississippi 39120, telephone (601) 445-5576.

         Louisiana Bancshares stockholders: John Sylvest, Louisiana Bank & Trust Company, 7142 Florida Blvd., Baton Rouge, Louisiana 70806, telephone (225) 924-0984.






                                                 TABLE OF CONTENTS                                             Page


SUMMARY  .........................................................................................................1
         Information About the Stockholders' Meetings.............................................................1
         What You Will Receive in the Merger......................................................................1
         Outstanding Stock Options of Louisiana Bancshares, Inc. to be Converted..................................1
         Management and Operations after the Merger...............................................................1
         The Boards of Directors Recommend Stockholder Approval...................................................2
         Basis for the Terms of the Merger........................................................................2
         Opinion of Britton & Koontz Capital Corporation Financial Advisor........................................2
         Opinion of Louisiana Bancshares Financial Advisor........................................................3
         Quorum and Vote Required at the Louisiana Bancshares Special Meeting.....................................3
         Quorum and Vote Required at the Britton & Koontz Special Meeting.........................................3
         Conditions to the Merger and Amendment of the Merger Agreement...........................................3
         Interests of Certain Persons in the Merger that May be Different from Yours..............................4
         Employee Benefits of Louisiana Bancshares Employees after the Merger.....................................5
         Material Tax Consequences of the Merger..................................................................5
         Dissenter's Rights (or Rights of Appraisal) You Will Have as a Result of the Merger......................5
         Differences in Rights of Louisiana Bancshares Stockholders after the Merger..............................5
         Accounting Treatment of the Merger.......................................................................6
         Selected Financial Information of Britton & Koontz.......................................................7
         Selected Financial Information of Louisiana Bancshares...................................................8
         Pro Forma Combined Selected Financial Information (Unaudited)............................................9
         Comparative Per Share Information (Unaudited)............................................................9

RISK FACTORS.....................................................................................................11

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS..................................................................13

THE PARTIES TO THE MERGER........................................................................................14
         Britton & Koontz Capital Corporation....................................................................14
         Louisiana Bancshares, Inc...............................................................................15

SPECIAL MEETING INFORMATION......................................................................................15
         Solicitation and Revocation of Proxies..................................................................16
         Record Date; Quorum and Vote Required...................................................................17
         Recommendations of the Boards of Directors of Britton & Koontz and Louisiana
         Bancshares..............................................................................................18

PROPOSED MERGER..................................................................................................18
         General  ...............................................................................................18
         Background of the Merger................................................................................19

                                                         i





         Reasons for the Merger and Recommendations of the Boards of Directors...................................20
         Terms of the Merger.....................................................................................30
         Closing Date and Effective Date of the Merger...........................................................31
         Employee Benefits of Louisiana Bancshares Employees after the Merger....................................31
         Surrender and Exchange of Stock Certificates............................................................32
         Payment of Expenses Relating to the Merger..............................................................33
         Representations and Warranties in the Merger Agreement..................................................33
         Conditions to the Merger; Waiver of Those Conditions....................................................34
         Regulatory and Other Required Approvals.................................................................35

         Business of Louisiana Bancshares Pending the Merger.....................................................36

         Termination of the Merger Agreement.....................................................................36
         Management and Operations after the Merger..............................................................37
         Certain Differences in Rights of Stockholders...........................................................37
         Description of Britton & Koontz's common stock..........................................................41
         Interests of Certain Persons in the Merger..............................................................42
         Material Tax Consequences of the Merger.................................................................43
         Resale of Britton & Koontz Common Stock.................................................................44
         Rights of Dissenting Stockholders.......................................................................44
         Accounting Treatment of the Merger......................................................................51

PRO FORMA FINANCIAL INFORMATION..................................................................................51

INFORMATION ABOUT LOUISIANA BANCSHARES...........................................................................61
         Principal Business......................................................................................61
         Louisiana Bank..........................................................................................61
         Competition.............................................................................................62
         Supervision and Regulation..............................................................................62
         Employees...............................................................................................64
         Properties..............................................................................................64
         Legal Proceedings.......................................................................................64
         Market Prices and Dividends.............................................................................64
         Management and Principal Shareholders...................................................................65
         Management's Discussion and Analysis of Financial Condition and Results of Operations...................67

INFORMATION ABOUT BRITTON & KOONTZ...............................................................................82
         Incorporation of Certain Documents by Reference.........................................................82
         Regulatory Considerations...............................................................................83
         Members of the Board of Directors.......................................................................85
         Meetings and Committees of the Board of Directors.......................................................87
         Compensation of Directors...............................................................................88
         Stock Ownership of Directors, Officers and Principal Stockholders.......................................88
         Executive Officers......................................................................................91

                                                        ii





         Executive Compensation..................................................................................91
         Salary Committee Interlocks and Insider Participation in Compensation Decisions.........................94

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS.....................................................94

OTHER MATTERS....................................................................................................95

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................95

PROPOSALS OF STOCKHOLDERS........................................................................................96

VALIDITY OF SHARES AND LEGAL MATTERS.............................................................................96

EXPERTS  ........................................................................................................96

IMPORTANT NOTICE FOR LOUISIANA BANCSHARES STOCKHOLDERS...........................................................97

HOW TO OBTAIN ADDITIONAL INFORMATION.............................................................................97

FINANCIAL STATEMENTS OF LOUISIANA BANCSHARES....................................................................F-1

APPENDIX A

         MERGER AGREEMENT.......................................................................................A-1

APPENDIX B

         OPINION OF MERCER CAPITAL CORPORATION..................................................................B-1

APPENDIX C

         OPINION OF NATIONAL CAPITAL CORPORATION................................................................C-1

APPENDIX D

         CERTAIN PROVISIONS OF MISSISSIPPI LAW RELATED TO DISSENTERS' RIGHTS....................................D-1

APPENDIX E

         CERTAIN PROVISIONS OF LOUISIANA LAW RELATED TO DISSENTERS' RIGHTS......................................E-1


                                                        iii





                                     SUMMARY

         We have prepared this summary to assist you, the stockholders of Britton & Koontz and Louisiana Bancshares, in your review of this joint proxy statement-prospectus. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this joint proxy statement-prospectus. To understand the merger and the issuance of shares of Britton & Koontz common stock, please see the more complete and detailed information in the sections that follow this summary, as well as the appendices and the documents incorporated herein by reference. We urge you to read all of these documents in their entirety prior to voting at the special meetings of Britton & Koontz and Louisiana Bancshares.

Information About the Stockholders' Meetings

         A special meeting of the stockholders of Britton & Koontz will be held on November 28, 2000 at 3:30 p.m., and a special meeting of the stockholders of Louisiana Bancshares will be held on the same day, November 28, 2000 at 10:00 a.m. The Britton & Koontz special meeting will be held at the main office of Britton & Koontz First National Bank, 500 Main Street, Natchez, Mississippi. The Louisiana Bancshares special meeting will be held at the main office of Louisiana Bank & Trust Company, 7142 Florida Boulevard, Baton Rouge, Louisiana.

What You Will Receive in the Merger

         At the meetings, you, the stockholders of Britton & Koontz and Louisiana Bancshares, will vote upon the merger agreement. If you approve the merger agreement and the other conditions to completing the merger are satisfied, we would anticipate that the merger would be consummated on December 1, 2000 or on such later date to be chosen by Britton & Koontz and Louisiana Bancshares.

         Stockholders of Louisiana Bancshares, other than those who exercise and perfect dissenters' rights under Louisiana law, will receive for each share of Louisiana Bancshares common stock 0.1054 of a share of fully-paid, non-assessable and registered common stock of Britton & Koontz. Louisiana Bancshares stockholders who would otherwise receive a fraction of a share of Britton & Koontz common stock will receive cash instead of that fractional share.

Outstanding Stock Options of Louisiana Bancshares, Inc. to be Converted

         There are currently outstanding options for Louisiana Bancshares directors and officers to acquire 447,099 additional shares of Louisiana Bancshares common stock. Each option that is not exercised prior to the merger will be converted into an option to purchase 0.1054 of a share of Britton & Koontz common stock.

Management and Operations after the Merger

o    Louisiana Bancshares will cease to exist after the merger.

o The business of Louisiana Bancshares will be conducted through Britton & Koontz after the merger.

o    Louisiana Bank will be merged into Britton & Koontz First National Bank.

o Two current Louisiana Bancshares directors - Mr. R. Andrew Patty, II and Vinod K. Thukral, Ph.D. - will be appointed as directors of Britton & Koontz and Britton & Koontz First National Bank.

The Boards of Directors Recommend Stockholder Approval

         The boards of directors of both Britton & Koontz and Louisiana Bancshares have unanimously approved the merger agreement and each board believes that the merger is in the best interests of its stockholders. The Britton & Koontz and Louisiana Bancshares boards recommend that you vote FOR approval of the merger agreement.

Basis for the Terms of the Merger

         Britton & Koontz and Louisiana Bancshares directors considered a number of factors in approving the terms of the merger, including:

o    the historical growth and value of Britton & Koontz common stock;

o information concerning the financial condition, results of operations and prospects of Britton & Koontz and Louisiana Bancshares;

o professional evaluations by National Capital Corporation and Mercer Capital Corporation of the economic fairness of the price to the Louisiana Bancshares and Britton & Koontz stockholders;

o the anticipated tax-free nature of the merger to Louisiana Bancshares stockholders for federal income tax purposes;

o the financial terms of other recent business combinations in the banking industry;

o    possible economic benefits to be derived by the combination; and

o in the case of Louisiana Bancshares, the treatment to be accorded to Louisiana Bancshares employees under the terms of the merger.

Opinion of Britton & Koontz Capital Corporation Financial Advisor

         Mercer Capital Corporation, a financial valuation consulting firm, has rendered an opinion to the Britton & Koontz board of directors that the terms of the merger are fair, from a financial point of view, to the stockholders of Britton & Koontz. The opinion is based on and subject to the procedures, matters and limitations described in it and other matters that Mercer Capital considered relevant. The fairness opinion of Mercer Capital is attached to this joint proxy statement-prospectus as Appendix B. We urge all Britton & Koontz stockholders to read the entire opinion, which includes a description of the procedures followed, matters considered and limitations on the reviews undertaken by Mercer Capital.

Opinion of Louisiana Bancshares Financial Advisor

         National Capital Corporation, an investment banking and financial advisory firm, has rendered an opinion to the Louisiana Bancshares board of directors that the terms of the merger are fair, from a financial point of view, to the stockholders of Louisiana Bancshares. The opinion is based on and subject to the procedures, matters and limitations described in it and other matters that National Capital considered relevant. The fairness opinion of National Capital is attached to this joint proxy statement-prospectus as Appendix C. We urge all Louisiana Bancshares stockholders to read the entire opinion, which includes a description of the procedures followed, matters considered and limitations on the reviews undertaken by National Capital.

Quorum and Vote Required at the Louisiana Bancshares Special Meeting.

         You can vote at the Louisiana Bancshares special meeting if you were the record owner of Louisiana Bancshares common stock at the close of business on October 13, 2000. On that date, there were 3,051,907 shares of Louisiana Bancshares common stock outstanding and entitled to vote. You can cast one vote for each share of Louisiana Bancshares common stock that you owned of record on that date. In order to approve the merger agreement, the holders of two-thirds of the voting power of Louisiana Bancshares present at the special meeting must vote in favor of the merger agreement. As of October 13, 2000, Louisiana Bancshares' directors and executive officers held approximately 35.2% of the outstanding shares of Louisiana Bancshares common stock entitled to vote at the Louisiana Bancshares special meeting.

Quorum and Vote Required at the Britton & Koontz Special Meeting

         You can vote at the Britton & Koontz special meeting if you were the record owner of Britton & Koontz common stock at the close of business on October 13, 2000. You can cast one vote for each share of Britton & Koontz common stock you owned of record on that date. The merger requires the approval of the holders of a majority of the outstanding shares of Britton & Koontz common stock. As of October 13, 2000, Britton & Koontz directors and executive officers held 27.9% of the outstanding shares of Britton & Koontz common stock entitled to vote at the Britton & Koontz special meeting. We expect the Britton & Koontz directors and officers to vote their shares for approval of the merger agreement.

Conditions to the Merger and Amendment of the Merger Agreement

         The merger is subject to certain conditions that must be met in order for the merger to be consummated:

o approval of the merger agreement by the required vote of the stockholders of Britton & Koontz and Louisiana Bancshares;

o approval of the merger by the Comptroller of the Currency, without imposing conditions to the approval that are unacceptable to Britton & Koontz;

o    the merger qualifying as a pooling of interests; and

o    the merger qualifying as a tax-free reorganization.

         The merger may not be consummated until at least 15 days after approval of the merger by the U.S. Comptroller of the Currency. Britton & Koontz and Louisiana Bancshares now anticipate that, if all approvals are received, the merger will be consummated on December 1, 2000.

         Nearly all of the conditions to consummation of the merger may be waived at any time by the party for whose benefit they were created, except that the requirement of stockholder and regulatory approvals may not be waived. Also, the merger agreement may be amended or supplemented at any time by written agreement of Britton & Koontz and Louisiana Bancshares. Any material change to the merger agreement after the date of the meetings however, would require a re-solicitation of the stockholders of Britton & Koontz and Louisiana Bancshares for the purpose of voting on the changed merger agreement. In addition, the merger agreement may be terminated, either before or after stockholder approval, under certain circumstances.

Interests of Certain Persons in the Merger that May be Different from Yours

         The executive officers and directors of Louisiana Bancshares have interests in the merger that are in addition to their interests as stockholders of Louisiana Bancshares. These interests include, among others:

o that R. Andrew Patty, II and Vinod K. Thukral, Ph.D., or two other Louisiana Bancshares directors, will become directors of Britton & Koontz after the merger;

o the continuation of certain employee benefits for employees of Louisiana Bancshares who become employees of Britton & Koontz;

o the acceleration of stock options of the president of Louisiana Bancshares and some of its other executive officers as a result of the merger;

o the fact that certain executive officers of Louisiana Bank will receive bonuses at the end of fiscal year 2001 in addition to any bonuses that they would otherwise qualify for as officers of Britton & Koontz, if they are still employed by Britton & Koontz;

o John S. Sylvest, President of Louisiana Bancshares, will receive certain benefits including, without limitation, a cash payment equal to approximately $188,500, pursuant to a severance agreement between Mr. Sylvest and Louisiana Bank; and
                                                         4

o the indemnification by Britton & Koontz of officers and directors of Louisiana Bancshares for certain liabilities following the merger.

Employee Benefits of Louisiana Bancshares Employees after the Merger

         Britton & Koontz has agreed to offer to all Louisiana Bancshares employees who become Britton & Koontz employees the same employee benefits as those offered by Britton & Koontz to its employees. Britton & Koontz will also give Louisiana Bancshares employees full credit for their years of service with Louisiana Bancshares, for both eligibility and vesting, to the extent permitted under the terms of the applicable plans.

Material Tax Consequences of the Merger

         Louisiana Bancshares stockholders generally will not recognize gain or loss for federal income tax purposes for shares of Britton & Koontz common stock they receive in the merger. Phelps Dunbar, L.L.P., counsel to Britton & Koontz, has issued an opinion to this effect. Louisiana Bancshares stockholders will, however, be taxed on cash received instead of any fractional share. Further, any Louisiana Bancshares stockholder who perfects dissenter's rights under Louisiana law, as described in the next section, will be taxed on cash received for his or her Louisiana Bancshares common stock.

         Tax laws are complex, and the tax consequences of the merger may vary depending upon your individual circumstances or tax status. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.

Dissenter's Rights (or Rights of Appraisal) You Will Have as a Result of the Merger

         If the merger is closed, both Britton & Koontz and Louisiana Bancshares stockholders will be entitled to dissenter's rights or rights of appraisal. If you perfect your dissenter's rights, or rights of appraisal, you will be entitled to receive the fair value of your shares of stock in cash as provided under Mississippi law (for Britton & Koontz stockholders) and Louisiana law (for Louisiana Bancshares stockholders). Appendices D and E include the relevant provisions of Mississippi and Louisiana law regarding dissenter's rights, or rights of appraisal. For more information, see the information beginning on page 44.

Differences in Rights of Louisiana Bancshares Stockholders after the Merger

         Louisiana Bancshares stockholders who receive shares of Britton & Koontz common stock in the merger will become Britton & Koontz stockholders. Their rights as stockholders then will be governed by Britton & Koontz's articles of incorporation and Britton & Koontz's bylaws, as well as Mississippi law. The rights of Britton & Koontz stockholders are different in certain respects from the rights of Louisiana Bancshares stockholders. Those differences are described in this joint proxy statement-prospectus.

Accounting Treatment of the Merger

         The parties intend the merger to be treated as a pooling-of-interests for financial accounting purposes. A number of things could prevent the merger from qualifying for this accounting treatment. For example, if the cash Britton & Koontz would be required to pay in the merger, including cash paid to dissenters, were more than 10% of the value of the Louisiana Bancshares common stock to be exchanged, then the merger would not qualify as a pooling-of-interests. In such a case, Britton & Koontz will abandon the merger.

Selected Financial Information of Britton & Koontz

         The following table sets forth certain consolidated financial information of Britton & Koontz based on the consolidated financial statements and related notes of Britton & Koontz contained in its annual report on Form 10-KSB for the year ended December 31, 1999 and in its quarterly report on Form 10-QSB for the six-month period ended June 30, 2000, copies of which accompany this joint proxy statement-prospectus. Information for the six- month periods ended June 30, 2000 and 1999 is unaudited.






                                                                                                                Six Months
                                                          Years Ended December 31,                            Ended June 30,
                                    -----------------------------------------------------------------  ---------------------------
                                      1999          1998         1997           1996           1995          2000         1999
                                    ---------    ---------   ----------    ------------   -----------  -------------  ------------
                                                 (In thousands, except per share amounts)                       (Unaudited)
Income Statement Data:

  Net interest income.............  $   8,245    $   7,257   $     6,888   $      6,354   $     6,053  $       4,590  $     4,011
  Provision for loan losses.......        275          162           160             50           175            160           90
                                    ---------    ---------   -----------   ------------   -----------  -------------  -----------
  Net interest income after
  provision for loan losses.......  $   7,970    $   7,095   $     6,728   $      6,304   $     5,878  $       4,430  $     3,921
  Noninterest income..............      1,718        1,496         1,445          1,377         1,327            964          855
  Noninterest expense.............      6,354        5,103         4,566          4,788         4,109          3,544        3,004
                                    ---------    ---------   -----------   ------------   -----------  -------------  -----------
  Income before taxes.............      3,334        3,488         3,607          2,893         3,096          1,850        1,772
  Income taxes....................      1,114        1,156         1,209            861           966            618          610
                                    ---------    ---------   -----------   ------------   -----------  -------------  -----------
  Net income......................      2,220        2,332         2,398          2,032         2,130          1,232        1,162

Balance Sheet Data:
  Total assets....................  $ 208,854    $ 173,573   $   162,057   $    151,303   $   151,787       $217,358  $   184,077
  Securities-held to maturity.....     46,553       30,724        38,728         43,412        46,794         55,726       32,292
  Securities-available for sale...      6,213       13,111         5,229          1,198         1,199          6,354    1,910,644
  Net loans.......................    139,141      118,285       106,156         95,322        91,999        156,977      127,768
  Total deposits..................    166,317      143,186       133,481        126,440       128,567        189,474      152,695
  Stockholders' equity............     20,152       19,249        17,982         16,521        15,371         20,669       19,699

Per Share Data:
  Net income(1)...................  $    1.26    $    1.32   $      1.36   $       1.15   $      1.21  $        0.70  $      0.66
  Book value .....................      11.40        10.89         10.18           9.36          8.71          11.79        11.15
  Dividends.......................       0.60         0.59          0.56           0.50          0.48           0.30         0.30
  Average shares outstanding......  1,767,064    1,767,064     1,766,007      1,764,288     1,759,796      1,760,166    1,767,064

Performance Ratios:
  Return on average assets........       1.16%        1.36%         1.53%          1.33%         1.40%          1.11%        1.27%
  Return on average equity........      11.11%       12.34%        13.67%         12.53%        14.25%         11.96%       11.77%
  Efficiency ratio(2).............      63.77%       58.30%        54.79%         61.94%        55.67%         63.81%       61.74%
  Net interest margin.............       4.64%        4.49%         4.66%          4.39%         4.22%          4.42%        4.69%

Asset Quality Ratios(3):
  Nonperforming assets to
  total loans and other real
  estate..........................       0.59%        0.64%         0.32%          0.72%         0.82%          0.58%        0.49%
  Net charge-offs to average
  loans...........................       0.14%        0.08%         0.10%          0.10%         0.22%          0.01%        0.05%
  Allowance for loan losses to
  total loans.....................       0.60%        0.63%         0.63%          0.65%         0.78%          0.63%        0.61%
  Allowance for loan losses to
  nonperforming loans(4)..........     116.54%      111.45%       248.79%        100.97%       143.29%        115.52%      139.66%

Capital Ratios:
  Tier 1 leverage ratio...........       9.41%       11.23%        11.26%         10.96%        10.14%          8.51%       10.38%
  Tier 1 risk-based capital ratio.      14.60%       16.62%        18.53%         18.76%        18.06%         13.16%       15.79%
  Total risk-based capital ratio..      15.25%       17.26%        19.22%         19.47%        18.91%         13.83%       16.44%




(1) Net income per share is based upon the average number of common shares outstanding during the period.

(2) Calculated by dividing total noninterest expenses by net interest income plus noninterest income, excluding securities gains or losses.

(3)  At period end, except net charge-offs to average loans.

(4) Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more.

Selected Financial Information of Louisiana Bancshares

         The following table sets forth certain consolidated financial information of Louisiana Bancshares. This information should be read in conjunction with Louisiana Bancshares' financial statements, the notes thereto, and its Management's Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 1999 and 1998 and for the six-month periods ended June 30, 2000 and 1999 included in this joint proxy statement-prospectus. Information for the six-month periods ended June 30, 2000 and 1999 is unaudited.




                                                                                                             Six Months
                                                           Years Ended December 31,                        Ended June 30,
                                     --------------------------------------------------------------   -------------------------
                                       1999        1998        1997           1996         1995           2000          1999
Income Statement Data:               ---------  ---------   ---------    ------------   -----------    ---------      ---------
                                                  (In thousands, except per share amounts)                   (Unaudited)

  Net interest income.............   $   1,783  $   1,663   $   1,362     $   1,121      $   1,099     $     912      $     854
  Provisions for loan losses......          12          9        (234)         (192)          (285)            6              6
                                     ---------  ---------   ---------     ---------      ---------     ---------      ---------
  Net interest income after
  provisions for loan losses......       1,771      1,654       1,596         1,313          1,384           906            848

  Noninterest income..............         170        155         142           128            114            74             94
  Noninterest expense.............       1,424      1,333       1,243         1,168          1,112           749            721
                                     ---------  ---------   ---------     ---------      ---------     ---------      ---------
  Income before taxes.............         517        476         495           273            386           231            221
  Income taxes....................         176        138         203            83             97            74             77
                                     ---------  ---------   ---------     ----------     ---------     ---------      ---------
  Net income......................         341        338         292           190            289           157            144

Balance Sheet Data:
  Total Assets....................     $43,048    $40,829     $31,861       $25,931        $22,838       $42,427        $41,069
  Securities-held to maturity.....         214        320         550           560            701           155            175
  Securities-available for sale...       2,222        253         626         2,038          2,701         2,707            741
  Net loans.......................      29,691     29,343      26,448        18,477         13,536        30,698         29,027
  Total deposits..................      32,069     31,870      28,462        23,034         20,073        34,184         33,087
  Stockholders' equity............       3,726      3,396       3,050         2,755          2,580         3,882          3,539

Per share data:
  Net income(1)...................       $0.11      $0.11       $0.10         $0.06          $0.09         $0.05          $0.05
  Book value .....................        1.22       1.11        1.00          0.90           0.85          1.27           1.16
  Dividends.......................           -          -           -             -              -             -              -
  Average shares outstanding......   3,051,907  3,051,907   3,045,700     3,045,700      3,045,700     3,051,907      3,051,907

Performance ratios:
  Return on average assets........        0.86%      0.88%       1.28%         0.86%          1.28%         0.77%          0.74%
  Return on average equity........       10.01%     10.06%      13.13%         7.59%         11.57%         8.59%          8.79%
  Efficiency ratio (2)............       72.91%     73.31%      82.65%        93.51%         91.67%        75.96%         75.42%
  Net interest margin.............        4.14%      4.26%       4.35%         4.30%          4.73%         4.42%          4.29%

Asset Quality Ratios(3):
  Nonperforming assets to
  total loans and other real
  estate..........................        1.12%      0.08%       0.84%         0.98%          1.33%         0.77%          0.30%
  Net charge-offs to average
  loans...........................        0.04%      0.20%       0.07%         0.00%          0.00%         0.14%          0.00%
  Allowance for loan losses to
  total loans.....................        1.06%      1.06%       1.33%         3.07%          4.14%         0.90%          1.09%
  Allowance for loan losses to
  nonperforming loans(4)..........       92.73%   1305.34%     156.44%       307.04%        299.65%       114.70%        357.26%

Capital Ratios(5):
  Tier 1 leverage ratio...........        8.90%      8.50%       9.30%        10.60%         11.60%         9.63%          8.65%
  Tier 1 risk-based capital ratio.       13.90%     12.50%      12.70%        15.60%         18.80%        13.70%         12.87%
  Total risk-based capital ratio..       15.10%     13.70%      14.00%        16.90%         20.00%        14.69%         14.06%



(1) Net income per share is based upon the average number of common shares outstanding during the period.

(2) Calculated by dividing total noninterest expenses by net interest income plus noninterest income, excluding securities gains or losses.

(3) At period end, except net charge-offs to average loans.

(4) Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more.

(5) Capital ratios are calculated according to Federal Reserve Board guidelines.

Pro Forma Combined Selected Financial Information (Unaudited)

         The following table sets forth certain unaudited pro forma combined selected financial information for Britton & Koontz, assuming that the merger had been closed at the beginning of each period. The pro forma information is presented for information purposes only. The results shown are not necessarily indicative of the actual results that might have occurred if the merger had been completed at the beginning of the periods presented. Also, this information is not necessarily indicative of results that might be achieved in the future if the merger is completed. See "Pro Forma Financial Information" contained elsewhere in this joint proxy statement- prospectus.





                                                                                    Twelve Months Ended December 31,
                                                                                  1999           1998             1997
                                                                                --------       ---------       ---------
                                                                                (In thousands, except per share amounts)

Net interest income.....................................................         $10,028         $8,920          $8,250
Income from continuing operations.......................................          $2,561         $2,670          $2,690
Per common share:
Income from continuing operations:

      Basic.............................................................           $1.23          $1.28           $1.29
      Diluted...........................................................           $1.22          $1.27           $1.28
  Cash dividends........................................................           $0.60          $0.59           $0.56
  Book value............................................................          $11.55         $10.83          $10.05
SELECTED PERIOD-END BALANCES:
Debt....................................................................         $26,332        $13,016          $6,859
Total assets............................................................        $251,902       $214,402        $193,918




Comparative Per Share Information (Unaudited)

         The following table shows certain comparative per share data relating to net income, cash dividends and book value. The equivalent pro forma information is based on an exchange ratio of 0.1054 of a share of Britton & Koontz common stock for each share of Louisiana Bancshares common stock exchanged in the merger.

         We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had Britton & Koontz and Louisiana Bancshares completed the merger at the times indicated; and it does not necessarily indicate what future results of operations or combined financial position will be.

         You should read the information shown below in conjunction with the historical consolidated financial statements of Britton & Koontz and Louisiana Bancshares and the notes provided with them. See "How to Obtain Additional Information" and "Certain Information Concerning Louisiana Bancshares --
Management's Discussion and Analysis of Financial Condition and Results of Operations."







                                                                                          Pro Forma
                                                                                          Britton &         Louisiana
                                                                                         Koontz (with       Bancshares
                                                       Britton        Louisiana           Louisiana         Pro Forma
                                                       & Koontz       Bancshares          Bancshares)       Equivalent
                                                       --------       ----------         ----------         ----------
Net income per share

Basic per share income for the
periods ended:

         June 30, 2000                                  $0.70            $0.05              $0.66              $0.07
         December 31, 1999                              $1.26            $0.11              $1.23              $0.13
         December 31, 1998                              $1.32            $0.11              $1.28              $0.13
         December 31, 1997                              $1.36            $0.10              $1.29              $0.14

Fully diluted per share income for the
periods ended:

         June 30, 2000                                  $0.70            $0.05              $0.66              $0.07
         December 31, 1999                              $1.26            $0.10              $1.22              $0.13
         December 31, 1998                              $1.32            $0.10              $1.27              $0.13
         December 31, 1997                              $1.36            $0.09              $1.28              $0.13

Cash dividends per share for the
twelve months ended:

         December 31, 1999                              $0.60            $  --              $0.60              $0.06
         December 31, 1998                              $0.59            $  --              $0.59              $0.06
         December 31, 1997                              $0.59            $  --              $0.59              $0.06

Book value per share

         December 31, 1999                              $11.40           $1.22             $11.55              $1.22
         December 31, 1998                              $10.89           $1.11             $10.83              $1.14
         December 31, 1997                              $10.18           $1.00             $10.05              $1.06


                                                        10





                                  RISK FACTORS

         In addition to the other information in this joint proxy statement-prospectus, the following factors with respect to Britton & Koontz should be carefully considered in connection with the proposed merger. This discussion is intended to illustrate certain potential risks associated with an investment in Britton & Koontz common stock and does not represent Britton & Koontz's management's expectation of what necessarily will occur if the merger is completed.

Britton & Koontz stock is thinly traded, and there can be no assurance that the stock will be freely tradable in the future.

         Britton & Koontz common stock trades sporadically on the Nasdaq Small Cap Market. There can be no assurance that a market for the Britton & Koontz common stock will be sustained in the future. At present, there are two market makers for the Britton & Koontz common stock; however, the market makers are not obligated to continue to make a market for Britton & Koontz common stock. If the market makers do not continue to make a market in Britton & Koontz common stock, shares received in the merger may be difficult to sell.

The market price of Britton & Koontz common stock may be volatile.

         The market price of the Britton & Koontz common stock may be volatile depending on various factors, including the amount of shares placed for sale at any particular time, the general economy, stock market conditions, announcements by Britton & Koontz or its competitors and fluctuations in the operating results of Britton & Koontz. There can be no assurance that Britton & Koontz common stock will retain the market value it has at the time of the merger.

Shares of Britton & Koontz common stock are not insured by the FDIC

         Neither the Federal Deposit Insurance Corporation nor any other governmental agency insures the shares of Britton & Koontz common stock.

Britton & Koontz may experience difficulties in managing growth.

         As part of Britton & Koontz's overall growth strategy, Britton & Koontz may acquire banks and related businesses which Britton & Koontz's board of directors believes provide a strategic fit with its business. To the extent that Britton & Koontz does grow, we cannot assure you that Britton & Koontz will be able to adequately and profitably manage such growth. In addition, Britton &
Koontz may not obtain regulatory approval for acquisitions proposed to be undertaken in the future. Acquiring other banks and businesses will involve risks commonly associated with acquisitions, including:

o    potential exposure to liabilities of any acquired banks and businesses;

o difficulty and expense of integrating the operations and personnel of any acquired banks and businesses;

o    potential disruption to Britton & Koontz's business;

o    potential diversion of Britton & Koontz's  management's time and attention;
     and

o impairment of relationships with and the possible loss of key employees and customers of any acquired banks and businesses.

It may be difficult for Britton & Koontz to maintain its historical growth rate.

         Britton & Koontz opened additional branches in the past few years that significantly enhanced its rate of growth. We make no assurances that Britton & Koontz will continue to sustain this rate of growth or grow at all. Britton & Koontz may target acquisition candidates that a variety of larger financial institutions with substantially greater resources than it also may be interested in acquiring, which may make it more difficult for Britton & Koontz to acquire any candidate.

There are special risks associated with the proposed merger

         Britton & Koontz has never acquired another commercial bank. The success of the merger will depend on a number of factors including, but not limited to, Britton & Koontz's ability to:

o    integrate Louisiana Bancshares' operations into its current operations;

o maintain existing relationships with depositors in Louisiana Bank to minimize withdrawals of deposits subsequent to the merger;

o maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Louisiana Bank;

o control the incremental non-interest expense from Louisiana Bank to maintain overall operating efficiencies;

o    retain and attract qualified personnel; and

o compete effectively in the communities served by Louisiana Bank and in nearby communities.

There can be no assurance that Britton & Koontz will be able to manage effectively its growth resulting from the merger.

Government regulation and legislation could hurt business and prospects of banks.

         Britton & Koontz and Louisiana Bancshares and their respective banking subsidiaries are subject to extensive state and federal regulation, supervision and legislation which govern almost all aspects of their operations. Their businesses are particularly susceptible to being affected by the enactment of federal and state legislation which may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities or enhancing the competitive position of other financial institutions. These laws are subject to change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds and not for the protection of stockholders of Britton & Koontz or Louisiana Bancshares. Britton & Koontz cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on its business and prospects, but it could be material and adverse. For information about regulation and supervision of banks and bank holding companies, see
"Information About Britton & Koontz - Regulatory Considerations" and "Information About Louisiana Bancshares - "Supervision and Regulation."

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This joint proxy statement-prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Britton & Koontz and Louisiana Bancshares believe, concerning their respective statements, that the expectations reflected in forward-looking statements are reasonable, the statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results to differ materially from Britton & Koontz's and Louisiana Bancshares' expectations.

         Britton & Koontz and Louisiana Bancshares have made and will make forward-looking statements in their written documents and oral presentations. Such statements are based on Britton & Koontz's and Louisiana Bancshares' managements' beliefs as well as assumptions made by and information currently available to Britton & Koontz and Louisiana Bancshares management. When used in Britton & Koontz's and Louisiana Bancshares' documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection,"
"forecast," "goal" and similar expressions are intended to identify forward-looking statements.

         In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause Britton & Koontz's or Louisiana Bancshares' actual results to differ materially from those contemplated in any forward-looking statements include, among others:

o    increased competition,

o    regulatory factors,

o    economic conditions,

o    changing market conditions,

o    availability or cost of capital,

o    employee workforce factors,

o    cost and other effects of legal and administrative proceedings, and

o    changes in federal, state or local legislative requirements.

         Britton & Koontz and Louisiana Bancshares undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements.

                            THE PARTIES TO THE MERGER

Britton & Koontz Capital Corporation

         Britton & Koontz is a Mississippi corporation registered under the Bank Holding Company Act of 1956, as amended. As of June 30, 2000, Britton & Koontz had total consolidated assets of approximately $238 million and stockholders' equity of approximately $20.7 million.

         Britton & Koontz's sole banking subsidiary is Britton & Koontz First National Bank. Britton & Koontz First National Bank provides retail and commercial banking services through banking offices located in Natchez and Vicksburg, Mississippi.

         From time to time, Britton & Koontz investigates and holds discussions and negotiations in connection with possible mergers or similar transactions with other financial institutions. On the date of this joint proxy statement-prospectus, Britton & Koontz's merger agreement with Louisiana Bancshares is the only definitive agreement relating to a merger to which Britton & Koontz is a party. Britton & Koontz expects to pursue other possible acquisition opportunities in the future. Britton & Koontz may enter into any such transactions before or after the merger with Louisiana Bancshares. The terms of any future transactions cannot be predicted at this time. Future transactions would be subject to regulatory approval and the approval of stockholders as required by law.

         The principal executive offices of Britton & Koontz are located at:

                           500 Main Street
                           Natchez, Mississippi 39120
                           Telephone: (601) 445-5576
                           e-mail: corporate@bkbank.com

         For additional information concerning the business and financial condition of Britton & Koontz, please refer to "Incorporation of Certain Documents by Reference" and the 1999 annual report and June 30, 2000 quarterly report accompanying this joint proxy statement-prospectus.

Louisiana Bancshares, Inc.

         Louisiana Bancshares is a Louisiana corporation registered under the federal Bank Holding Company Act of 1956, as amended, and owns all of the issued and outstanding shares of stock of Louisiana Bank & Trust Company, Baton Rouge, Louisiana. As of June 30, 2000, Louisiana Bancshares had total consolidated assets of $42.4 million and stockholders' equity of $3.9 million.

         Louisiana Bank is a community bank that operates two banking offices in Baton Rouge, Louisiana. Its principal executive office is located at:

                           7142 Florida Boulevard
                           Baton Rouge, Louisiana 70806
                           Telephone: (225) 924-0984


         Additional information concerning the business and financial condition of Louisiana Bancshares is included below under the headings "Information About Louisiana Bancshares" and "Financial Statements of Louisiana Bancshares."


                           SPECIAL MEETING INFORMATION

         You have received this joint proxy statement-prospectus because the boards of directors of Britton & Koontz and Louisiana Bancshares are soliciting your proxy for the Britton & Koontz and Louisiana Bancshares special meetings, respectively. Each copy of this joint proxy statement-prospectus mailed to holders of Britton & Koontz and Louisiana Bancshares common stock is accompanied by a proxy card for use at either the Britton & Koontz or Louisiana Bancshares special meeting and at any adjournment of the special meeting. Only holders of record of Britton & Koontz common stock or Louisiana Bancshares common stock on October 13, 2000 are entitled to notice of and to vote at the respective meetings.

         At the special meetings, stockholders will consider and vote upon the merger agreement and any other matters that are properly brought before the meetings or any adjournments of the meetings.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope.

Solicitation and Revocation of Proxies

         If you have delivered a proxy for the meetings, you may revoke it any time before it is voted by:

o    attending the meeting and voting in person;

o giving written notice revoking your proxy to the corporate secretary at or before the special meeting; or

o submitting a signed proxy card dated later than your initial proxy, and if it is received before the meeting, the later-dated proxy will be voted.

         The Britton & Koontz and Louisiana Bancshares boards of directors have appointed proxies who will vote as directed all proxy cards received at or prior to the special meetings and not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, such proxies will vote your shares FOR approval of the merger agreement. If any other matters are properly presented at the special meetings for consideration, the persons named in the proxy card will have discretionary authority to vote on those matters. The Britton & Koontz and Louisiana Bancshares boards are not aware of any matter to be presented at the special meetings other than the proposal to approve the merger agreement.

         Each company will bear the cost of soliciting proxies from its stockholders, except that Britton & Koontz will bear all expenses incurred in printing and mailing this joint proxy statement-prospectus. Each company will solicit stockholder votes by mail, and maybe by telephone or other means of telecommunications. Directors, officers and employees of the companies may also solicit stockholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. Britton & Koontz's stock transfer agent, American Stock Transfer and Trust Company, will also assist in the solicitation of proxies from brokers and nominees of stockholders for the Britton & Koontz special meeting. Britton & Koontz estimates that fees and expenses of American Stock Transfer & Trust Company will not exceed $1,000, plus out-of-pocket costs and expenses. Britton & Koontz and Louisiana Bancshares will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

         Louisiana Bancshares stockholders should not forward any stock certificates with their proxy cards. If the merger agreement is approved, Louisiana Bancshares stockholders will receive instructions regarding the exchange of their stock certificates after the merger has been consummated.

Record Date; Quorum and Vote Required

         The record date for each meeting is October 13, 2000. Britton & Koontz and Louisiana Bancshares stockholders of record as of the close of business on that day will receive notice of the meetings and will be able to vote at the meetings. As of October 13, 2000, there were 1,752,564 shares of Britton & Koontz common stock outstanding and entitled to vote at the Britton & Koontz special meeting and 3,051,907 shares of Louisiana Bancshares common stock outstanding and entitled to vote at the Louisiana Bancshares special meeting.

         The presence, in person or by proxy, of a majority of the shares of Britton & Koontz and Louisiana Bancshares entitled to vote on the merger agreement is necessary to constitute a quorum at each meeting. Each share of Britton & Koontz and Louisiana Bancshares common stock outstanding on October 13, 2000 entitles its holder to one vote as to the approval of the merger agreement and any other proposal that may properly come before the meeting.

         Britton & Koontz and Louisiana Bancshares will count their respective shares of common stock present in person at their respective meeting but not voting, and their respective shares of common stock for which they have received proxies but with respect to which holders of such shares have abstained, as present at the respective meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

         Under Mississippi Law, approval of the merger agreement requires the affirmative vote of the holders of a majority of all votes entitled to be cast on the merger agreement at the Britton & Koontz meeting. Abstentions and broker non-votes will have the effect of a vote against the merger at the Britton & Koontz special meeting.

         The articles of incorporation of Louisiana Bancshares require the affirmative vote of the holders of no less than two-thirds of the voting power present at the Louisiana Bancshares special meeting to approve the merger agreement. Abstentions will be counted for purposes of determining whether the merger is approved at the Louisiana Bancshares special meeting, but broker non-votes will not be counted.

         The Britton & Koontz and Louisiana Bancshares boards urge their respective stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the record date for the meetings, Britton & Koontz directors and executive officers beneficially owned a total of 488,786 shares, or approximately 27.9%, of the outstanding shares of Britton & Koontz common stock, and Louisiana Bancshares directors and executive officers beneficially owned a total of 1,073,562 shares, or approximately 35.2%, of the outstanding shares of Louisiana Bancshares common stock. These individuals are expected to vote their stock in favor of approving the merger agreement.

Recommendations of the Boards of Directors of Britton & Koontz and Louisiana Bancshares

         The Britton & Koontz board of directors has unanimously approved the merger agreement and believes that the merger is in the best interests of Britton & Koontz and its stockholders. The Britton & Koontz board recommends that holders of Britton & Koontz common stock vote FOR approval of the merger agreement. In making their recommendation to stockholders, the Britton & Koontz directors considered, among other things, the fairness opinion of Mercer Capital, which concludes that the terms of the merger are fair to Britton & Koontz's stockholders from a financial point of view. See "Proposed Merger -- Background of the Merger" and "Proposed Merger -- Opinion of Mercer Capital," below.

         The Louisiana Bancshares board of directors has unanimously approved the merger agreement and believes the merger is in the best interests of Louisiana Bancshares and its stockholders. The Louisiana Bancshares board recommends that holders of Louisiana Bancshares common stock vote FOR approval of the merger agreement. In making their recommendation to stockholders, the Louisiana Bancshares directors considered, among other things, the fairness opinion of National Capital, which concludes that the terms of the merger are fair to Louisiana Bancshares' stockholders from a financial point of view. See "Proposed Merger -- Background of the Merger" "Proposed Merger -- Reasons for the Merger and Recommendations of the Boards of Directors" and "Proposed Merger -- Opinion of National Capital," below.

                                 PROPOSED MERGER

         This section of the joint proxy statement-prospectus describes certain aspects of the merger. The following description is not intended to include every aspect of the merger, but rather focuses on only the significant terms of the merger. This discussion is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement-prospectus and is incorporated herein by reference. We urge you to read the merger agreement carefully and in its entirety.

General

         If the stockholders of Britton & Koontz and Louisiana Bancshares approve the merger agreement and the other conditions to the consummation of the merger are satisfied, Louisiana Bancshares will be merged with and into Britton & Koontz. Britton & Koontz will exchange shares of Britton & Koontz common stock, plus cash instead of any fractional share, for each outstanding share of Louisiana Bancshares common stock as to which rights of appraisal have not been exercised and perfected. Each share of Britton & Koontz common stock outstanding immediately prior to the effective date of the merger will remain outstanding and unchanged as a result of the merger, unless the holder exercises dissenters' rights.

Background of the Merger

         Louisiana Bank, organized in 1986, is a Louisiana state bank headquartered in Baton Rouge, Louisiana. Like other community banks, the core of Louisiana Bank's business has consisted of attracting deposits from the general public and originating loans to consumers, to finance the acquisition, construction, or improvement of residential properties and to finance small commercial projects in the market area served by Louisiana Bank.

         Since the formation of Louisiana Bancshares as the holding company for Louisiana Bank in 1996, the board of directors of Louisiana Bancshares has analyzed strategic alternatives available to it and Louisiana Bank. Historically, the strategic alternatives focused on providing short term versus long term profitability. Louisiana Bancshares' strategy was to run the company with a view toward developing quality growth in its core banking operations and, at the same time, to review methods of increasing return to its stockholders.

         During the first half of 1999, the board of directors of Louisiana Bancshares reviewed various strategic alternatives. In light of its niche market and concentration in commercial real estate loans, the board decided that it should look into the possibility of a merger. The board retained National Capital to assist it in determining whether a sale of Louisiana Bancshares or Louisiana Bank was in the best interests of the company and its stockholders. The board also formed a merger and acquisition committee, comprised of Mr. Dale Matherne, Mr. R. Andrew Patty II and Mr. Thomas Sylvest, to work with National Capital and evaluate the various strategic alternatives available to Louisiana Bancshares. With the assistance of the committee, National Capital prepared a confidential disclosure package to provide information about Louisiana Bancshares and Louisiana Bank to possible acquirors.

         National Capital sent out a total of six disclosure packages. National Capital received two indications of interest. The first indication of interest proposed a merger for approximately $5,000,000 in cash. The committee, with the assistance of National Capital, considered the proposal and found the offer insufficient.

         The second indication of interest was received from Britton & Koontz, which proposed a merger with stock as the consideration. After analyzing the Britton & Koontz proposal, which analysis included potential synergies, increased services and products to customers, minimal employee overlap, dividend history and market liquidity, the committee recommended to the board that the Britton & Koontz offer presented an attractive opportunity to Louisiana Bancshares and its stockholders.

         On June 21,  2000,  the  board of  directors  of  Louisiana  Bancshares
authorized        its   officers       to sign a  nonbinding  letter  of  intent
with Britton & Koontz pursuant to which Louisiana Bancshares' stockholders would receive approximately 365,000 shares of Britton & Koontz common stock in the aggregate. Louisiana Bancshares retained legal counsel to assist it in preparing the definitive agreement with Britton & Koontz. Upon completion of the negotiated definitive agreement, the full board of directors met to consider the offer.

         After a thorough discussion and consideration of the factors discussed below under "Reasons for the Merger and Recommendation of the Boards of Directors," the Louisiana Bancshares board and the Britton & Koontz board unanimously approved the merger agreement and authorized the execution of the merger agreement. The merger agreement was signed on August 25, 2000.

Reasons for the Merger and Recommendations of the Boards of Directors

Determination of the Louisiana Bancshares Board of Directors

         In  reaching  its  conclusion  to approve  the  merger,  the  Louisiana
Bancshares board of directors considered a number of factors. Louisiana Bancshares' board did not assign any relative or specific weights to the factors considered. Among other things, the Louisiana Bancshares board considered the following:

o    the recommendation of the merger and acquisition committee;

o the likelihood that the transaction would give Louisiana Bancshares stockholders greater liquidity, as there is currently no active trading market for their shares of Louisiana Bancshares common stock, while Britton & Koontz common stock is quoted and traded on the Nasdaq SmallCap Market;

o the expectation that the transaction would be tax-free to the Louisiana Bancshares stockholders;

o the consideration to be received by Louisiana Bancshares stockholders in the merger, which the Louisiana Bancshares board of directors believed to represent an attractive premium and to be fair to the Louisiana Bancshares stockholders from a financial point of view;

o the growth prospects of Louisiana Bank and the fact that the present size and market position of Louisiana Bancshares and its subsidiary bank make acquisitions of other banking institutions extremely difficult;

o the state of the banking industry generally and the increased competition brought about by consolidation, deregulation and other factors, as well as the financial size and resources necessary to compete in this environment;

o the merger consideration in relation to the book value, assets and earnings of Louisiana Bancshares and Britton & Koontz;

o information concerning the financial condition, results of operations and prospects of Louisiana Bancshares, including the return on assets and return on equity of Louisiana Bancshares; and

o the opinion of National Capital as to the fairness of the consideration to Louisiana Bancshares stockholders from a financial point of view.

         Louisiana Bancshares board of directors' determination was based on, among other things, a comparison of the terms of the proposed transaction with other recent bank mergers and acquisitions, the evaluation of publicly available information regarding Britton & Koontz, the review and evaluation of other information concerning the valuation of banks and analyses of recent bank acquisitions, and the review and evaluation of financial information and analyses regarding Britton & Koontz and Louisiana Bancshares' financial advisor National Capital. The Louisiana Bancshares board of directors determined that the premium to be received by the Louisiana Bancshares stockholders pursuant to the merger agreement is within the range of premiums in recent comparable bank transactions in the State of Louisiana and the Southeast, generally, and represented more value than Louisiana Bancshares management believed it could generate by remaining independent.

         Louisiana Bancshares' board of directors believes that the terms of the merger agreement, which are the product of arms-length negotiations between Louisiana Bancshares and Britton & Koontz, are in the best interests of Louisiana Bancshares and its stockholders. In the course of reaching its determination, Louisiana Bancshares' board of directors consulted with legal counsel with respect to its legal duties, the terms of the merger agreement and the issues related thereto, with its investment banker/financial advisor with respect to the financial aspects and fairness of the transaction and with senior management regarding, among other things, operational matters.

         More specifically, in reaching its determination to approve the merger agreement, Louisiana Bancshares' board of directors considered a number of factors, including:

o the current condition and growth prospects of Louisiana Bancshares, its historical results of operations and its prospective results of operations if it were to remain independent;

o the current operating environment, including, but not limited to, the mergers and increasing competition in the banking and financial services industries, the prospect for further changes in these industries and the importance of being able to capitalize on developing opportunities in these industries;

o the presentation of National Capital and the fact that National Capital would render an opinion that the consideration to be received in the merger by the Louisiana Bancshares stockholders was fair to such stockholders from a financial point of view;

o the fact that the merger will be a tax-free exchange to the Louisiana Bancshares stockholders for federal income tax purposes and that Louisiana Bancshares' obligation to consummate the merger is conditioned on receipt of an opinion of Phelps Dunbar, L.L.P. to this effect;

o the detailed financial analyses and other information with respect to Louisiana Bancshares and Britton & Koontz, discussed by National Capital, as well as Louisiana Bancshares' board's own knowledge of Louisiana Bancshares, Britton & Koontz and their respective businesses;

o the value of Louisiana Bancshares common stock continuing as a stand-alone entity compared to the effect of Louisiana Bancshares combining with Britton & Koontz in light of the facts summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, and the belief of the Louisiana Bancshares board of directors and management that the merger offered the best transaction available to Louisiana Bancshares and its stockholders;

o the greater financial and management resources and customer product offerings, including Internet banking products, of Britton & Koontz, which could increase the competitiveness of the combined institution in the market area and its ability to serve the depositors, customers and the communities served by Louisiana Bancshares; and

o    the opportunities for growth and leveraging Louisiana Bancshares' capital.

         After deliberating with respect to the merger and the other transactions contemplated by the merger agreement, considering, among other things, the matters discussed above and the opinion of National Capital referred to above, the Louisiana Bancshares board of directors approved and adopted the merger agreement and the transactions contemplated thereby as being in the best interests of Louisiana Bancshares and its stockholders.

The Louisiana Bancshares board of directors has unanimously approved the merger and unanimously recommends that Louisiana Bancshares stockholders vote "FOR" approval of the merger.

Opinion of National Capital Corporation

         Louisiana Bancshares retained National Capital Corporation as its financial advisor to render an opinion to the Louisiana Bancshares board of directors concerning the fairness, from a financial point of view, to Louisiana Bancshares stockholders of the consideration to be paid pursuant to the merger agreement. National Capital was retained by Louisiana Bancshares on the basis of, among other things, its experience and expertise in the banking industry in Louisiana. As part of its investment banking business, National Capital is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive bids, private placements and valuations for various other purposes.

         On August 25, 2000, National Capital delivered its written opinion to the board of directors of Louisiana Bancshares that as of August 25, 2000, and based upon and subject to certain matters stated in such opinion, the consideration to be paid is fair, from a financial point of view, to Louisiana Bancshares stockholders.

         The full text of the written opinion of National Capital, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. Louisiana Bancshares stockholders are encouraged to read this opinion carefully in its entirety. National Capital's opinion is directed only to the fairness to Louisiana Bancshares stockholders, from a financial point of view, of the consideration to be paid, and does not address any other aspect of the merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Louisiana Bancshares special meeting. The summary of the opinion of National Capital set forth in this joint proxy statement-prospectus is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its opinion, National Capital reviewed the merger agreement and held discussions with certain senior officers, directors and other representatives and advisors of Britton & Koontz and certain senior officers and other representatives and advisors of Louisiana Bancshares concerning the businesses, operations and prospects of Britton & Koontz and Louisiana Bancshares. National Capital examined certain publicly available business and financial information relating to Britton & Koontz and Louisiana Bancshares as well as certain financial forecasts, to the extent publicly available, and other data for Britton & Koontz and Louisiana Bancshares that were provided to
National Capital by the respective management teams of Britton & Koontz and Louisiana Bancshares, including information relating to certain strategic implications and operational benefits anticipated from the merger. National Capital reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Britton & Koontz and Louisiana Bancshares common stock, and the capitalization and financial condition of Britton & Koontz and Louisiana Bancshares. National Capital considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that National Capital believed relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses National Capital considered relevant in evaluating those of Britton & Koontz and Louisiana Bancshares. In addition to the foregoing, National Capital conducted such other analyses and examinations and considered such other financial, economic and market criteria as National Capital deemed appropriate to arrive at its opinion. National Capital noted that its opinion was necessarily based upon information available and other conditions and circumstances existing and disclosed to National Capital as of the date of its opinion.

         In conducting its review and rendering its opinion, National Capital assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with National Capital. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with National Capital, the management teams of Britton & Koontz and Louisiana Bancshares advised National Capital that such forecasts and other information were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management teams of Britton & Koontz and Louisiana Bancshares as to the future financial performance of Britton & Koontz and Louisiana Bancshares and the strategic implications and operational benefits anticipated from the merger. National Capital assumed that the merger would be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes.

         National Capital did not express an opinion as to what the value of Britton & Koontz common stock actually will be when issued pursuant to the merger or the price at which Britton & Koontz common stock will trade subsequent to the merger. In addition, National Capital did not make or obtain an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Britton & Koontz or Louisiana Bancshares nor did National Capital make any physical inspection of the properties or assets of Britton & Koontz or Louisiana Bancshares. National Capital was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Louisiana Bancshares or the effect of any other transaction in which Louisiana Bancshares might engage. In addition, National Capital was not asked to and did not assist in recommending the specific consideration payable in the merger. Louisiana Bancshares imposed no limitations on National Capital with respect to the investigations made or procedures followed by National Capital in rendering its opinion.

         The following is a summary of the principal analyses performed by National Capital in connection with its opinion.

         Summary Transaction Analysis. National Capital reviewed the terms of the proposed transaction, including the consideration to be received and the aggregate transaction value. National Capital reviewed the implied value of the consideration offered, based upon a market price per share of $14.35 per share of Britton & Koontz common stock (the average closing price of Britton & Koontz for 20 business days preceding August 25, 2000). This indicates an implied value of $1.51 per share of Louisiana Bancshares common stock. National Capital's analysis assumed 3,051,907 shares of Louisiana Bancshares common stock outstanding and 477,099 unexercised options to acquire shares of Louisiana Bancshares common stock for a total of 3,499,006 fully diluted shares. The implied aggregate transaction value was $5,237,750, as of August 25, 2000. National Capital calculated that as of June 30, 2000, the aggregate transaction value represented 1.4 times Louisiana Bancshares' stated tangible book value at June 30, 2000, 15.3 times Louisiana Bancshares' earnings for the trailing four quarters ended June 30, 2000, 15.30% of total deposits at June 30, 2000, 12.3% of the total assets of Louisiana Bancshares at June 30, 2000, and a 5.6% premium over tangible book value measured as a percent of core deposits.

         Contribution Analysis. National Capital performed a contribution analysis on the combination of Britton & Koontz and Louisiana Bancshares using June 30, 2000 financial data. Louisiana Bancshares will contribute 15.1% of total assets, 15.3% of total deposits, 18% of core deposits, 15.6% of equity capital and 13% of trailing four quarter earnings of the combined company. In exchange for these balance sheet and income contributions, the stockholders of Louisiana Bancshares and Louisiana Bancshares employees who hold options, will receive or have options to acquire approximately 17.4% of the voting power of the combined company in the aggregate. Based on National Capital's assumptions, the transaction would be accretive to book value and earnings per share for Louisiana Bancshares stockholders. In addition, Britton &
Koontz has historically paid a substantial semi-annual cash dividend on its shares of common stock which the former stockholders of Louisiana Bancshares would receive subsequent to the consummation of the merger. Louisiana Bancshares has not historically paid a dividend.

         Non-Dilutive Exchange Analysis. National Capital also performed an analysis involving hypothetical non-dilutive exchange transactions with 13 publicly traded companies with significant operations in Louisiana and Mississippi. The average value of the resulting shares received in the exchanges was $1.45 per share assuming a 40% control premium after determining the "as if freely traded minority value" yielded from the values of publicly traded companies stock in the open market.

         No company used in the publicly traded comparable companies is identical to Louisiana Bancshares. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations concerning differences in financial and operating characteristics of the companies and other factors. Statistical analysis, such as determining the average, or the median, is not, in itself, a meaningful method of using comparable company or transaction data.

         Discounted Cash Flow Analysis. National Capital performed a discounted cash flow analysis of the projected earnings of Louisiana Bancshares for the fiscal years 2000 through 2004 based on projections provided by Louisiana Bancshares management. Using this information, National Capital calculated a range of equity values for Louisiana Bancshares based on the sum of (a) the present value of the earnings Louisiana Bancshares and (b) the present value of the estimated sale value of Louisiana Bancshares assuming that it was sold at the end of fiscal year

2004. In performing its discounted cash flow analysis, National Capital assumed, among other things, discount rates of 15% to 20%. Those discount rates reflect National Capital's qualitative judgments concerning the specific risk associated with such an investment and the historical and projected operating performance of Louisiana Bancshares. This analysis resulted in a range of equity values for Louisiana Bancshares of $4.568 million to $5.531 million, with a median of $4.925 million.

         The summary of the National Capital opinion set forth above does not purport to be a complete description of the analyses performed by National Capital. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. National Capital believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the opinion. In addition, National Capital may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Louisiana Bancshares or the combined company.

         In performing its analyses, National Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Louisiana Bancshares or Britton & Koontz. The analyses performed by National Capital are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of National Capital's analysis of the fairness, from a financial point of view, of the consideration to be paid to Louisiana Bancshares stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

Determination of the Britton & Koontz Board of Directors

         In reaching its decision to approve the merger, the Britton & Koontz board consulted with its legal counsel regarding the terms of the transaction, with financial advisors regarding financial aspects and fairness of the transaction and with senior management relative to operational and other matters. Without assigning any relative or specific weights, the Britton & Koontz board of directors considered all of the factors it deemed material, both from a short-term and long-term perspective, which are the following:

o detailed information concerning the business, earnings, asset quality and financial condition of Louisiana Bancshares, as well as the Britton & Koontz board of directors own knowledge of Louisiana Bancshares and its business;

o the opportunity for achieving revenue enhancements from the combined operations and the ability of the Louisiana Bancshares franchise to contribute to the earnings of Britton & Koontz;

o    the opportunities for Britton & Koontz in the Baton Rouge area market;

o the treatment of the merger as a tax-free exchange of Louisiana Bancshares common stock for Britton & Koontz common stock;

o the treatment of the merger as a pooling-of-interests for accounting purposes; and

o the compatibility and continued involvement of certain of the management and board of directors of Louisiana Bancshares with Britton & Koontz.

         Britton & Koontz has also received the opinion of Mercer Capital that the terms of the merger are fair to the stockholders of Britton & Koontz from a financial point of view. For these reasons, the Britton & Koontz board of directors believes that the merger will enhance the business and operations of Britton & Koontz and is in the best interests of Britton & Koontz and its stockholders.

The Britton & Koontz board of directors has unanimously approved the merger and unanimously recommends that Britton & Koontz stockholders vote "FOR" approval of the merger agreement.

Opinion of Mercer Capital to Britton & Koontz

         Mercer Capital Management, Inc. is a business valuation and strategic financial advisory firm located in Memphis, Tennessee. As part of its advisory business, Mercer engages in the review of the fairness of bank acquisition transactions from a financial perspective and in the valuation of banks and other businesses in connection with mergers, acquisitions, and other transactions. Neither Mercer nor any of its affiliates has a material financial interest in Britton & Koontz or Louisiana Bancshares. Mercer was selected to advise the Britton & Koontz board of directors based upon its familiarity with Britton & Koontz, the regional community banking industry, and its knowledge of the banking industry as a whole.


         Mercer delivered a written opinion as of the date of this joint proxy statement-prospectus that the consideration paid by the holders of Britton & Koontz common stock under the merger agreement was fair to such stockholders from a financial point of view. A copy of the Mercer fairness opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this joint proxy statement-prospectus and should be read in its entirety. The summary of the Mercer fairness opinion set forth herein is qualified in its entirety by reference to the text of the Mercer fairness opinion.

         Mercer was engaged by Britton & Koontz to render the fairness opinion and to act as an advisor to the Britton & Koontz board of directors during the negotiations with Louisiana Bancshares. For its participation and rendering its opinion, Mercer received a fee of $30,000, which fee is not contingent on the closing of the merger.

         In arriving at its fairness opinion, Mercer performed the merger analyses described below. Mercer also reviewed certain publicly available business and financial information relating to Britton & Koontz and Louisiana Bancshares. Mercer considered certain financial and stock market data of Britton & Koontz, compared that data with similar data for certain other publicly- held banks and bank holding companies and considered the financial terms of certain other recent comparable community bank acquisition transactions in the United States, as further discussed below. Mercer also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

         In connection with its review, Mercer did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared with Britton & Koontz management are based on assumptions believed by Mercer to be reasonable and to reflect currently available information, but Mercer did not independently verify such information. Mercer did not make an independent evaluation or appraisal of the assets of Britton & Koontz or Louisiana Bancshares. In connection with rendering its fairness opinion, Mercer performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Mercer in this regard.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, Mercer believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Mercer made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Britton & Koontz's or Louisiana Bancshares' control.

         The analyses performed by Mercer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. No company or transaction considered as a comparison in the analyses is identical to Britton & Koontz, Louisiana Bancshares or the merger. Accordingly, an analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operational characteristics of companies and other factors that could affect the public trading value of the companies involved in such comparisons. In addition, the analyses do not purport to be appraisals or to reflect the process or the prices at which businesses actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.

         Merger Analysis. The merger consideration paid by Britton & Koontz is based on a defined exchange ratio equal to 0.1054. Each share of Louisiana Bancshares common stock (or options to acquire shares, as the case may be) will be converted into the right to receive 0.1054 shares of Britton & Koontz common stock. The September 25, 2000 closing price for Britton & Koontz common stock was $131/8 per share. Based on the September 25, 2000 closing price for Britton & Koontz, the transaction value equals $1.38 per share for each of the 3,499,006 average fully-diluted shares of Louisiana Bancshares common stock for the June 30, 2000 fiscal quarter. This aggregate and per share value equals 1.25 times the June 30, 2000 stated book value per share of Louisiana Bancshares and 14.2 times Louisiana Bancshares' stated trailing-12 months earnings as of June 30, 2000. This value equals 11.4% of stated total assets as of June 30, 2000.

         Comparable Transactions Analysis. Mercer reviewed the merger as of September 25, 2000 for the purpose of determining purchase premiums, or transaction multiples, that could be used in comparing the merger with other transactions. Mercer reviewed the purchase premiums paid in five transaction groups. These included:

o transactions announced in 2000 (through September 22) with an aggregate announced transaction value of less than $10 million, involving selling bank holding companies or banks in the United States;

o transactions announced in 2000 (through September 22) with an aggregate announced transaction value of between $10 million and $50 million, involving selling bank holding companies or banks in the United States;

o transactions announced in 2000 (through September 22) involving selling bank holding companies or banks in the Mid-South United States (AL, AR, KY, LA, MO, MS, TN);

o transactions announced in 2000 (through September 22) involving selling bank holding companies or banks in the United States with stated total assets of between $30 million and $60 million; and

o transactions announced in 1999 and 2000 (through September 22) involving selling bank holding companies or banks located in Louisiana.

         On average, the comparable transactions reported an announced deal price to book value of 1.95 times, an announced deal price to earnings of 18.2 times, and a purchase price as a percent of assets of 19.3%. Among the respective transaction groups, the median deal price to book value ranged from
1.66 times to 2.45 times, the median deal price to earnings ranged from

14.9 times to 20.5 times and the median purchase price as a percentage of assets ranged from 14.9% to 23.1%.

         Dilution Analysis. Mercer also reviewed the merger as of September 25, 2000 for the purpose of determining dilution or accretion per share for Britton & Koontz as a result of the transaction. Per share dilution analyses allow the user to compare pro forma independent performance with pro forma merged performance. Utilizing management's estimate of future growth rates for Britton & Koontz and Louisiana Bancshares, Mercer projected dilution for earnings and book value per share for a four-year period. The results of the projections were modest earnings accretion and positive impact for Britton & Koontz stockholders relative to independent results. Book value was diluted modestly initially, with that dilution decreasing materially within the forecast period.

         Mercer's analysis assumed that options to purchase 34,945 shares of Louisiana Bancshares common stock will expire upon the resignation of the option holder, which will be concurrent with the effective date of the merger. See "Proposed Merger -- Terms of the Merger" below.

         After consideration of the foregoing criteria, Mercer concluded that, based on the structure of the merger agreement and the analyses it performed, the consideration to be paid by the stockholders of Britton & Koontz was fair from a financial point of view.

Terms of the Merger


         If Louisiana Bancshares and Britton & Koontz stockholders approve the merger agreement and the other conditions to the consummation of the merger are satisfied, Britton & Koontz and Louisiana Bancshares expect the merger will be completed on December 1, 2000. See "Proposed Merger -- Representations and Warranties; in the Merger Agreement" and "Proposed Merger -- Conditions to the Merger; Waiver of Those Conditions" for a discussion of the other conditions to completing the merger.


         Louisiana Bancshares stockholders and Louisiana Bancshares employees will receive or have options to acquire a total of 368,795 shares of Britton & Koontz common stock, representing approximately 17.4% of the total Britton & Koontz outstanding shares after the merger. However, because John Sylvest has indicated that he will retire from Louisiana Bancshares in connection with the consumation of the merger, 34945 options to acquire shares of Louisiana Bancshares common stock held by Mr. Sylvest will lapse and, as a result, the anticipated actual number of shares of Britton & Koontz common stock to be issued in exchange for all the shares of Louisiana Bancshares common stock is estimated to be 365,112. The number of shares may be lower if employees of Louisiana Bancshares who hold options do not remain employed by Britton & Koontz until fully vested and do not elect to exercise all of their options. On the effective date of the merger, each outstanding share of Louisiana Bancshares common stock, other than shares held by stockholders who exercise and perfect dissenters' rights, will automatically convert to 0.1054 of a share of Britton & Koontz common stock as described above. Louisiana Bancshares stockholders will automatically be entitled to all of the rights and privileges afforded to Britton & Koontz stockholders at that time. However, the actual physical exchange of Louisiana Bancshares common stock certificates for certificates representing Britton & Koontz common stock will occur shortly after the merger.

         Louisiana Bancshares stockholders should not forward their stock certificates to Louisiana Bancshares or Britton & Koontz at this time. If the merger is consummated, you will receive instructions on how to exchange your Louisiana Bancshares stock certificates for certificates of Britton & Koontz common stock.

Closing Date and Effective Date of the Merger

         Britton & Koontz and Louisiana Bancshares anticipate that all conditions to consummation of the merger will be satisfied during the fourth quarter of 2000. The closing date is expected to be December 1, 2000, or any other date chosen by agreement of the parties. The Secretaries of State of Mississippi and Louisiana will each issue a certificate of merger, which will provide the effective date of the merger. However, delays in the consummation of the merger could occur. The parties currently anticipate an effective date of December 1, 2000.

         The necessary stockholder and regulatory approvals may not be obtained. Regulatory approval could be premised on conditions that are unacceptable to Britton & Koontz or Louisiana Bancshares. Other conditions precedent to the merger also may not be satisfied. These conditions are not all within the control of Britton & Koontz or Louisiana Bancshares, and the parties cannot assure you that they will be satisfied. However, as of the date of this joint proxy statement-prospectus, the parties are not aware of any condition to approval that cannot or will not be met or obtained.

         The board of directors of either Britton & Koontz or Louisiana Bancshares may terminate the merger agreement if the merger is not consummated by December 31, 2000, or as otherwise provided in Section 9.01 of the merger agreement.

Employee Benefits of Louisiana Bancshares Employees after the Merger

         Britton & Koontz has offered a "pay to stay" retention bonus to certain Louisiana Bancshares employees in order to compensate those employees for their extraordinary efforts in completing the merger and ensuring that the operating and accounting systems of Louisiana Bancshares and Britton & Koontz's subsidiaries are consolidated. The benefit provides a payment ranging from $ 6,000 to $15,000 to be paid in a lump sum at the end of the Britton & Koontz 2001 fiscal year.

         Britton & Koontz will recognize Louisiana Bancshares' employment agreements dated July 1, 2000 with S. Allen Harris, III and Michael J. Johnson. Those agreements are for a term of three years and will automatically renew on June 30, 2003 for successive one-year terms, unless terminated by Mr. Harris or Britton & Koontz, in the case of Mr. Harris' agreement, or Mr. Johnson or Britton & Koontz, in the case of Mr. Johnson's agreement.

         Additionally, Louisiana Bancshares employees who become Britton & Koontz employees will be entitled to the same employee benefits as those offered Britton & Koontz employees, including:

o eligibility to participate in Britton & Koontz's benefit plans on the effective date of the merger; and

o full credit for their years of service with Louisiana Bancshares for both eligibility and vesting purposes, to the extent such credit qualifies under the terms of Britton & Koontz's plans.

         Mr. John Sylvest, the president of Louisiana Bank, has indicated that he intends to resign following the merger. In connection with the consummation of the merger and Mr. Sylvest's retirement, Mr. Sylvest will receive certain benefits pursuant to a severance agreement between Louisiana Bank and Mr. Sylvest. These benefits include a lump-sum payment of $188,500 within 30 days of Mr. Sylvest's resignation and payment for a period of 24 months of all insurance premiums related to health, dental, life and other policies that were provided by Louisiana Bank to Mr. Sylvest during the preceding twelve months.

Surrender and Exchange of Stock Certificates

         American Stock Transfer & Trust Company, New York, New York will act as exchange agent for the exchange of Louisiana Bancshares common stock for Britton & Koontz common stock. Shortly after the effective date of the merger, all non-dissenting Louisiana Bancshares stockholders will receive a letter of transmittal that will include instructions for the exchange of Louisiana Bancshares common stock certificates for certificates of Britton & Koontz common stock. Each Louisiana Bancshares stock certificate outstanding immediately prior to the merger will be deemed for all purposes to evidence ownership of shares of Britton & Koontz common stock, regardless of when they are actually exchanged.

         Louisiana Bancshares stockholders should not send in their stock certificates until they receive instructions in the letter of transmittal.

         When the exchange agent receives certificates of Louisiana Bancshares common stock, together with a properly completed letter of transmittal, it will issue and mail to each Louisiana Bancshares stockholder a certificate representing the number of Britton & Koontz common shares the former Louisiana Bancshares stockholder received in the exchange. If the Louisiana Bancshares stockholder is entitled to receive a fraction of a Britton & Koontz share, the exchange agent will mail the Louisiana Bancshares stockholder a check instead of the fractional share.

         Louisiana Bancshares stockholders will be able to vote at any meeting of Britton & Koontz stockholders if the record date for the Britton & Koontz meeting is after the effective date of the merger. In that case, Louisiana Bancshares stockholders would be able to vote the number of shares of Britton & Koontz common stock into which their Louisiana Bancshares common stock have been converted regardless of whether such stockholders have surrendered their Louisiana Bancshares stock certificates.

         Dividends   or  other   distributions   payable  to  Britton  &  Koontz
stockholders after the merger will be distributed to Louisiana Bancshares stockholders only after surrender of the Louisiana Bancshares stock certificates. When you exchange your Louisiana Bancshares stock certificates, the exchange agent will send you all previously paid but undelivered dividends and other distributions on your new Britton & Koontz common stock, if any. You will not receive interest on those distributions for any period during which Britton & Koontz holds them awaiting the exchange of your Louisiana Bancshares common stock. Also, taxes may be deducted from those distributions.

Payment of Expenses Relating to the Merger

         Britton & Koontz will pay all expenses of printing and distributing this joint proxy statement-prospectus. The parties otherwise will pay all of their own expenses related to negotiating and completing the merger.

Representations and Warranties in the Merger Agreement

         Louisiana Bancshares and Britton & Koontz have made certain representations and warranties to each other as part of the merger agreement. Louisiana Bancshares' representations and warranties relate to, among other things:

o    its organization and authority to enter into the merger agreement;

o    its capitalization, properties and financial statements;

o    pending and threatened litigation against Louisiana Bancshares;

o    Louisiana Bancshares'  contractual  obligations and contingent liabilities;
     and

o its public reports (as filed with, among others, the Federal Reserve Board, the Federal Deposit Insurance Corporation and the State of Louisiana Office of Financial Institutions).

Louisiana Bancshares'  representations and warranties are generally contained in
Article III of the merger agreement.

         Britton & Koontz's representations and warranties relate to, among other things:

o    its organization and authority to enter into the merger agreement;

o    its capitalization and financial statements;

o    pending and threatened litigation against Britton & Koontz; and

o    its public reports.

Britton & Koontz's  representations  and warranties  are generally  contained in
Article IV of the merger agreement.

         The representations and warranties of the parties generally will not survive the effective date of the merger.

Conditions to the Merger; Waiver of Those Conditions

         The merger agreement contains a number of conditions that must be satisfied to complete the merger. The conditions must either be met or waived (if they are waivable), and include, among other things:

o approval of the merger agreement by Britton & Koontz's and Louisiana Bancshares' stockholders;

o approval of the merger agreement by all required governmental agencies and the expiration of applicable waiting periods under all laws without the imposition of conditions unacceptable to Britton & Koontz;

o issuance of an opinion from Phelps Dunbar, L.L.P. that the merger qualifies as a tax-free reorganization;

o effectiveness of the registration statement covering the shares of Britton & Koontz common stock to be issued to stockholders of Louisiana Bancshares, with no stop order suspending its effectiveness in existence or threatened;

o approval for quotation on the Nasdaq SmallCap Market of the shares of Britton & Koontz common stock to be issued to stockholders of Louisiana Bancshares;

o absence of an order, decree or injunction enjoining or prohibiting completion of the merger;

o    continued   accuracy  as  of  the  closing   date  of  the  merger  of  the
     representations and warranties set forth in the merger agreement;

o    qualification of the merger for pooling-of-interests accounting treatment;

o issuance of certain legal opinions by counsel for Britton & Koontz and Louisiana Bancshares; and

o no material adverse change has occurred in the financial condition of Louisiana Bancshares or Britton & Koontz.

         Most of the conditions to completing the merger may be waived at any time by the party for whose benefit they were created. Regulatory and stockholder approvals may not be waived. Also, the merger agreement may be amended or supplemented at any time by written agreement of the parties. However, any material change in the terms of the merger agreement after the meetings would require a re-solicitation of votes from Britton & Koontz's and Louisiana Bancshares' stockholders.

Regulatory and Other Required Approvals

         The merger agreement provides for the merger of Louisiana Bancshares into Britton & Koontz and, immediately thereafter the merger of Louisiana Bank into Britton & Koontz First National Bank. Britton & Koontz First National Bank is a national bank and is regulated by the U.S. Comptroller of the Currency, who must first approve the merger prior to Britton & Koontz and Louisiana Bancshares completing the merger. Louisiana Bancshares and Britton & Koontz must then wait at least 15 days after the date of the Comptroller's approval before they may complete the merger. During this 15-day period, the U.S. Department of Justice may object to the merger on antitrust grounds.

         The Britton & Koontz stock to be issued in exchange for Louisiana Bancshares stock in the merger has been registered with the Securities and Exchange Commission. The transaction also will be registered with various state securities commissions as may be required.

         Britton & Koontz filed an application for approval of the merger with the Comptroller of the Currency on September 11, 2000, and currently expects to receive approval of the merger by November 15, 2000. The approval of the Comptroller of the Currency may be obtained or denied prior to or after the meetings. The vote on the merger agreement at the meetings does not depend upon and is not conditioned upon receipt of regulatory approval before the meetings. Even if the merger agreement is approved at the special meetings, it will be terminated if the approval of the Comptroller of the Currency is not obtained or if the approval of the Comptroller of the Currency is conditioned upon any actions that Britton & Koontz finds objectionable.

Business of Louisiana Bancshares Pending the Merger

         The merger agreement requires Louisiana Bancshares to continue to operate its business as usual pending the merger. Among other things, Louisiana Bancshares may not, without Britton & Koontz's consent:

o pay any dividends prior to the merger, unless Britton & Koontz declares a record date for payment of Britton & Koontz's regular semi-annual dividend, which record date is prior to the consummation of the merger;

o except as specifically permitted in the merger agreement, enter into or amend an employment, severance or similar agreement or arrangement with any director or officer or pay, or agree to pay, any bonus to any employee, officer or director;

o change the method of accounting in effect at December 31, 1999 (except as required by generally accepted accounting principles);

o incur any indebtedness for borrowed money, guarantee any such indebtedness for borrowed money or issue or sell any debt securities of Louisiana Bancshares or its subsidiary;

o    purchase, lease or sell any assets outside the normal course of business;

o issue any additional common stock or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any common stock or cause to be declared any stock dividend or stock split, except common stock issuable upon the exercise of currently outstanding options granted under the Louisiana Bancshares, Inc. Incentive Stock Option Plan prior to the signing of the merger agreement; or

o solicit bids or other transactions that would result in a merger of Louisiana Bancshares with an entity other than Britton & Koontz.

Termination of the Merger Agreement

         Either Britton & Koontz or Louisiana Bancshares may terminate the merger agreement for various reasons, including:

o    by mutual written consent;

o a material breach by the other party of any covenant, representation or warranty in the merger agreement if such breach has not been cured within 10 business days of receipt of notice of the nature of the breach;

o the parties do not receive tax opinions to the effect that the merger qualifies as a tax-free reorganization;

o the stockholders of Britton & Koontz or Louisiana Bancshares fail to approve the merger at either meeting;

o    the merger is not consummated by December 31, 2000, unless extended.

         Louisiana Bancshares may terminate the merger if a material adverse change occurs in the financial condition of Britton & Koontz. In addition, Britton & Koontz may terminate the merger if:

o the required regulatory approvals are denied or contain conditions to approval that are unacceptable to Britton & Koontz;

o a material adverse change occurs in the financial condition of Louisiana Bancshares; or

o if the merger does not qualify as a pooling-of-interests in accordance with generally accepted accounting principles.

         Provisions of the merger agreement relating to reimbursement of expenses survive both the merger and a termination of the merger agreement prior to completion.

Management and Operations after the Merger

         After the merger, Louisiana Bancshares will cease to exist as a separate company. Two of the current members of the Louisiana Bancshares board of directors - R. Andrew Patty, II and Vinod K. Thukral, Ph.D. - will be appointed to the Britton & Koontz board of directors. The two offices of Louisiana Bank will become branch offices of Britton & Koontz National Bank.

Certain Differences in Rights of Stockholders

         If the merger is completed, all Louisiana Bancshares stockholders, other than those who exercise and perfect dissenters' rights, will become Britton & Koontz stockholders. Their rights as stockholders will then be governed by Britton & Koontz's articles of incorporation and bylaws and Mississippi law. The following is a list of the significant differences between the rights of Louisiana Bancshares stockholders and Britton & Koontz stockholders not described elsewhere in this joint proxy statement-prospectus:

Liquidity of Stock:

         The common stock of Britton & Koontz is traded on the Nasdaq SmallCap Market under the symbol "BKBK". Current quotes of the market price of Britton & Koontz common stock are available from Sterne, Agee & Leach and AnPac Securities Group, Inc., who make a market in Britton & Koontz's common stock. Louisiana Bancshares common stock is not publicly traded.

Directors' Qualifications:

         A Britton & Koontz director may not be over 72 years of age at the time he or she is elected, and must retire at the next annual stockholders' meeting after his or her 72nd birthday. Louisiana Bancshares does not have a comparable restriction.

Number and Election of Directors:

         Britton & Koontz has three classes of directors, each class as nearly equal in number as possible, and the term of office of one class expiring with each year. The minimum number of directors is five and the maximum number of directors is twenty-five. The board of directors establishes by resolution the number of directors to serve and the number of directors to comprise each class. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting is elected to hold office for a term of three years.

         Britton & Koontz directors are elected at the annual meeting of stockholders, and any vacancy in the board of directors, however created, is filled at the annual meeting succeeding the creation of such vacancy. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class. In no case does a decrease in the number of directors shorten the term of any incumbent director.

         Stockholders of Britton & Koontz have cumulative voting rights in the election of Britton & Koontz directors. Cumulative voting entitles a Britton & Koontz stockholder to give one particular candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that stockholder, or to distribute the stockholder's total votes, computed on the same principle, among as many candidates as the stockholder chooses. For example, in an election to elect twelve directors, a Britton & Koontz stockholder owning ten shares may cast 120 votes for one nominee, twelve votes for ten nominees, 10 votes for each of the twelve nominees, or allocate his or her 120 votes among the nominees in any manner. The twelve candidates receiving the highest number of votes cast will be elected.

         The board of directors of Louisiana Bancshares is comprised of no less than 5 nor more than 9 directors. Directors hold office for five-year terms. Stockholders of Louisiana Bancshares do not have the right to cumulate their votes in the election of directors.

Removal of Directors:

         A Britton & Koontz director may be removed from office, with or without cause, at a special meeting of the stockholders called for that purpose. Removal of a director requires the affirmative vote of at least 80% of the shares entitled to vote at an election of directors; however, if less than the entire board of directors is to be removed, no one director may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she is a member.

         Stockholders of Louisiana Bancshares, by vote of a majority of the total voting power present at any special meeting called for that purpose, may remove a director from office, with or without cause.

Amendment of Articles and Bylaws:

         Mississippi law provides that, unless the Mississippi Business Corporation Act, the articles of incorporation or the board of directors require a greater vote or a vote by voting groups, an amendment to the articles of incorporation of a Mississippi corporation must be approved by a majority vote by each voting group with respect to which the amendment would create dissenters' rights. Britton & Koontz's articles of incorporation provide that the affirmative vote of 80% or more of the outstanding voting shares of Britton & Koontz is required to amend or repeal Article Seventh (required vote in control shares acquisition), Article Tenth (election and removal of directors), Article Eleventh (factors the board is required to take into account when considering a proposed merger or consolidation) and Article Twelfth (election to be governed by the Mississippi Control Share Act).See "Anti-Takeover Provisions" below for additional super-majority voting requirements.


         Louisiana Bancshares' articles of incorporation generally provide that the affirmative vote of at least two-thirds of the voting power present at an annual or special meeting of stockholders is required to amend or change the articles of incorporation, remove a director from office or approve merger of Louisiana Bancshares.

         The Britton & Koontz bylaws may be altered, amended or repealed at any meeting of the board of directors by the affirmative vote of two-thirds of the directors then holding office.

         Louisiana Bancshares' bylaws may be amended or repealed by either:

o the affirmative vote of a majority of the board of directors of Louisiana Bancshares, or

o the affirmative vote of the holders of not less than two-thirds of the shares of Louisiana Bancshares entitled to vote generally in the election of directors, after giving effect to the provisions in the article of incorporation that limit the shares of stock that may be voted by certain holders of shares in excess of the 10% limit provided in the articles of incorporation.

Approval of Mergers and Asset Sales:

         The holders of a majority of the total outstanding shares of Britton & Koontz common stock must approve a merger involving Britton & Koontz.

         In order to effect any merger, consolidation, or share exchange with or into any other corporation or any sale or lease of all or substantially all of the assets of a Louisiana corporation, the Louisiana Business Corporation Law generally requires the affirmative vote of at least two- thirds of the voting power present or represented at a meeting of stockholders. The Louisiana Bancshares Articles of Incorporation do not provide for any larger or smaller vote in connection with a merger, consolidation or share exchange; however, they do require, with respect to any sale, lease, exchange or other disposal of all or substantially all of the corporation's assets, the consent of at least two-thirds of the stockholders of record.

Meetings of Stockholders:

         Special meetings of Britton & Koontz stockholders may be called by:

o    the chairman of the board;

o    the president;

o    a majority of the board of directors; or

o by the President at the request of stockholders holding not less than 10% of the issued and outstanding Britton & Koontz common stock.

         Special meetings of Louisiana Bancshares stockholders may be called by:

o    the chairman of the board;

o    the executive committee of the board; or

o by the secretary of the board at the request of stockholders owning at least two- thirds of the issued and outstanding Louisiana Bancshares common stock.

Anti-takeover provisions

         Britton & Koontz's articles of incorporation also contain certain provisions, which may have the effect of delaying, deferring or preventing a change in control of Britton & Koontz in certain circumstances. These provisions will be controlling upon completion of the merger and after the merger shareholders of Louisiana Bancshares will be subject to these provisions. Specifically, Article Seventh of Britton & Koontz's articles of incorporation requires the affirmative vote of no less than 80% of the outstanding shares of Britton & Koontz common stock to approve any merger or consolidation with, or any sale, lease or exchange of substantially all of the assets of Britton & Koontz to, any person, firm or corporation who beneficially owns more than 10% of any class of equity voting security of Britton & Koontz, or to any person, firm or corporation who controls, is controlled by or under common control with any such person, firm or corporation. The amendment or repeal of this provision of Britton & Koontz's articles of incorporation requires the affirmative vote of the holders of no less than 80% of the outstanding shares of Britton & Koontz common stock.

         Britton & Koontz's articles of incorporation also incorporate the provisions of the Mississippi Control Share Act (Miss. Code Ann. ss. 79-27-1, et seq.), which may have the effect of delaying, deferring or preventing a change in control of Britton & Koontz in certain circumstances. Specifically, the Mississippi Control Share Act conditions acquisition of control of a corporation on approval of a majority of disinterested shareholders (i.e., shareholders who have not made control share acquisitions as described below). Under the terms of the Act, a shareholder that acquires ownership or control of more than 20% of the outstanding shares of the corporation (other than by issuance of the shares to the shareholder by the corporation) will not be able to vote those shares in excess of the 20% threshold without prior approval of the disinterested shareholders. After disclosure of the circumstances surrounding the control share acquisition to the disinterested shareholders, the party holding the control shares can have the voting power restored to the control shares upon the affirmative vote of a majority of the disinterested shareholders.

         The amendment or repeal of this provision of Britton & Koontz's articles of incorporation also requires the affirmative vote of the holders of no less than 80% of the outstanding shares of Britton & Koontz common stock.

         Louisiana   Bancshares  has  expressly   elected  in  its  articles  of
incorporation to not be governed by the control share provisions of Louisiana law.

Description of Britton & Koontz's common stock

         The authorized capital stock of Britton & Koontz consists of 12,000,000 shares of Britton & Koontz common stock, $2.50 par value per share, of which 1,752,564 shares of Britton & Koontz common stock were outstanding as of October 13, 2000. Each share has the same rights, privileges and preferences as every other share and would share equally in Britton & Koontz's net assets upon liquidation or dissolution. The shares of Britton & Koontz common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote, except that in the election of directors, Britton & Koontz shareholders may vote their shares cumulatively. All of the outstanding shares of Britton & Koontz common stock are fully paid and non-assessable and each participates equally in dividends, which are payable when and as declared by Britton & Koontz's board of directors out of funds legally available therefor.

Interests of Certain Persons in the Merger

         The merger agreement provides for:

o    indemnification  of  Louisiana   Bancshares  officers  and  directors  from
     liability for actions arising while they served as Louisiana Bancshares officers or directors;

o appointment of two members of Louisiana Bancshares' board of directors - initially designated to be Mr. R. Andrew Patty, II and Vinod K. Thukral, Ph.D. - to serve on the Britton & Koontz board of directors after completion of the merger and, as such, to receive fees, see "Information about Britton & Koontz - Compensation of Directors";

o In connection with the consummation of the merger and Mr. Sylvest's retirement, Mr. Sylvest will receive certain benefits pursuant to a severance agreement between Louisiana Bank and Mr. Sylvest. These benefits include a lump-sum payment of $188,500 payable within 30 days of Mr. Sylvest's resignation and payment for a period of 24 months of all insurance premiums related to health, dental, life and other policies that were provided by Louisiana Bank to Mr. Sylvest during the preceding twelve months;

o    continuation  of  certain  employee  benefits  for  Louisiana   Bancshares'
     employees, see "Employee Benefits of Louisiana Bancshares Employees after the Merger" and "Management and Operations after the Merger," above; and

o replacement of any unexercised options to purchase Louisiana Bancshares common stock held by directors and officers of Louisiana Bancshares with options to purchase Britton & Koontz common stock. The value of the replacement options will be tied to the exchange rate paid in the merger so that Louisiana Bancshares option holders receive a replacement option for Britton & Koontz common stock that is equivalent in value to the option of Louisiana Bancshares common stock that it replaces. Based on the price of $14.00 per share of Britton & Koontz common stock on October 13, 2000, the value of options to acquire Britton & Koontz common stock to be received by certain directors of Louisiana Bancshares upon conversion of their options to acquire Louisiana Bancshares common stock in the merger is: $260,324 for an option to acquire 36,584 shares of Britton & Koontz common stock by Mr. John S. Sylvest, $11,900 for an option to acquire 4,480 shares of Britton & Koontz common stock by Mr. S. Allen Harris, III, $8,579 for an option to acquire 3,229 shares of Britton & Koontz common stock by Mr. Michael J. Johnson and $7,521 for an option to acquire 2,831 shares of Britton & Koontz common stock by Ms. Ellen C. Sessions.

Material Tax Consequences of the Merger

         The following is a summary description of the material income tax consequences of the merger. It is not intended to be a complete description of the federal income tax consequences of the merger. Tax laws are complex, and a Louisiana Bancshares stockholder's individual circumstances may affect the tax consequences to him or her. In addition, we have not included information about the tax consequences of the merger under state, local or other tax laws. We urge Louisiana Bancshares stockholders to consult a tax advisor regarding the tax consequences of the merger to them.

         Britton & Koontz and Louisiana Bancshares must receive the tax opinion in order to complete the merger. The tax opinion is based upon representations made by Britton & Koontz and Louisiana Bancshares about the terms of the merger and certain other matters. The tax opinion concludes that the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. A reorganization within the meaning of Section 368 of the Internal Revenue Code means:

o neither Louisiana Bancshares nor Britton & Koontz will recognize any gain or loss in the merger;

o Louisiana Bancshares' stockholders will not recognize any gain or loss for federal income tax purposes to the extent they receive Britton & Koontz common stock in exchange for their Louisiana Bancshares common stock;

o the tax basis of the Britton & Koontz common stock received in the merger will be the same as the tax basis of the exchanged Louisiana Bancshares common stock;

o the holding period, for federal income tax purposes, for Britton & Koontz common stock received in the exchange will include the period during which the stockholder held the Louisiana Bancshares common stock (as long as the Louisiana Bancshares common stock was held as a capital asset at the effective date of the merger); and

o where solely cash is received by a holder of Britton & Koontz or Louisiana Bancshares, Inc. common stock in the merger pursuant to the exercise of dissenter's rights or rights of appraisal, such cash will be treated as a redemption of the stockholder's common stock and will be subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

         See "Proposed Merger -- Representations and Warranties; in the Merger Agreement" and "Proposed Merger -- Conditions to the Merger; Waiver of Those Conditions."


Resale of Britton & Koontz Common Stock

         The shares of Britton & Koontz common stock to be issued in the merger have been registered under the Securities Act of 1933, as amended and will be listed for trading after consummation of the merger on the Nasdaq SmallCap Market. Stockholders who are not affiliates of Louisiana Bancshares or Britton & Koontz may freely trade the Britton & Koontz common stock upon completion of the merger. The term affiliate generally means each person who was an executive officer, director or 10% stockholder of Louisiana Bancshares or Britton & Koontz prior to the merger.

         Those stockholders who are deemed to be affiliates of Louisiana Bancshares may only sell their Britton & Koontz common stock as provided by Rule 145 of the Securities Act, or as otherwise permitted under the Securities Act. Affiliates of Louisiana Bancshares who do not become affiliates of Britton & Koontz may publicly resell their Britton & Koontz common stock if they register the resale of those shares or they comply with the restrictions of Rule 145.

         If you are or may be a Louisiana Bancshares affiliate, you should carefully consider the resale restrictions imposed by Rule 145 before you attempt to transfer any shares of Britton & Koontz common stock after the merger. Further, shares of Britton & Koontz common stock issued to Louisiana Bancshares affiliates in the merger will not be transferable until financial results that include at least 30 days of post-merger combined operations of Britton & Koontz and Louisiana Bancshares have been published. This restriction is necessary in order to satisfy certain requirements for pooling-of-interests accounting treatment.

Rights of Dissenting Stockholders

         If you object to the merger and desire to perfect your dissenter's rights, you must promptly take the following steps timely. A failure to perfect your dissenter's rights will cause you to lose the right to dissent or seek an appraisal from the merger. If you lose your right to dissent, you will have no right to receive cash for your shares of Britton & Koontz or Louisiana Bancshares common stock.

Dissenting Rights of Britton & Koontz Stockholders

         The Mississippi Business Corporation Act, or MBCA, provides Britton & Koontz stockholders with the right to dissent and obtain cash for their Britton & Koontz shares if the merger is consummated. The availability of dissenters' rights is conditioned upon compliance with the provisions of MBCA Sections 79-4-13.01, et seq. Accordingly, any Britton & Koontz stockholder who wishes to dissent from the proposed merger and receive the cash value of his or her shares should consult with legal counsel. The following summary of dissenter's rights is qualified in its entirety by reference to MBCA Sections 79-4-13.01, et seq., a copy of which is attached as Appendix D to this joint proxy statement-prospectus.

         To assert dissenter's rights, a Britton & Koontz stockholder must:

o give notice in writing to Britton & Koontz, prior to the vote on the merger agreement, that he or she intends to demand payment for his or her shares if the merger is consummated; and

o    not vote his or her shares in favor of the merger agreement.

         If the merger agreement is approved at the special meeting, Britton & Koontz, no later than ten days after the date the merger becomes effective, will deliver a written notice - the dissenter's notice - to each stockholder who satisfied the requirements in the preceding paragraph. The dissenter's notice will:

o state where the stockholder's payment demand is to be sent and where and when the stockholder's certificates must be deposited;

o supply a form for the payment demand that includes the date of the first announcement to the news media or to Britton & Koontz stockholders (August 25, 2000) of the terms of the proposed merger and requires the dissenting stockholder to certify whether or not he or she acquired beneficial ownership of the shares before that date;

o set a date by which Britton & Koontz must receive the stockholder's payment demand, which date may not be fewer than forty nor more than sixty days after the date the dissenters' notice is delivered; and

o    be accompanied by a copy of Article 13 of the MBCA.

         Upon receipt of the dissenter's notice, any stockholder who wishes to perfect his or her dissenter's rights must do the following:

o send Britton & Koontz a payment demand, (Britton & Koontz must receive the payment demand on or before the date set forth in the dissenter's notice);

o certify whether he or she acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

o deposit his or her Britton & Koontz stock certificates in accordance with the terms of the dissenter's notice.

         A Britton & Koontz stockholder who demands payment and properly deposits his or her shares retains all other rights of a Britton & Koontz stockholder until those rights are canceled or modified by the consummation of the merger.

         As soon as the merger is consummated or upon receipt of the payment demand, Britton & Koontz will pay each dissenting stockholder who has complied with the above requirements the fair value of the Britton & Koontz shares, as determined by Britton & Koontz, plus accrued interest. This payment will be accompanied by the following:

o Britton & Koontz's balance sheet as of the end of its most recently completed fiscal year, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements;

o a statement of Britton & Koontz's estimate of the fair value of Britton & Koontz shares;

o    an explanation of how the interest was calculated;

o a statement of the dissenter's right to demand payment for his or her own estimated fair value of his or her Britton & Koontz shares, and the amount of interest due, if he or she is dissatisfied with the amount of the payment; and

o    a copy of Article 13 of the MBCA.

         A dissenting stockholder may notify Britton & Koontz in writing of his or her estimate of the fair value of shares and amount of interest due, and demand payment of his or her estimate (less any payments previously made) if:

o the dissenting stockholder believes that the amount previously paid by Britton & Koontz is less than the fair value of his or her shares or that the interest paid was incorrectly calculated;

o in the case of a stockholder who was the beneficial owner of the shares before the date set forth in the dissenter's notice, Britton & Koontz fails to make payment within 60 days after the date set for receipt of the payment demand; or

o Britton & Koontz, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for receipt of the payment demand.

         A dissenting stockholder is deemed to waive this right to demand payment unless he or she notifies Britton & Koontz of his or her demand in writing within 30 days after Britton & Koontz makes or offers payment for his or her shares.

         If a demand for payment remains unsettled, Britton & Koontz will commence a proceeding within 60 days after receiving the payment demand and petition the Chancery Court of Adams County, Mississippi to determine the fair value of the shares and accrued interest. If Britton & Koontz does not commence this proceeding within this 60-day period, Britton & Koontz will pay each dissenting stockholder whose demand remains unsettled the amount demanded plus interest.

         Britton & Koontz will make all dissenting stockholders whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition. The Chancery Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. Dissenting stockholders are entitled to the same discovery rights as parties in other civil litigation.

         Each dissenting stockholder made a party to the proceeding will be entitled to judgement for:

o the amount, if any, by which the Chancery Court finds the fair value of his or her shares, plus interest, exceeds the amount paid by Britton & Koontz, or

o the fair value, plus accrued interest, of his or her after-acquired shares for which Britton & Koontz elected to withhold payment.

         The Chancery Court will determine all costs of the proceeding including the reasonable compensation and expense of appraisers appointed by the Chancery Court. The Chancery Court will assess these costs against Britton & Koontz, except that it may assess costs against all or some of the dissenting stockholders, in amounts it finds equitable, if it finds the dissenting stockholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

         The Chancery Court may assess the fees and expenses of counsel and experts for the respective parties, in amounts it finds equitable as follows:

o    against   Britton  &  Koontz  and  in  favor  of  any  and  all  dissenting stockholders if it finds that Britton & Koontz did not substantially comply with its legal obligations under Article 13 of the MBCA; or

o against either Britton & Koontz or a dissenting stockholder, in favor of any other party, if it finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the MBCA

                  .

         You must do all of the things described above in order to preserve your right to dissent and to receive the fair value of your shares in cash. If you do not follow each of the steps described above, you will have no right to receive cash for your shares. In view of the complexity of these provisions of Mississippi law, Britton & Koontz stockholders who are considering dissenting from the approval of the merger agreement and exercising their rights should consult their legal advisors.

Dissenters' Rights of Louisiana Bancshares Stockholders

         The Louisiana Business Corporation Law, or LBCL, provides Louisiana Bancshares stockholders with the right to dissent and obtain cash for their shares of Louisiana Bancshares common stock if the merger is consummated and the merger was approved by less than eighty percent of the total voting power. If eighty percent or more of the total voting power approves the merger, dissenters' rights are not available. The availability of dissenters' rights is conditioned upon compliance with the provisions of the Louisiana Revised Statutes 12:131. Accordingly, any Louisiana Bancshares stockholder who wishes to dissent from the proposed merger and receive the cash value of his or her shares should consult with legal counsel. The following summary of dissenters' rights is qualified in its entirety by reference to Sections 12:131 of the LBCL, a copy of which is attached as Appendix E to this joint proxy statement- prospectus.

         Louisiana Bancshares stockholders who follow the procedures set forth in Section 131 of the LBCL may receive cash for their Louisiana Bancshares common stock instead of exchanging the shares for Britton & Koontz common stock. This cash payment will be equal to the fair value of their Louisiana Bancshares shares. The fair value will be determined by judicial appraisal and could be more than, the same as, or less than, the value of Britton & Koontz common stock the Louisiana Bancshares stockholder will receive in the merger exchange.

         In order to exercise your rights of appraisal you MUST comply with the following requirements of Section 131 of the LBCL:

         Each dissenting stockholder must file with Louisiana Bancshares prior to or at the special meeting, a written objection to the merger agreement and must vote his shares against the merger agreement. If the merger agreement is approved by less than 80% of the total voting power of Louisiana Bancshares, Louisiana Bancshares will give written notice to each dissenting stockholder that the merger agreement was approved. Within twenty days after mailing of the notice to the dissenting stockholders they must file a demand in writing for the fair cash value of their shares as of the day before the vote on the merger agreement was taken. The demand shall set forth the value demanded, and a post office address to which Louisiana Bancshares' reply may be sent.

         At the same time, the stockholder must deposit in escrow in a chartered bank or trust company located in East Baton Rouge Parish, the certificates representing his shares, duly endorsed and transferred to Louisiana Bancshares upon the sole condition that said certificates be delivered to the corporation upon payment of the value of the shares. With the demand, the stockholder must deliver to Louisiana Bancshares a written acknowledgment from the bank or trust company that it holds his certificates of stock.

         If Louisiana Bancshares does not agree to the value so stated and demanded or does not agree that a payment is due, Louisiana Bancshares shall notify the stockholder in writing at the designated post office address, of its disagreement within twenty days after receipt of such demand and acknowledgment. Louisiana Bancshares shall state in such notice the value Louisiana Bancshares will agree to pay if any payment should be held to be due; otherwise, Louisiana Bancshares shall be liable for, and shall pay to the dissatisfied stockholder, the value demanded by him for his shares.

         In case of disagreement as to the fair cash value, or as to whether any payment is due, after compliance with the above provisions, the dissatisfied stockholder may file suit in the state district court for East Baton Rouge Parish against Louisiana Bancshares within sixty days after receipt of notice in writing of the corporation's disagreement and ask the court to fix and decree the fair cash value of the dissatisfied stockholder's shares as of the day before the merger was approved. The court shall decide summarily whether any payment is due and, if so, the cash value of the shares.

         Any stockholder entitled to file such suit may, within the sixty-day period, intervene as a plaintiff in a suit filed by another stockholder and recover under that judgement for the fair cash value of his shares.

         Failure of the stockholder to bring suit or intervene within sixty days after receipt of notice of disagreement by Louisiana Bancshares shall bind the stockholder:

         (1)      by Louisiana Bancshares' statement that no payment is due, or

         (2) if Louisiana Bancshares does not contend that no payment is due, to accept the value of the stockholder's shares as fixed by Louisiana Bancshares.

         When the fair value of the shares has been agreed upon between the stockholder and Louisiana Bancshares, or when Louisiana Bancshares has become liable for the value demanded by the stockholder because of failure to give notice of disagreement and of the value it will pay, or when the stockholder has become bound to accept the value Louisiana Bancshares proposes because he failed to bring suit within sixty days after notice of Louisiana Bancshares' disagreement, the action of the stockholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         If Louisiana Bancshares, in its notice of disagreement, offered to pay the dissatisfied stockholder on demand, an amount in cash deemed by it to be the fair cash value of his shares, and if the dissatisfied stockholder institutes a suit claiming an amount in excess of the amount so offered, Louisiana Bancshares shall deposit in the registry of the court, the amount so offered. If the amount finally awarded to the stockholder, exclusive of interest and costs, is more than the amount offered and deposited, the costs of the proceeding shall be taxed against Louisiana Bancshares; otherwise the costs of the proceeding shall be taxed against the stockholder.

         After filing a demand for the value of his shares, the stockholder shall cease to have any rights of a stockholder, except those accorded under
Section 131 of the LBCL.

         A demand may be withdrawn by the stockholder at any time before Louisiana Bancshares gives notice of disagreement. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of Louisiana Bancshares.

         If a notice of election is withdrawn, or the merger transaction is abandoned or rescinded, or a court determines that the stockholder is not entitled to receive payment for the shares, or the stockholder otherwise loses his dissenters' rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him, and he shall be reinstated to all his rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution. If any such rights have expired or any such dividend or distribution other than in cash has been completed, at the election of Louisiana Bancshares, the fair value in cash as determined by the board as of the time of such expiration or completion, but without prejudice to any corporate proceeding that may have been taken in the interim.

         All written communications from Louisiana Bancshares stockholders regarding the exercise of dissenters' rights prior to the effective date of the merger should be mailed to John Sylvest at Louisiana Bancshares, Inc, 7142 Florida Boulevard, Baton Rouge, Louisiana 70806. After the effective date of the merger, all written communications from stockholders with respect to the exercise of dissenters' rights should be mailed to W. Page Ogden, 500 Main Street, Natchez, Mississippi 39120.

         You MUST do all of the things described above in order to preserve your rights of appraisal and to receive the fair value of your shares in cash. Failure to follow the steps required by the LBCL for perfecting dissenters' rights may result in the loss of such rights. In view of the complexity of these provisions of Louisiana law, Louisiana Bancshares stockholders who are considering dissenting from the approval of the merger agreement and exercising their rights under Section 131 should consult their legal advisors.

Accounting Treatment of the Merger

         Britton & Koontz intends to account for the merger as a pooling-of-interests. For the merger to qualify for pooling-of-interests accounting treatment, among other things, the total amount of cash that Britton & Koontz is required to pay as a result of the merger cannot exceed 10% of the value of the outstanding Louisiana Bancshares common stock to be exchanged in the merger. Also, for the pooling-of-interests accounting method to apply, affiliates of Louisiana Bancshares and Britton & Koontz cannot sell, transfer, pledge or otherwise alienate or encumber any shares of Britton & Koontz common stock (whether received in the merger or otherwise) until the results of at least 30 days of post-merger combined operations of Louisiana Bancshares and Britton & Koontz have been published. Britton & Koontz is not obligated to consummate the merger if the merger does not qualify for pooling-of-interests accounting treatment under these circumstances.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined balance sheets of Britton & Koontz for the twelve-month periods ended December 31, 1999, 1998 and 1997 give effect to the pending merger with Louisiana Bancshares, assuming that the merger is accounted for as a pooling-of- interests. The pro forma combined balance sheets treat the merger as if it occurred on December 31 of each year indicated; the pro forma combined income statements treat the merger as if it had occurred on January 1, 1997.

         The information for the years ended December 31, 1999, 1998 and 1997, in the column titled "Britton & Koontz" is summarized from the consolidated financial statements of Britton & Koontz contained in Britton & Koontz's 1999 annual report on Form 10-K, which has also been incorporated by reference herein. The information contained in the column titled "Louisiana Bancshares" is based on the financial statements and related notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations, of Louisiana Bancshares contained elsewhere in this joint proxy statement-prospectus. We encourage you to read all of the other financial information about Britton & Koontz and Louisiana Bancshares included with or contained in this joint proxy statement-prospectus.

         The Pro Forma Financial Statements are presented for information purposes only. The results shown in them are not necessarily indicative of the actual results that might have occurred if the merger had been completed on January 1, 1997. Also, they are not necessarily indicative of results that might be achieved in the future if the merger is completed.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (Unaudited)

         The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of Britton & Koontz and Louisiana Bancshares, assuming the companies had been combined as of December 31, 1999, on a pooling-of-interests accounting basis.




                                                           Britton &       Louisiana        Pro Forma         Pro Forma
                                                            Koontz         Bancshares      Adjustments        Combined
                                                         -------------   ------------    --------------     -------------
                                                                               (In thousands)
ASSETS:

  Cash and due from banks...........................     $       5,450   $      2,438    $            -     $       7,888
  Interest-bearing deposits due from banks..........               136              -                 -               136
  Federal funds sold and securities purchased
  under repurchase agreements                                      875          6,700                 -             7,575
  Securities:
  Held-to-maturity..................................            46,553            214                 -            46,767
  Available-for-sale................................             6,212          2,683                 -             8,895
                                                         -------------   ------------    --------------     -------------
  Total securities..................................            52,765          2,897                 -            55,662
  Loans, net of unearned interest...................           139,977         30,005                 -           169,982
  Allowance for loan losses.........................               836            315                 -             1,151
                                                         --------------  ------------    --------------     -------------
  Net loans ........................................           139,141         29,690                 -           168,831
  Premises and equipment, net.......................             6,216            726                 -             6,942
  Other real estate.................................               103            298                 -               401
  Intangible assets.................................             1,527              -                 -             1,527
  Other.............................................             2,641            299                 -             2,940
                                                         -------------   ------------    --------------     -------------
         Total assets...............................     $     208,854   $     43,048    $            -     $     251,902
                                                         =============   ============    ==============     =============
LIABILITIES:

  Noninterest-bearing deposits......................     $      25,572   $      4,908    $            -     $      30,480
  Interest-bearing deposits.........................           140,745         27,161                 -           167,906
                                                         -------------   ------------    --------------     -------------
         Total deposits.............................           166,317         32,069                 -           198,386
  Federal funds purchased and securities sold
  under repurchase agreements ......................             1,482              -                 -             1,482
  Other borrowed funds..............................            17,850          7,000                 -            24,850
  Other liabilities.................................             3,053            253                 -             3,306
                                                         -------------   ------------    --------------     -------------

         Total liabilities..........................     $     188,702   $     39,322    $            -     $     228,024
                                                         -------------   ------------    --------------     -------------


                                                        52



STOCKHOLDERS' EQUITY:                                     Britton &       Louisiana        Pro Forma         Pro Forma
                                                           Koontz         Bancshares      Adjustments        Combined
                                                         -------------   ------------    --------------     -------------
  Common stock......................................             4,418            305               499 (1)         5,222
  Surplus and retained earnings.....................            15,974          3,429              (499)(1)        18,904
  Unearned compensation.............................                 -              -                 -                 -
Loan receivable - ESOP..............................                 -              -                 -                 -
Treasury stock......................................                 -              -                 -                 -
Accumulated other comprehensive income(loss)........             (240)             (8)                -              (248)
                                                        --------------   ------------    --------------     -------------
  Total stockholders' equity........................            20,152          3,726                 -            23,878
                                                         -------------   ------------    --------------     -------------
  Total liabilities and stockholders equity.........       $   208,854   $     43,048    $            -     $     251,902
                                                           ===========   ============    ==============     =============

(1)  Reclassification  of capital  accounts to reflect the exchange of Louisiana
Bancshares common stock for Britton & Koontz common stock.

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                        53





                                 PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                    (Unaudited)

         The following pro forma combined condensed statements of consolidated income present the combined statements of income of Britton & Koontz and Louisiana Bancshares, assuming the companies had been combined for each period presented on a pooling-of-interests accounting basis. Per share data has been adjusted retroactively for stock splits.





                                                                        For the Year Ended December 31, 1999

                                                          Britton &       Louisiana                          Pro Forma
                                                           Koontz         Bancshares      Adjustments        Combined
                                                        -------------   ------------     ------------     -------------
                                                                    (In thousands, except per share amounts)

Interest income:
   Interest and fees on loans.......................    $       11,187  $         2,958  $          -     $      14,145
   Interest and dividends on securities.............             2,875               75             -             2,950
   Other interest income............................                44              350             -               394
                                                        --------------- ---------------  ------------     -------------
         Total interest income......................            14,106            3,383             -            17,489
Interest expense:
   Interest on deposits.............................             5,287            1,370             -             6,657
   Interest on borrowed funds.......................               574              230             -               804
                                                        --------------  ---------------  ------------     -------------
         Total interest expense.....................             5,861            1,600             -             7,461
Net interest income.................................             8,245            1,783             -            10,028
Provision for loan losses...........................               275               12             -               287
                                                        --------------  ---------------- ------------     -------------
   Net interest income after provision for loan
   losses..........................................              7,970             1771             -             9,741
Noninterest income..................................             1,718              170             -             1,888
Noninterest expense.................................             6,354            1,424             -             7,778
                                                        --------------  ---------------  ------------     -------------
Net income before income taxes......................             3,334              517             -             3,851
Income tax expense..................................             1,114              176             -             1,290
                                                        --------------  ---------------- ------------     -------------
   Net income.......................................    $        2,220  $           341  $                $       2,561
                                                        ==============  ================ ============     =============
Net income per share:
   Basic............................................    $         1.26  $          0.11  $       (.14)(1) $        1.23
   Diluted..........................................              1.26             0.10          (.14)(1)          1.22

Weighted-average common shares outstanding:
   Basic............................................         1,767,064        3,051,907    (2,730,236)(1)    2,088,735
   Diluted..........................................         1,767,064        3,499,006    (3,158,937)(1)    2,107,133

(1) To adjust the combined amounts to be reflective of the actual number of post-merger shares (basic and diluted) outstanding.

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                        54





                                 PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                    (Unaudited)


                                                                        For the Year Ended December 31, 1998

                                                          Britton &       Louisiana                          Pro Forma
                                                           Koontz         Bancshares      Adjustments        Combined
                                                        -------------   ------------     ------------     -------------
                                                                     (In thousands, except per share amounts)
Interest income:
   Interest and fees on loans.......................    $       9,967   $      2,866     $          -     $      12,833
   Interest and dividends on securities.............            2,990             58                -             3,048
   Other interest income............................              109            245                -               354
                                                        -------------   ------------     ------------     -------------
         Total interest income......................           13,066          3,169                -            16,235
Interest expense:
   Interest on deposits.............................            5,593          1,354                -             6,947
   Interest on borrowed funds.......................              216            152                -               368
                                                        -------------   ------------     ------------     -------------
         Total interest expense.....................            5,809          1,506                -             7,315
Net interest income.................................            7,257          1,663                -             8,920
Provision for loan losses...........................              162              9                -               171
                                                        -------------   ------------     ------------     -------------
   Net interest income after provision for loan
   losses..........................................             7,095          1,654                -             8,749
Noninterest income..................................            1,496            155                -             1,651
Noninterest expense.................................            5,103          1,333                -             6,436
                                                        -------------   ------------     ------------     -------------
Net income before income taxes......................            3,488            476                -             3,964
Income tax expense..................................            1,156            138                -             1,294
                                                        -------------   ------------     ------------     -------------
   Net income.......................................    $       2,332   $        338     $                $       2,670
                                                        =============   ============     ============     =============
Net income per share:
   Basic............................................    $        1.32   $       0.11     $       (.15)(1) $        1.28
   Diluted..........................................             1.32           0.10             (.15)(1)          1.27

Weighted-average common shares outstanding:
   Basic............................................         1,767,064        3,051,907    (2,730,236)(1)     2,088,735
   Diluted..........................................         1,768,700        3,499.600    (3,159,531)(1)     2,108,769


(1) To adjust the combined amounts to be reflective of the actual number of post-merger shares (basic and diluted) outstanding.

                   See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                        55





                                 PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                    (Unaudited)



                                                                        For the Year Ended December 31, 1997

                                                          Britton &       Louisiana                          Pro Forma
                                                           Koontz         Bancshares      Adjustments        Combined
                                                        -------------   ------------     ------------     -------------
                                                                     (In thousands, except per share amounts)

Interest income:
   Interest and fees on loans.......................    $       8,990   $      2,350     $                $      11,340
   Interest and dividends on securities.............            3,084            107                -             3,191
   Other interest income............................               48            122                -               170
                                                        -------------   ------------     ------------     -------------
         Total interest income......................           12,122          2,579                -            14,701
Interest expense:
   Interest on deposits.............................            5,012          1,216                -             6,228
   Interest on borrowed funds.......................              222              1                -               223
                                                        -------------   ------------     ------------     -------------
         Total interest expense.....................            5,234          1,217                -             6,451
Net interest income.................................            6,888          1,362                -             8,250
Provision for loan losses...........................              160           (234)               -               (74)
                                                        --------------- ------------     ------------     -------------
   Net interest income after provision for loan
   losses..........................................             6,728          1,596                -             8,324
Noninterest income..................................            1,445            142                -             1,587
Noninterest expense.................................            4,566          1,243                -             5,809
                                                        --------------  ------------     ------------     -------------
Net income before income taxes......................            3,607            495                -             4,102
Income tax expense..................................            1,209            203                -             1,412
                                                        --------------  ------------     ------------     -------------
   Net income.......................................    $       2,398   $        292     $          -     $       2,690
                                                        =============   ============     ============     =============
Net income per share:
   Basic............................................    $        1.36   $       0.10     $       (.17)(1) $        1.29
   Diluted..........................................             1.36           0.09             (.17)(1)          1.28

Weighted-average common shares outstanding:
   Basic............................................        1,767,108      3,045,700       (2,724,683)(1)     2,088,125
   Diluted..........................................        1,767,142      3,350,270       (3,012,163)(1)     2,105,249

(1) To adjust the combined amounts to be reflective of the actual number of post-merger shares (basic and diluted) outstanding.

                   See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                        56




                  COMBINED CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 2000




                                                          Britton &       Louisiana        Pro Forma             Pro Forma
                                                           Koontz         Bancshares      Adjustments            Combined
                                                        -------------   ------------    --------------         -------------
                                                                               (In thousands)
ASSETS:

   Cash and due from banks..........................    $       6,237   $      3,537    $            -         $        9,774
   Interest-bearing deposits due from banks.........              482              -                 -                    482
   Federal funds sold and securities purchased
   under repurchase agreements                                  1,100          3,650                 -                  4,750
   Securities:
   Held-to-maturity.................................           55,726            155                 -                 55,881
         Available-for-sale.........................            6,354          2,707                 -                  9,061
                                                        --------------  ------------    --------------         --------------
   Total securities.................................           62,080          2,862                 -                 64,942
   Loans, net of unearned interest..................          157,965         30,977                 -                188,942
   Allowance for loan losses........................              988            279                 -                  1,267
   Net loans .......................................          156,977         30,698                 -                187,675
   Premises and equipment, net......................            6,451            709                 -                  7,160
   Other real estate................................               68            605                 -                    673
   Intangible assets................................            1,473              -                 -                  1,473
   Other............................................            3,159            366                 -                  3,525
                                                        -------------   ------------    --------------         --------------
         Total assets...............................    $     238,027   $     42,427    $            -         $      280,454
                                                        =============   ============    ==============         ==============
LIABILITIES:

   Noninterest-bearing deposits.....................    $      27,150   $      4,729    $                      $       31,879
   Interest-bearing deposits........................          162,324         29,455                 -                191,779
                                                        -------------   ------------    --------------         --------------
         Total deposits.............................          189,474         34,184                 -                223,658
   Federal funds purchased and securities sold
   under repurchase agreements......................            1,200              -                                    1,200
   Other borrowed funds.............................           22,840          4,000                                   26,840
   Other liabilities................................            3,844            361               521(1)               4,726
                                                        --------------  ------------    --------------         --------------
Total liabilities..................................           217,358         38,545               521                256,424

STOCKHOLDERS' EQUITY:

   Common stock.....................................            4,418            305               499(2)               5,222
   Surplus and retained earnings....................           16,679          3,586            (1,020)(1)(2)          19,245
   Unearned compensation............................                -              -                 -                      -


                                                        57



              COMBINED CONSOLIDATED STATEMENT OF CONDITION (Cont.)
                                  JUNE 30, 2000


                                                          Britton &       Louisiana        Pro Forma             Pro Forma
                                                           Koontz         Bancshares      Adjustments            Combined
                                                        -------------   ------------    --------------         -------------
                                                                                 (In thousands)

Loan receivable - ESOP..............................                -              -                 -                     -
Treasury stock......................................             (257)             -                 -                  (257)
Accumulated other comprehensive income(loss)........             (171)            (9)                -                  (180)
                                                        -------------   ------------    --------------         --------------
   Total stockholders' equity.......................           20,669          3,882    $         (521)        $       24,030
                                                        -------------   ------------    --------------         --------------
   Total liabilities and stockholders equity........    $     238,027   $     42,427    $            -         $      280,454
                                                        =============   ============    ==============         ==============

(1) Restructuring and merger related costs anticipated to be incurred and recognized upon consummation of the merger.

(2)  Reclassification  of capital  accounts to reflect the exchange of Louisiana
Bancshares common stock for Britton & Koontz common stock.

                                                        58






                   COMBINED CONSOLIDATED STATEMENT OF INCOME
                                 JUNE 30, 2000







                                                                              For the Six Months Ended
                                                                                  June 30, 2000


                                                         Britton &       Louisiana                          Pro Forma
                                                          Koontz         Bancshares      Adjustments        Combined
                                                        ------------   ------------     ------------       -----------
                                                                    (In thousands, except per share amounts)


Interest income:
   Interest and fees on loans.......................    $      6,530   $      1,487     $          -       $     8,017
   Interest and dividends on securities.............           1,979             93                -             2,072
   Other interest income............................              13            132                -               145
                                                        ------------   ------------     ------------       -----------
         Total interest income......................           8,522          1,712                -            10,234
Interest expense:
   Interest on deposits.............................           3,352            694                -             4,046
   Interest on borrowed funds.......................             580            106                -               686
                                                        ------------   ------------     ------------       -----------
         Total interest expense.....................           3,932            800                -             4,732
Net interest income.................................           4,590            912                -             5,502
Provision for loan losses...........................             160              6                -               166
                                                        ------------   ------------     ------------       -----------

   Net interest income after provision for loan
   losses..........................................            4,430            906                -             5,336
Noninterest income..................................             964             74                -             1,038
Noninterest expense.................................           3,544            749              521(1)          4,814
                                                        ------------   ------------     ------------       -----------
Net income before income taxes......................           1,850            231             (521)            1,560
Income tax expense..................................             618             74                -               692
                                                        ------------   ------------     ------------       -----------
   Net income.......................................    $      1,232   $        157     $       (521)      $       868
                                                        ============   ============     ============       ===========
Net income per share:
   Basic............................................    $       0.70   $       0.05     $      (0.33)(2)   $      0.42
   Diluted..........................................            0.70           0.05            (0.34)(2)          0.41

Weighted-average common shares outstanding:
   Basic............................................       1,760,166      3,051,907       (2,730,236)(2)     2,081,837
   Diluted..........................................       1,760,166      3,499,006       (3,158,937)(2)     2,100,235


(1) Restructuring and merger related costs anticipated to be incurred and recognized upon consummation of the merger.

(2) To adjust the combined amounts to be reflective of the actual number of post-merger shares (basic and diluted) outstanding.

                                                        59





           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The unaudited pro forma combined condensed information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

1. The merger will be accounted for on a pooling-of-interests accounting basis. Each share of Louisiana Bancshares common stock issued and outstanding will be converted into 0.1054 shares of Britton & Koontz common stock. Each share of Louisiana Bancshares common stock under an option to purchase will be converted to an option to purchase 0.1054 shares of Britton & Koontz common stock subject to the same restrictions on exercise. At June 30, 2000, Louisiana Bancshares had outstanding 3,051,907 common shares. Based on the exchange ratio and the shares outstanding of Louisiana Bancshares, 321,670 shares of Britton & Koontz common stock will be issued in exchange for the outstanding common stock of Louisiana Bancshares. Additionally, based on the exchange ratio, options to purchase 47,124 shares of Britton& Koontz stock will be issued in exchange for options to purchase 447,099 shares of Louisiana Bancshares shares.

     Britton & Koontz expects to realize revenue enhancements and cost savings from the acquisition. The pro forma financial information does not reflect any of the potential revenue enhancements or potential savings from the consolidation of operations of Britton & Koontz and Louisiana Bancshares.

2. In connection with the merger, Britton & Koontz and Louisiana Bancshares expect to incur certain restructuring and merger related costs, including legal, accounting, and other related transaction costs and fees. Additionally, other restructuring and merger related costs associated with the integration of the separate financial institutions are expected to be incurred. Based upon information currently available, the total amount of restructuring and merger related expenses to be recognized in connection with the merger is estimated to be $521,400 after tax. Since the merger has not yet been consummated, the restructuring and merger related expenses can only be estimated at this time, and are subject to revision, as further information becomes available.


     These restructuring and merger related costs will be charged to expense in the period in which the merger is consummated, or in subsequent periods when incurred. Although the restructuring and merger related costs are nonrecurring, these have been reflected as an adjustment to the pro forma combined condensed statement of income as of and for the six months ended June 30, 2000. Also, the pro forma financial data does not reflect cost savings, operating synergies and revenue enhancements which are expected to be realized.

                                      INFORMATION ABOUT LOUISIANA BANCSHARES

Principal Business

         Louisiana Bancshares, a Louisiana corporation located in Baton Rouge, Louisiana, is a one-bank holding company registered with and subject to supervision of the Federal Reserve Board. Louisiana Bancshares is engaged in the commercial banking business through its wholly- owned subsidiary, Louisiana Bank. Louisiana Bancshares does not, as an entity, engage in separate business activities of a material nature apart from its ownership of Louisiana Bank. The primary activities of Louisiana Bancshares are to provide assistance in the management and coordination of Louisiana Bank's financial resources, to provide capital, business development, long-range planning and public relations services for Louisiana Bank and to analyze future expansion opportunities for Louisiana Bank. Louisiana Bancshares maintains its principal office at the main office of Louisiana Bank.

         As of June 30, 2000, Louisiana Bancshares had, on a consolidated basis, total assets of approximately $42.4 million, total deposits of approximately $34.2 million and total stockholders' equity of approximately $3.8 million. As of October 13, 2000, the record date for the special meeting, there were approximately 167 holders of record of Louisiana Bancshares common stock.

         Louisiana Bancshares' primary source of revenue is dividends from Louisiana Bank. Any future dividend payments by Louisiana Bank will be determined by the board of directors of Louisiana Bank based on its financial condition, and such dividends may only be declared and paid in compliance with applicable law and regulatory guidelines. Louisiana Bank will also be subject to certain restrictions on the payment of dividends as a result of the requirement that it maintain an adequate level of capital in accordance with guidelines promulgated by the FDIC.

         As a bank holding company, Louisiana Bancshares is subject to regulation by the Federal Reserve in accordance with the requirements set forth in the Bank Holding Company Act and by the rules promulgated thereunder by the Federal Reserve Board.

Louisiana Bank

         Louisiana Bank is a state bank chartered under the laws of the State of Louisiana. Louisiana Bank was incorporated in 1986 under the name Acadia State Bank, and the name was changed to Louisiana Bank in 1996. Louisiana Bank conducts commercial banking operations from two locations in Baton Rouge, Louisiana, serving the surrounding communities of East Baton Rouge Parish. Louisiana Bank concentrates its lending activities in three principal areas: commercial loans, real estate loans and installment loans, with real estate loans comprising approximately 82 % of Louisiana Bank's loan portfolio at June 30, 2000.

         At June 30, 2000, Louisiana Bank had total assets of approximately $40.9 million, total deposits of approximately $33.4 million and total stockholders' equity of approximately $3.8 million. The primary geographic market area for Louisiana Bank includes East Baton Rouge Parish.

Competition

         Louisiana Bank experiences competition in attracting deposits and lending funds. Primary competitors of Louisiana Bank are other commercial banks and savings and loan associations located in Louisiana Bank market area and, to a lesser extent, finance companies, insurance companies, credit unions, credit card organizations and other financial institutions located in the geographic area in which Louisiana Bank competes. Louisiana Bank competes with other financial institutions to make loans to customers and to obtain deposits of customers. This competition is generally based on the interest rates charged on loans or paid on deposits. Louisiana Bank faces increasing competition from larger financial institutions, many of which have entered the competitive area of Louisiana Bank by making acquisitions.

Supervision and Regulation

         Louisiana Bancshares and Louisiana Bank are subject to extensive regulation by federal and state agencies. The regulation of bank holding companies and banks is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.

         To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the full text of those provisions. Also, such statutes, regulations and policies are continually under review by Congress and state legislatures and federal and state regulatory agencies. A change in statutes, regulations or regulatory policies applicable to Louisiana Bancshares or Louisiana Bank could have a material effect on the business of Louisiana Bancshares or Louisiana Bank.

         Louisiana Bancshares. As a bank holding company under the Bank Holding Company Act, Louisiana Bancshares is registered with and is subject to supervision and regulation by the Federal Reserve Board. Among other things, applicable statutes and regulations require Louisiana Bancshares to file annual and other reports with and furnish information to the Federal Reserve Board, which performs examinations of the Louisiana Bancshares. The Bank Holding Company Act provides that a bank holding company must obtain the prior approval of the Federal Reserve Board for the acquisition of more than five percent of the voting stock or substantially all the assets of any bank or bank holding company. In addition, the Bank Holding Company Act restricts the extension of credit by Louisiana Bank to Louisiana Bancshares. The Bank Holding Company Act also provides that, with certain exceptions, a bank holding company may not (i) engage in any activities other than those of banking or managing or controlling banks and other authorized subsidiaries or (ii) own or control more than five percent of the voting shares of any company that is not a bank. The Federal Reserve Board has deemed certain limited activities to be closely related to banking and therefore permissible for a bank holding company to engage.

         Under the Small Bank Holding Company Policy Statement promulgated by the Federal Reserve Board under the Bank Holding Company Act, a bank holding company with consolidated assets of less than $150 million that is not engaged in nonbanking activities and does not have a significant amount of outstanding debt is subject to certain limitations in the transactions it can conduct in its own securities and the dividends that it can pay. Small bank holding companies generally must have a pro forma debt to equity ratio of 1:1 or less and otherwise be in compliance with such policy.

         Louisiana Bank Louisiana Bank, as a Louisiana state chartered non-Federal Reserve Board member bank, is subject to various requirements and restrictions under the laws of the United States and the State of Louisiana, and to regulation, supervision and regular examination by the FDIC and the OFI. Louisiana Bank is subject to the power of the FDIC and the OFI to enforce compliance with applicable banking statutes and regulations. Such requirements and restrictions include requirements to maintain reserves against deposits and restrictions on the nature and amount of loans that may be made and the interest that may be charged thereon and restrictions relating to investments and other activities of the Bank.

         The capital classification of Louisiana Bank affects the frequency of examinations of Louisiana Bank, impacts the ability of Louisiana Bank to engage in certain activities and affects the deposit insurance premiums paid by the Louisiana Bank. Louisiana Bank has its deposits insured up to $100,000 per depositor.

         Monetary Policy. Monetary policies and regulatory authorities, including the Federal Reserve Board, have a significant effect on the business of Louisiana Bancshares and Louisiana Bank. The Federal Reserve Board supervises and regulates the national supply of bank credit through the sale of U.S. government securities, changes in the discount rate on bank borrowings from the Federal Reserve Board and changes in reserve requirements with respect to member bank deposits. The Federal Reserve Board also regulates the types of loans and investments in which banks may participate. These regulatory efforts can affect the overall business of Louisiana Bank and interest rates it charges on loans or pays for deposits, which in turn, affects the business prospects of Louisiana Bancshares. The effect of future Federal Reserve Board policies on the business of Louisiana Bank cannot be predicted with certainty.

         Capital Adequacy Guidelines. Regulatory authorities governing the operations of Louisiana Bank establish minimum capital requirements of Louisiana Bank designed to reduce risk in operations, to account for off-balance sheet exposure and to insure adequate liquidity in Louisiana Bank Further information is provided in this joint proxy statement-prospectus at Louisiana Bancshares' Management's Discussion and Analysis of Financial Condition and Results of Operations.

Employees

         As of October 13, 2000, Louisiana Bancshares and its subsidiary had 17 full time employees.

Properties

         The following list describes the location and general character of the principal properties owned or leased by Louisiana Bancshares and Louisiana Bank:





                                                                                         Approximate Office
Location                            Own/Lease                         Use               Space (square feet)
--------                            ---------           ------------------------        -------------------

7142 Florida Boulevard              Owned               Main Office of Bank                           6,000
Baton Rouge, Louisiana
12716 Perkins Road                  Leased              Branch Office of Bank                         2,000
Baton Rouge, Louisiana




         In the opinion of Louisiana Bancshares' management, both of Louisiana Bancshares' properties are in generally good condition and are adequate to meet the needs of the communities they serve.

Legal Proceedings

         Louisiana Bancshares is a party to various ordinary routine legal proceedings incidental to its business. Louisiana Bancshares' management does not believe that any of these proceedings will have a material effect on the financial position or results of Louisiana Bancshares' operations.

Market Prices and Dividends

         Louisiana Bancshares' authorized capital stock consists of 6,000,000 shares of common stock, of which 3,051,977 shares of common stock were issued and outstanding as of October 13, 2000. Additionally, Louisiana Bancshares has granted options to purchase up to 447,099 shares of common stock under Louisiana Bancshares' Incentive Stock Option Plan, which options are exercisable at prices ranging from $0.73 to $1.20 per share. As of October 13, 2000, there were approximately 167 shareholders. Louisiana Bancshares acts as its own transfer agent and registrar.

         There is no established public market for the Common Stock, nor are there any published quotations for such shares. Although Louisiana Bancshares acts as its own transfer agent, it is not aware of the per price involved in the transactions. As a result, it does not know the prices at which such trades were consummated. Louisiana Bancshares does know the number of shares transferred and the number of transactions it has been notified of which is represented in the table below, for the quarterly periods indicated:

                                            No. of Shares      No. of Transfers

1998

         First Quarter 1998                       297,871              10
         Second Quarter 1998                      160,000               2
         Third Quarter 1998                        87,500               3
         Fourth Quarter 1998                            0              N/A
1999

         First Quarter 1999                             0              N/A
         Second Quarter 1999                            0              N/A
         Third Quarter 1999                        55,023              19
         Fourth Quarter 1999                            0              N/A
2000

         First Quarter 2000                             0              N/A
         Second Quarter 2000                            0              N/A
         Third Quarter 2000 (through October 4)   160,000               1

         The table may not include all trades that occurred during the reported period. Because of the absence of an established public trading market for the common stock, the amount of consideration to be paid for the common stock in connection with the merger was determined by arms-length negotiations with Britton & Koontz, and the price was based on a number of factors, including, among other things, the growth rate and earnings of Louisiana Bancshares and book value of the common stock, the industry, the capital structure of Louisiana Bancshares, the market in which Louisiana Bancshares operates, the capital needs of Louisiana Bancshares and judgments as to Louisiana Bancshares' future prospects. This price may not be indicative of the market or actual value of the common stock.

Management and Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of Louisiana Bancshares Common Stock as of October 4, 2000 by: (i) each person known by Louisiana Bancshares to be the beneficial owner of more than 5% of the outstanding shares of Louisiana Bancshares Common Stock, showing the amount and nature of such beneficial ownership; (ii) each director and executive officer of Louisiana Bancshares and the number of shares of Louisiana Bancshares common stock beneficially owned by such director and executive officer; and (iii) the number of shares of Louisiana Bancshares common stock owned beneficially by all directors and executive officers as a group.





                                                                           Number of Shares

Name                                                                   Beneficially Owned(1)          Percent of Class(2)
----                                                                   ------------------             ----------------
Robert E. DeSilva, Jr......................................                   160,000                          5.24%
S. Allen Harris, III(3)....................................                    21,516                          *
Ridley T. Hebert...........................................                   160,000                          5.24%
Michael J. Johnson(4)......................................                     7,753                          *
Kenneth A. Juban...........................................                   160,000                          5.24%
Dale J. Matherne...........................................                   170,000                          5.57%
R. Andrew Patty, II........................................                    10,000                          *
Deanna Morrow Patty........................................                   160,000                          5.24%
Ellen C. Sessions(5).......................................                    61,038                          2.0%
John S. Sylvest(6).........................................                   164,196                          5.38%
Vinod K. Thukral, Ph.D(7)..................................                   310,000                         10.16%
J. Ken Walters(8)..........................................                   310,000                         10.16%
Charles H. Williamson, M.D.                                                   160,000                          5.24%
William R. Williamson, M.D.................................                   160,000                          5.24%
Robert M. Coleman, III ....................................                   219,059                          7.18%
Thomas A. Sylvest..........................................                   110,000                          3.60%
All directors and executive officers as a group
(9 persons)                                                                 1,073,562                         35.18%

----------------------------------------
*Indicates less than 1 %




         (1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it.

         (2) Shares issuable to an individual under stock options exercisable within 60 days of the Record Date are considered outstanding for the purpose of calculating the percentage of total outstanding shares of common stock owned by such individual or group, which calculation is based on a total of 3,051,907 outstanding shares of Louisiana Bancshares common stock.

(3) Includes 8,500 shares which may be acquired upon the exercise of options exercisable within 60 days of the Record Date.

(4) Includes 6,128 shares which may be acquired upon the exercise of options exercisable within 60 days of the Record Date.

(5) Includes 5,372 shares which may be acquired upon the exercise of options exercisable within 60 days of the Record Date.

(6) Includes 138,496 shares which may be acquired upon the exercise of options exercisable within 60 days of the Record Date.

(7) Includes 150,000 shares held by Thukral Holdings, LLC over which Dr. Thukral has voting and investment power.

(8)  Includes  160,000 shares held in the J. Ken Walters  Individual  Retirement
     Account,  14,700  shares  held  in the J.  Ken  Walters  Simple  Individual
     Retirement Account and 147,034 shares held in the Cynthia P. Walters Individual Retirement Account over which Mr. Walters shares voting and investment power. Cynthia Walters is Mr. Walters' wife.

                     Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

         The following is a discussion of Louisiana Bancshares' financial condition at December 31, 1999 and June 30, 2000, and its results of operations for the two fiscal years ended December 31, 1999 and 1998, and for the six-month periods ended June 30, 2000 and 1999. This discussion should be read in conjunction with the financial statements that are included with this proxy statement-prospectus.

Comparison of Operating Results for the Years Ended December 31, 1999 and 1998

         Earnings Summary. Louisiana Bancshares reported net income of approximately $341,000, or $.11 per share, for the year ended December 31, 1999, compared to net income of approximately $338,000, or $.11 per share, for the year ended December 31, 1998. Fully diluted net income per share was $.10 for both fiscal 1999 and 1998. Net earnings in 1999 resulted in a return on average assets of 0.81%, compared to a 0.93% return on assets in 1998. The return on average stockholders' equity was 9.6% in 1999 and 10.5% in 1998.

         The main components of Louisiana Bancshares' earnings are net interest income, and non-interest income (less non-interest expenses). Each of those components will be discussed below.

         Net Interest Income. Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense). Net increase income is affected by changes in volume of interest-earning assets and interest-bearing liabilities, and the rates paid thereon. For the purposes of this earnings analysis, net interest income has been adjusted to a fully taxable equivalent basis for certain investments included in interest-earning assets. Interest-earning assets, including loans, have been presented as averages, net of unearned income.

         Net interest income increased 7.2% to $1.8 million in 1999 from $1.7 million in 1998. The net interest spread (the difference between the average interest rate earned on interest- earning assets and the average interest rate paid on interest-bearing liabilities) declined from 4.1% in 1998 to 4.0% in 1999 due in large part to a decline in the interest rates earned on loans, only partially offset by a $1.4 million increase in the volume of average loans. The net interest margin (the difference between the average interest rate earned on interest-earning assets and the average interest rate paid on all liabilities funding those assets) decreased ten basis points, from 4.24% in 1998 to 4.14% in 1999. Although both noninterest-bearing deposits and stockholders' equity increased in 1999, compared to 1998, those increases were not large enough to offset a $3.7 million (11.0%) increase in average interest-earning assets.

         Interest income. Interest income increased approximately $214,000 to $3.4 million in the year ended December 31, 1999, from $3.2 million in 1998. The increase was attributable primarily to an overall growth in the volume of earning assets, which was partially offset by a decline in the average rates earned on those assets. Growth occurred primarily in average loans ($1.4 million) and average federal funds sold under agreements to repurchase ($1.9 million). Louisiana Bancshares' average securities portfolio rose only sightly (by $350 thousand) during 1999, compared to 1998.

         Loans comprised 78.9% of average earning assets in 1999, compared to 83.3% in 1998. During 1999, investment securities represented 3.6% of average earning assets, compared to 2.9% for 1998. Federal funds sold represented 17.5% of Louisiana Bancshares' average earning assets in 1999, compared to 13.8% in 1998.

         The yield on average earning assets decreased slightly to 9.02% in 1999 from 9.38% in 1998. The yield on average loans was 9.98% for the year ended December 31, 1999, compared to 10.17% in 1998. For the years ended December 31, 1999 and 1998, the yield on average taxable investment securities was 5.82% and 6.14%, respectively. The net interest spread was negatively affected by the relatively larger part of Louisiana Bancshares interest-earning assets portfolio invested in lower-earning federal funds sold. The yields on average federal funds sold in 1999 was 5.35%, compared to 5.28% in 1998.

         Interest Expense. Interest expense increased approximately $94,000 (or 6.3%) to approximately $1.6 million in the year ended December 31, 1999, from approximately $1.5 million in 1998, primarily because Louisiana Bancshares borrowed money to fund its loan growth and Y2K contingency spending. Borrowings outstanding at December 31, 1999 and 1998 were $7 million and $5.3 million, respectively. During 1999 the volume of interest-bearing liabilities averaged $32 million, or 11.9% higher than the $28.6 million average during 1998. Time deposits represented 71.8% of interest-bearing liabilities in 1999, compared to 77.5% in 1998. Interest-bearing demand deposits (NOW and money market deposits) represented 11.5% of total interest-bearing liabilities in 1999, compared to 10.6% in 1998.

         The increase in volume of interest-bearing funds was only partially offset by a decrease in the average rate paid on interest-bearing liabilities. The average rate paid on interest-bearing liabilities in 1999 was 5.0%, compared to 5.3% in 1998. The average yields paid on time deposits were 5.3% in 1999, compared to 5.6% in 1998. The average yield paid on interest- bearing demand deposits (NOW and money market deposits) was approximately 2.7% in both 1999 and 1998.

         Average Balance Sheet. The following table represents average balance sheet amounts and average yields for the years ended December 31, 1999 and 1998, on a tax-equivalent basis. The two major components affecting Louisiana Bancshares' earnings are interest earning assets and interest bearing liabilities.






                                             Year ended December 31, 1999             Year ended December 31, 1998
                                          -----------------------------------       ------------------------------------
                                           Average      Income/       Yields/        Average       Income/       Yields/
                                          Balances      Expense        Rate         Balances       Expense       Rates
                                          --------      -------      --------       --------       -------       -------
                                                                   (dollars in thousands)

Assets:
Interest-earning assets:

Loans                                      $29,644       $2,957         9.98%        $28,204        $2,867        10.17%
Taxable securities                           1,100           64         5.82%            749            46         6.14%
Tax exempt securities                          249           17(1)      6.83%            249            17(1)      6.83%
Federal funds sold                           6,558          350         5.35%          4,639           244         5.28%
Total earning assets                        37,551        3,388          9.0%         33,841         3,174          9.4%
Allowance for loan losses                     (319)                                     (334)
Non-earning assets                           3,140                                     2,384
                                            ------                                    ------
Total Average Assets                       $40,372                                   $35,891


Liabilities and stockholders' equity:
Interest-bearing liabilities:

Now                                         $2,707          $82                       $1,860           $57
Money Market                                   994           25                        1,160            29
Savings                                      1,262           38                          817            24
Time deposits                               23,001        1,226                       22,144         1,244
Other borrowed funds                         4,031          229                        2,594           152
Total interest-bearing deposit              31,995        1,600                       28,575         1,506
Noninterest-bearing deposit                  4,592                                     3,893
Other liabilities                              260                                       234
Stockholders' equity                         3,525                                     3,189
Total liabilities and                      $40,372                                   $35,891
stockholders' equity
Net interest spread                                      $1,788                                $1,668
Net interest margin                                                     4.14%                                      4.24%

(1) Tax equivalent adjustment made to reflect benefit of nontaxable income at a rate of 34%.

         Noninterest Income. Noninterest income was $170,000 for 1999, an increase of $15,000 (or 9.7%), compared to $155,000 in 1998. The increase in noninterest income for 1999 was a result of changes in Louisiana Bancshares' fee structure. Return check charges increased $23,000, or 29%, as a result of more stringent policies being applied to overdraft accounts beginning in 1999. The following table lists the accounts from which noninterest income was derived, gives totals for these accounts for the years ended December 31, 1999 and 1998, and indicates the amount of and percentage change for each category.

                                                        70







                                             Year ended                                             Year ended
                                            December 31,         Increase        (Decrease)        December 31,
                                                1999              Amount           Percent             1998
                                       -------------------    ------------   ---------------   --------------------
                                                                          (dollars in thousands)


Service charges and service
fees on deposit accounts                          $143               $9              6.7%             $134
Other income                                        27                6             28.6%               21
Total noninterest income                          $170              $15              9.7%             $155

         Noninterest Expense. Total noninterest expense increased $91,000, or 6.8%, to $1,424,000 in 1999, compared to $1,333,000 in 1998. The increase in salary and other compensation was due to normal merit increases from 1998 to 1999. Furniture and equipment expense increased as a result of increased depreciation expense on software and equipment installed as part of Louisiana
Bancshares' Y2K upgrade. The increase in marketing expense and supplies in 1999 was primarily due to an expanded deposit base and promotion of a branch opened in 1997.

         Louisiana Bank's operating efficiency ratio is calculated as the percentage of net interest income plus noninterest income that is represented by noninterest expense. The efficiency ratio was 72.9% in 1999, compared to 73.3% in 1998. The following table lists in detail each component of noninterest expense in 1999 and 1998, and indicates the amount of and percentage change for each category from 1998 to 1999.

                                             Year ended                                                 Year ended
                                            December 31,         Increase          (Decrease)          December 31,
                                                1999              Amount            Percent                1998
                                        --------------------- --------------- -------------------- --------------------
                                                                     (dollars in thousands)

Salaries and benefits                            $736             $43                    6.2%              $693
Furniture and equipment                           104              29                   38.7%                75
Occupancy                                          80               -                    0.0%                80
Marketing                                          46             (2)                   (4.2%)               48
Communications                                     21               1                    5.0%                20
Professional fees                                 105              36                   52.2%                69
State assessment                                   13               2                   18.2%                11
Supplies                                           58               9                   18.4%                49
Data processing                                    13            (13)                  (50.0%)               26


                                                        71






Share tax                                          38               7                   22.6%                31
Directors fees                                     31            (12)                  (27.9%)               43
Nonperforming assets                               46               -                    0.0%                46
(expense)
Other expense                                     133             (9)                   (6.3%)              142
Total noninterest expense                      $1,424             $91                                    $1,333
Operating efficiency ratio                       72.9%                                                     73.3%

         Income Taxes.  Louisiana  Bancshares  reported tax expense on income of
$176,801 in 1999 and $138,553 in 1998. Louisiana Bancshares applies Statement of
Financial   Accounting  Standards  No.  109.  In  applying  FAS  109,  Louisiana
Bancshares  recorded a net deferred  tax  liability of ($91,848) at December 31,
1999 and ($68,502) at December 31, 1998, which represented future taxable income primarily related to the temporary  difference between book and tax bases in the allowance  for loan loss.  Gross  deferred  tax assets  recorded  as a result of non-deductible  write-down  of  other  real  estate  and  a net  operating  loss carryforward  (NOL) were  $237,553  and $239,552 for December 31, 1999 and 1998, respectively. No valuation allowance was recorded against the deferred tax asset because management believed that it was likely that the deferred tax asset would be realized in full. The NOL  carryforward of $466,970 at December 31, 1999 will expire on December 31,  2006.  The NOL is  currently  limited to $66,710  annual utilization. This limitation may be increased after the merger.

Comparison of Financial Position from December 31, 1998 to December 31, 1999

         Securities. Investment securities averaged $1,349,000 in 1999, a 35.1% increase compared to the $998,000 securities average in 1998. The decrease in average securities was the result of the reinvestment of securities previously held to maturity into higher yielding loans.

         Securities Held to Maturity. Louisiana Bancshares accounts for its investment securities under Statement of Financial Accounting Standards No. 115,
Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. Securities classified as held to maturity amounted to $213,667 (or 8.8% of the investment portfolio) at December 31, 1999, compared to $320,213 (or 55.8% of the investment portfolio) at December 31, 1998.

                                                        72





         Securities Available for Sale. Securities available for sale represent those securities in its portfolio that Louisiana Bancshares may sell in response to changes in interest rates or liquidity needs. These securities are recorded at market value with unrealized gains or losses, net of any tax effect, reflected as component of stockholders' equity. Securities classified as available for sale totaled $2,221,844 (or 91.2% of the investment portfolio) at December 31, 1999, compared to $252,752 (or 44.2% of the investment portfolio) at December 31, 1998. The net unrealized appreciation (depreciation ) on securities available for sale was ($12,617) at December 31, 1999, compared to $3,895 at December 31, 1998.

         Loans.  Total loans  increased  $349,000  (or 1.2%) to  $30,006,000  at
December 31, 1999, compared to the December 31, 1998 balance of $29,657,000. The primary growth in Louisiana Bancshares' loan portfolio can be attributed to a $1.1 million (or 3.8%) increase in real estate loans in 1999. Consumer loans increased 1.1% in 1999 to $2.3 million.

         Louisiana Bancshares' loan-to-deposit ratio for 1999 increased slightly to 93.6%, compared to 93.1% in 1998. Louisiana Bancshares' management expects continued growth in the loan portfolio, although management does not expect the loan portfolio to grow at the same rate experienced in 1999. The table below shows the categories of loans and amounts for the years ended December 31, 1999 and 1998, and the amount of and percentage change for each category.

                                             Year ended                                             Year ended
                                            December 31,             Increase (Decrease)            December 31,
                                                 1999             Amount           Percent             1998
                                        ------------------   ---------------     ------------     ----------------
                                                                     (dollars in thousands)


Commercial and industrial                      $3,649            $587               19.2%              $3,062
Construction and land                           2,841         (1,703)              (37.5%)              4,544
development
Real Estate                                    21,141           1,117                5.6%              20,024
Personal and other                              2,375             348               17.2%               2,027
Total loan portfolio                          $30,006            $349                1.1%             $29,657

         Nonperforming  Assets and Past Due  Loans.  Nonperforming  assets  were
$637,000 at December 31, 1999, reflecting a $212,000 increase from the $425,000 balance at December 31, 1998. Total past due loans increased $315,000 to $339,000 for December 31, 1999. There were no loans past due 90 days or more and still accruing interest at December 31, 1999 or December 31, 1998. Other real estate owned decreased to $298,000 in 1999 from $401,000 in 1998.

                                                        73





         The following  table  summarizes the past due loans for the years ended
December 31, 1999 and 1998.

                          December 31, 1999       December 31, 1998
                         --------------------  ------------------------
                                   (dollars in thousands)

Loans past due 90 days         $     -               $     -
Nonaccrual loans                   339                    24
Total past due loans               339                    24
Other real estate                  298                   401
Total nonperforming assets     $   637               $   425

         Allowance and Provision for Possible Loan Losses. The allowance for possible loan losses totaled $314,673 as of December 31, 1999, compared to $314,314 for December 31, 1998, which represented 1.05% of total loans outstanding for both years. Louisiana Bank experienced net charge-offs of $11,641 in 1999, compared to net charge-offs of $52,215 in 1998. The allowance was adequate in 1999 and 1998 to absorb the net charge-offs, with only modest provisions of $12,000 and $9,000, respectively, in each year.

         The following table shows the changes to the allowance for possible loan losses during 1999 and 1998.






                                     December 31, 1999      December 31, 1998
                                  --------------------    --------------------
                                               (dollars in thousands)

Balance at beginning of period          $   314                 $   357
Charge-offs                                 (28)                    (62)
Recoveries                                   17                      10
Net charge-offs                             (11)                    (52)
Provision for possible loan losses           12                       9
Balance at end of period                $   315                 $   314


                                                        74





         Deposits.  Total deposits increased $200,000 (or .62%) to $32.1 million
as  of  December   31,  1999,   from  total   deposits  at  December  31,  1998.
Noninterest-bearing  demand  deposits  increased  10.5% in 1999 to $4.9 million.
Interest-bearing  demand  deposits  increased  26% (or  $993,000) in 1999.  Time deposits decreased slightly by 5.3% in 1999;  although time deposits of $100,000 or more  remained  relatively  constant in 1999 at $6.2  million.  The following table shows the deposit  accounts and balances at the end of 1999 and 1998,  and the amount of and percentage change in each account.

                                            December 31,              Increase (Decrease)           December 31,
                                                 1999             Amount            Percent            1998
                                        ------------------     ------------     --------------- ------------------
                                                                     (dollars in thousands)


Noninterest-bearing demand                   $4,908                 $466             10.5%            $4,442
Interest-bearing demand                       2,612                  782             42.7%             1,830
Money market accounts                         1,003                   (9)            (0.9%)            1,012
Savings                                       1,202                  220             22.4%               982
Core time deposits                           16,178               (1,036)            (6.0%)           17,214
Total core deposits                          25,903                  423              1.7%            25,480
Time certificates of deposits of              6,166                                                    6,390
$100,000 or more
Total deposits                              $32,069                                                  $31,870

         Interest Rate Sensitivity. The primary assets of banks are portfolios of investment securities and loans, while liabilities are primarily composed of interest bearing deposits and borrowed funds. Assets and liabilities have varying maturities, and the associated rates may be fixed or variable.
Asset/liability management techniques are used to maintain what are believed to be appropriate levels and relationships between rate-sensitive assets and liabilities. They represent the efforts to maximize overall returns and to minimize the risk of loss associated with significant, often unforeseen, shifts in interest rates.

         A liability sensitive company will generally benefit from a falling interest rate environment as the cost of interest-bearing liabilities falls faster than the yields on interest- earning assets, thus creating a widening of the net interest margin. Conversely, an asset sensitive company will generally benefit from a rising interest rate environment as the yields on interest-earning assets rise faster than the costs on interest-bearing liabilities.

         Management of Louisiana Bank utilizes a computerized interest rate simulation analysis as its primary measure of interest rate sensitivity.
Management's analyses indicate that in a rising rate scenario, in the first 12 months, net interest income increases as the short-term funding base

                                                        75





reprices much slower than the larger short-term asset base. In a falling rate environment, with a 100 basis point rate shock, net interest income would decrease by only $40 thousand over the first 12 months of the simulation, as decreases in funding costs are not quite big enough to offset the decline in asset yields.

         Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the above interest sensitivity analysis discussion. These prepayments may have significant effects on Louisiana Bancshares' net interest margin. Because of these factors, the interest sensitivity analysis discussion above does not provide a complete assessment of Louisiana Bancshares' exposure to changes in interest rates.

         Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data in an attempt to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin and thus maximize income. The following table shows the interest rate sensitivity for Louisiana Bancshares at December 31, 1999.

                                                         3 months or         3 to 12           1 to 3         Over 3
                                                            less              months           years           years
                                                      -----------------  ---------------- ---------------- -------------
                                                                            (Dollars in thousands)




Total rate sensitive assets                               $15,364             11,114          $11,402         $2,693

Total rate sensitive liabilities                            9,105             14,714            8,165          8,589

Excess (deficiency)of interest-bearing                      6,259             (3,600)           3,237         (5,896)
assets over interest-bearing liabilities

Cumulative excess of interest-bearing                       6,259              2,659            5,896              0
liabilities

Cumulative excess of interest-earning                       15.43%              6.55%           14.53%          0.00%
assets over interest-bearing liabilities as a
percent of total assets

         Capital. Stockholders' equity totaled approximately $3,726,000 at December 31, 1999, compared to $3,396,000 at December 31, 1998. The ratio of stockholders' equity to assets increased to 8.66% at December 31, 1999 from 8.32% in 1998. Louisiana Bank's risk-based capital ratios exceed the minimum regulatory guidelines for designation as a "well-capitalized" institution.

                                                        76





                                            Year ended December 31,

                                      1999                           1998
                                     ------                         -----
Tier 1 (core capital)                 13.9%                         12.5%
Tier 2 (supplementary capital)         1.2%                          1.2%
Total Capital                         15.1%                         13.7%

         Liquidity. Liquidity is a measure of a bank's ability to fund loan commitments and meet deposit maturities and withdrawals in a timely manner. The liquidity position of Louisiana Bancshares is founded on a stable base of core deposits. Louisiana Bank's loan-to-deposit ratio at year-end 1999 increased slightly to 93.6%, compared to 93.1% at year-end 1998. In 1999, the bank's growth in loans, which outpaced increases in the deposits, was funded by borrowings from the Federal Home Loan Bank and national market deposits.

         In addition to the liquidity provided by maturing loans and investments and the stability of core deposits, Louisiana Bancshares maintains the capacity to borrow additional funds when the need arises through federal funds purchased, credit lines with correspondent banks, and by having collateral pledged with the Federal Reserve for any contingent funding needs. Additional borrowing capacity is available on 1-4 family residential first mortgage loans through the Federal
Home Loan Bank.

Comparison of Operating Results for the Six-Month Periods Ended June 30, 2000
and 1999

         Earnings Summary.  Louisiana  Bancshares earned $157 thousand,  or $.05 per share, for the first six months of 2000, compared to $144 thousand, or $.05 per share, in the first six months of 1999. Returns on average assets and average equity for the six-month period ending June 2000 were 0.77 and 8.59%, respectively, compared to .74% and 8.79% for the comparable period ending June
1999.

         Net Interest  Income.  Net interest  income  increased $58 thousand (or
6.8%) to $912 thousand for the first six months of 2000 due to a 5.55% growth in average loans. The net interest margin increased from 4.44% to 4.65%, primarily due to an increase in Louisiana Bancshares' volume of earning assets. Yields on earning assets increased 14 basis points to 8.71%, while Louisiana Bancshares' cost of funds fell 6 basis points to 4.06%.

         Provision for Loan Losses. To determine the amount of the provision for
loan  losses,   management  considers  factors  such  as  historical  trends  of charge-offs and recoveries,  past due loans and economic  conditions  along with additional  analysis of  individual  loans and pools of loans for possible  loss exposure.  After  allocating  the  existing  reserves  to  estimated  exposures, management  then adds to the  reserve  through a loan  loss  provision  to cover potential  losses in the portfolio.  The provision for loan losses was modest in the periods  ended June 2000 and 1999,  $6 thousand  for both  periods,  because
Louisiana Bank had credits to its reserve accounts for the

                                                        77





three previous years (1997,  1996 and 1995) of $285 thousand,  $192 thousand and
$234  thousand,  respectively.  Those credits were  possible due to  substantial
recoveries  that  resulted  from  settling   protracted   litigation  and  asset
conservation  activities.  The bank only  began  making a monthly  provision  in mid-1998.

         Noninterest  Income.  Income from bank operations  primarily is derived from fees charged on deposit  accounts as Louisiana  Bank has  historically  not sold nontraditional products and services. Noninterest income decreased from $94 thousand  to $74  thousand  from  year to date  June  1999 to June  2000 as more
stringent   policies   were  applied  to   overdrafts   and  some   nonrecurring
miscellaneous  income items were recorded in 1999. The following table lists the accounts  from which  noninterest  income was  derived,  gives  totals for these accounts for the periods ended June 30, 2000 and 1999,  and indicates the amount of and percentage change for each category.

                                                  Period ended June 30                     Increase (Decrease)
                                                  2000              1999                Amount             Percent
                                              ----------------------------------  ------------------------------------
                                                                     (Dollars in thousands)

Service charges and fees on
deposit accounts                                   $52               $68                $(16)              (23.53%)
Other income                                        22                26                  (4)              (15.38%)
Total noninterest income                           $74               $94                $(20)              (21.28%)

         Noninterest Expense. Noninterest expense increased only $29 thousand to $744 thousand for the first half of 2000, compared to $715 thousand in 1999.
Salaries and employee benefits remained unchanged. Equipment and occupancy expense increased slightly, by $8 thousand. The following table lists the accounts that comprise noninterest expense, gives totals for these accounts for the periods ended June 30, 2000 and 1999, and indicates the amount of and percentage change for each category.

                                                      Period ended June 30               Increase (Decrease)
                                                      2000             1999            Amount         Percent
                                                  -----------     --------------     -----------   ------------
                                                                      (Dollars in thousands)


Salaries and benefits                                 $381               $380              $1            0.26%
Furniture and equipment                                 47                 40               7           17.50%
Occupancy                                               50                 49               1            2.04%
Marketing                                               35                 30               5           16.67%
Communications                                           9                 11              (2)         (18.18%)
Professional fees                                       38                 44              (2)          (4.55%)
Data processing                                         15                 14               1            7.14%


                                                        78


                                                      Period ended June 30               Increase (Decrease)
                                                      2000             1999            Amount         Percent
                                                  -----------     --------------     -----------   ------------
                                                                     (Dollars in thousands

Supplies                                                22                 23              (1)         (4.34%)
FDIC assessment                                          3                  2               1          50.00%
Blanket bond & other insurance                          14                 14               -              -
Other taxes                                             26                 26               -              -
Nonperforming assets (expenses)                         46                 36              10          27.78%
Other expenses                                          58                 46              12          26.09%
Total noninterest expense                             $744               $715             $29           4.06%
Operating efficiency ratio                           75.44%             75.47%

         Interest Rate Sensitivity. The following table shows the amount of rate sensitive assets and liabilities at June 30, 2000 for each category of maturity and the difference between the assets and liabilities for each category and cumulatively by amount and as a percentage.

                                                          3 months         3 to 12      1 to 3           Over 3
                                                           or less         months        years           years
                                                     -----------------    ---------   ----------     -------------
                                                                         (Dollars in thousands)

Total rate sensitive assets                                $14,173         $13,524      $9,535          $2,225
Total rate sensitive liabilities                             8,749          11,404       9,908           9,396
Excess (deficiency of interest-bearing                       5,424           2,120        (373)         (7,171)
assets over interest-bearing liabilities
Cumulative excess (deficiency) of                            5,424           7,544       7,171               0
interest-bearing liabilities
Cumulative excess (deficiency) of                            13.75%         19.12%       18.17%           0.00%
interest-earning assets over interest-
bearing liabilities as a percent of total
assets

         Year 2000 Compliance. Louisiana Bank had prepared for the year 2000 change-over throughout the previous two years by adopting several steps to assure that the systems it uses to process financial institution records would be year 2000 compliant. The year end date

                                                        79





changeover did not present any technological issues or malfunctions of the systems. Louisiana Bank will continue to monitor this issue over the remaining critical dates in the future.

Comparison of Financial Condition at June 30, 2000 from December 31, 1999

         Total Assets.  Total assets decreased slightly to $42.4 million at June
30, 2000, compared to $43.0 million at year-end 1999. Loans (net of unearned interest and allowance for loan losses), the largest component of Louisiana
Bancshares' assets, increased marginally to $31.0 million at June 30, 2000, compared to $29.7 million at December 31, 1999.

         Nonperforming Loans.  Nonperforming loans at June 30, 2000 decreased to
$328 thousand from $339 thousand at December 31, 1999. At the end of both periods, nonperforming loans consisted entirely of nonaccrual loans. There were no loans past due 90 days or more for the period ended June 30, 2000, or for the year ended December 31, 1999. Nonperforming loans as a percent of loans, net of unearned income, decreased to 1.06% at June 30, 2000, from 1.13% at December 31, 1999. The table below presents additional information on nonperforming assets as of June 30, 2000 and December 31, 1999.

                                                                    June 30, 2000            December 31, 1999
                                                              ----------------------      -----------------------
                                                                             (Dollars in thousands)

Nonaccrual loans by type
         Real estate                                                     $327                     $292
         Installment                                                        0                       47
         Commercial and all other loans                                     1                        0
Total nonaccrual loans                                                    328                      339
Loans past due 90 days or more                                              0                        0
Total nonperforming loans                                                 328                      339
Other real estate                                                         605                      298
Total nonperforming assets                                               $933                     $637
Nonperforming loans as a percent of loans, net of
unearned interest and loans held for sale                                1.06%                    1.03%

         Allowance for Loan Losses. The allowance for loan losses decreased $36 thousand to $279 thousand at June 30, 2000, compared to $315 thousand at December 31, 1999. The ratio of the allowance for loan losses to loans, net of unearned income, decreased slightly to .90% at June 30, 2000 from 1.0% at December 31, 1999. Approximately 40 percent of the loan portfolio is invested in 1-4 family residential mortgage loans. A smaller portion of the allowance is allocated to these loans due to their generally higher credit quality.
Management regularly

                                                        80





reviews the level of the allowance for loan losses to ensure the level is adequate to absorb loan losses inherent in the loan portfolio.

         Investment Securities. Management determines the classification of its investment securities at the time of acquisition. Securities that are deemed to be held-to-maturity are accounted for by the amortized cost method while securities that are purchased as available-for-sale are accounted for at fair value. Securities held-to-maturity decreased slightly to $155 thousand at June 30, 2000, compared to $214 thousand at December 31, 1999. Louisiana Bank's available-for-sale securities portfolio was $2.7 million at both June 30, 2000, and December 31, 1999. After tax-effecting the available-for-sale securities, net unrealized losses amounted to only $9 thousand.

         Louisiana Bancshares' cash and cash equivalents were $3.5 million at June 30, 2000 and $2.4 million at December 31, 1999. A decrease in federal funds sold of $3 million, from $6.7 million at December 31, 1999 to $3.7 million at June 30, 2000, accounted for most of the funds provided by investing activities. This decrease in investing activities was offset by Louisiana Bank's financing activities, all of which involved a decrease in Federal Home Loan Bank advances from $7 million at December 31, 1999 to $4 million at June 30, 2000. The increased borrowings at year-end 1999 were a result of Louisiana Bank's Y2K liquidity strategy whereby additional liquid funds were placed in highly liquid assets for any contingent funding needs that could have come about from a Y2K-induced national systemic funding crisis. No such contingencies arose and Louisiana Bank returned to its normal operating strategies.

         Funding Sources. Deposits are Louisiana Bancshares' primary source of funding for earning assets. Deposits increased $2.1 million to $34.2 million at June 30, 2000. Most of this deposit increase was in local time certificates of deposit greater than $100,000. Borrowings, consisting almost exclusively of advances from the Federal Home Loan Bank of Dallas decreased $3 million as discussed in the preceding paragraph. Management has used nontraditional funding sources, such as Federal Home Loan Bank credit facilities and electronic bulletin board system time certificates, to manage overall funding costs and to meet loan demand.

         Liquidity. Principal sources of liquidity for Louisiana Bancshares are asset cash flows and the ability to borrow against investment securities and loans. The portfolio primarily includes investments in obligations of the U.S. Treasury, government agency obligations and mortgage-backed securities. Asset liquidity is provided by scheduled maturities within the loan portfolio, although the probability of conversion is not as certain as with investment securities. At June 30, 2000, over $18.8 million, or 60% of the loan portfolio, was scheduled to mature within one year. Core deposits provide liability liquidity along with other sources of funds generated from the normal customer base. Most of the deposit funds utilized by Louisiana Bancshares are generated from the normal customer base. From time to time Louisiana Bank utilizes national market deposits to meet funding needs. At June 30, 2000, Louisiana Bank had approximately $4 million in national market deposits.

         In addition to the liquidity provided by the balance sheet, Louisiana Bancshares maintains a capacity to borrow additional funds when the need arises through federal funds purchased lines with correspondent banks and by having collateral pledged with the Federal Reserve for any contingent funding needs. Additional borrowing capacity is available on 1-4 family residential first mortgage loans through the Federal Home Loan Bank.

         Capital and Dividends. Stockholders' equity increased by $157 thousand to $3.8 million at June 30, 2000, compared to $3.7 million at the end of 1999. The ratio of stockholders' equity to assets increased to 9.14% at June 30, 2000, from 8.61% at December 31, 1999, primarily due to a slight decrease in assets of Louisiana Bancshares, coupled with increased retained earnings. Louisiana Bancshares has not paid dividends historically. Louisiana Bank maintained a Tier 1 capital to risk weighted assets ratio at June 30, 2000 of 13.70%, a total capital to risk weighted assets ratio of 14.69% and a leverage ratio of 9.63%. These levels substantially exceed the minimum requirements of the regulatory agencies of 4.00%, 8.00% and 3.00%, respectively, and place Louisiana Bancshares in the "well-capitalized" category under applicable regulatory guidelines.

                       INFORMATION ABOUT BRITTON & KOONTZ

Incorporation of Certain Documents by Reference

         The following documents filed by Britton & Koontz with the SEC are incorporated by reference in this joint proxy statement-prospectus:

o its Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "1999 Annual Report");

o its Quarterly Report on Form 10 QSB for the six-month period ended June 30, 2000 (the "Second Quarter 2000 Report"); and

o all documents filed by Britton & Koontz with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement- prospectus and prior to the effective date of the merger will be deemed to be incorporated by reference in this joint proxy statement-prospectus from the date they are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         Copies of the 1999 Annual Report and the Second Quarter 2000 Report have been included with the mailing of this joint proxy statement-prospectus. If you are a beneficial owner of Louisiana Bancshares common stock or Britton & Koontz common stock and would like a copy of any of the other information incorporated by reference in this joint proxy statement- prospectus other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information), Britton & Koontz will provide it to you without charge.

         If you would like to receive any of that information, please call or write to:

                                    Britton & Koontz
                                    500 Main Street
                                    Natchez, Mississippi 39120

                                    Attention: Mr. W. Page Ogden
                                    Telephone: (601) 445-5576

         You should make your request before November 20, 2000 in order to receive the information prior to the meetings.

Regulatory Considerations

General

         Britton & Koontz is regulated and supervised by the Federal Reserve Board. Under federal law, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. Bank holding companies also generally are prohibited from engaging in non-banking activities.

         Britton & Koontz's national banking subsidiary, Britton & Koontz First National Bank, is regulated, supervised and examined by the Office of the Comptroller of the Currency. Britton & Koontz Bank is also subject to various requirements and restrictions under federal and state law, including:

o    requirements to maintain reserves against deposits;

o    restrictions on the types and amounts of loans that may be made; and

o restrictions on the interest that may be charged on loans and types of services that may be offered.

         Various consumer laws and regulations also affect the operations of Britton & Koontz and Britton & Koontz Bank. Commercial banks such as Britton & Koontz Bank are also affected by the Federal Reserve Board's attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

         Britton & Koontz derives substantially all of its income from the payment of dividends by Britton & Koontz Bank. Britton & Koontz Bank's ability to pay dividends affects Britton & Koontz's ability to pay dividends to its stockholders. Various statutory restrictions apply to Britton & Koontz Bank's ability to pay dividends to Britton & Koontz. As of June 30, 2000, Britton & Koontz Bank had approximately $2.265 million available to pay dividends to Britton & Koontz.

         A national bank is generally prohibited from engaging in an unsafe or unsound practice such as payment of dividends if the payment of the dividend would deplete a bank's capital to an inadequate level. Britton & Koontz's ability to pay dividends in the future is influenced by bank regulatory policies or agreements and by capital guidelines. The level of this influence could increase in the future. Additional information on this topic is available in Britton & Koontz 's 1999 Annual Report on Form 10-KSB, which has been incorporated by reference herein and delivered along with this joint proxy statement-prospectus.

         The Federal Reserve Board maintains a policy that requires bank holding companies to serve as a source of strength for their subsidiary banks. In furtherance of this policy, the Federal Reserve Board has stated that a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

Restrictions on Extensions of Credit

         Federal law restricts Britton & Koontz's ability to:

o    extend credit to affiliates (including Britton & Koontz );

o    purchase assets of affiliates;

o issue a guarantee, acceptance or letter of credit on behalf of affiliates (including an endorsement or standby letter of credit); or

o purchase or invest in the stock or securities of an affiliate or take that stock or securities as collateral for loans to any borrower.

         Extensions of credit and issuances to affiliates generally must be secured by eligible collateral. In addition, all such transactions with a single affiliate are generally limited to 10% of

Britton & Koontz's capital and surplus and all such transactions with affiliates may not exceed 20% of Britton & Koontz's capital and surplus.

         Britton & Koontz is also limited in the aggregate amount that may be loaned to a single borrower or a group of borrowers that are deemed to be affiliated with each other for purposes of these rules. These loans are limited to 15% of Britton & Koontz's capital and surplus.

Members of the Board of Directors

         The Board of Directors of Britton & Koontz is divided into three classes - Class I, Class II and Class III - with the members of each class elected for three-year terms. Classes I and III each currently consist of four directors. Class II currently consists of only three directors. The terms of the Class I directors will expire at the 2003 annual meeting, the terms of the Class II directors will expire at the 2001 annual meeting, and the terms of the Class III directors will expire at the 2002 annual meeting. Britton & Koontz's directors also serve as directors of Britton & Koontz National Bank.

         Britton & Koontz's bylaws require directors who have reached the age of 72 to retire as of the annual meeting following the director's 72nd birthday. This policy began with the 2000 annual meeting of stockholders.

         Britton & Koontz's articles of incorporation and bylaws require that if there is any change in the number of directors on the Board, the increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Accordingly, the Board has set the number of directors at thirteen (following the merger) and shall consist of four Class I directors, four Class II directors and five Class III directors.

         Two current directors of Louisiana Bancshares, Mr. R. Andrew Patty, II and Vinod K. Thukral, Ph.D., will become directors of Britton & Koontz after the merger.

         The following table sets forth information with respect to the directors of Britton & Koontz on September 15, 2000. Unless otherwise indicated, the information under the caption "Position and Business Experience" describes the director's business experience for the past five years. The information in the table below has been provided to Britton & Koontz by the named individuals.






                                                      Director
      Name                              Age             Since       Principal Occupation
-------------------                  --------         --------      ----------------------------------------
A. J. Ferguson                           65              1982       Mr. Ferguson is a self-employed consulting
(Class I)                                                           geologist.  He also is a director of Energy
                                                                    Drilling Co., an oil drilling company, and
                                                                    the Secretary of Highland Corp., a land-
                                                                    lease company.

W. Page Ogden(2)                         53              1989       Mr. Ogden is the President and Chief
(Class I)                                                           Executive Officer of Britton & Koontz and
                                                                    Britton & Koontz Bank.  He is also
                                                                    Secretary and Treasurer of Sumx, Inc.

Bethany L. Overton                       63              1988       Mrs. Overton is the Vice President of
(Class I)                                                           Oilwell Acquisition Company, Inc., an oil
                                                                    exploration and operating company.  Mrs.
                                                                    Overton is also a partner in Access Travel,
                                                                    a travel agency, and the President of
                                                                    Lambdin-Bisland Realty Co., a real estate
                                                                    company.

Robert R. Punches                        51              1984       Mr. Punches is a partner in the Natchez law
(Class I)                                                           firm of Gwin, Lewis & Punches, LLP.


James J. Cole(2)                         60              1993       Mr. Cole is Executive Vice President, and
(Class III)                                                         a Trust Officer of Britton & Koontz Bank,
                                                                    in charge of mortgage lending.

W. W. Allen, Jr.(1)                      48              1988       Mr. Allen is President of Allen Petroleum
(Class II)                                                          Services, Inc., an oil and gas exploration
                                                                    and petroleum land services company.  Mr.
                                                                    Allen is also a partner in various timber
                                                                    management companies, and a partner in
                                                                    Dutch Ann Foods, Inc., a pie shell and tart
                                                                    business.

Craig A. Bradford, DMD(1)                45              1988       Dr. Bradford is a dentist engaged primarily
(Class II)                                                          in pediatric dentistry.  He is also a partner
                                                                    in   various timber management companies,
                                                                    and    Mount Olive Farms, LLC,  a firm
                                                                    that  raises and shows horses.

                                                        86



                                                      Director
      Name                              Age             Since       Principal Occupation
-------------------                  --------         --------      ----------------------------------------

W. J. Feltus III (2)                     70              1982       Mr. Feltus is Chairman of the Board of
(Class II)                                                          Britton & Koontz and of Britton & Koontz
                                                                    Bank.  He also serves as President of Feltus
                                                                    Brothers, Ltd. and Somerset Ltd., both of
                                                                    which are real estate management
                                                                    companies, and he is a director of Energy
                                                                    Drilling Co, an oil well drilling company.

C. H. Kaiser, Jr.(2)                     72              1982       Mr. Kaiser is Vice Chairman of the Board
(Class III)                                                         of both Britton & Koontz and Britton &
                                                                    Koontz Bank.  He is the owner of Jordan,
                                                                    Kaiser & Sessions, LLC, an engineering,
                                                                    consulting, and land surveying firm.

Bazile R. Lanneau, Jr.(2)                48              1989       Mr. Lanneau, Jr. is Vice President,
(Class III)                                                         Assistant Secretary, Chief Financial and
                                                                    Accounting Officer, and Treasurer of
                                                                    Britton & Koontz and Executive Vice
                                                                    President, Assistant Secretary, Chief
                                                                    Financial Officer, Treasurer and Trust
                                                                    Officer of Britton & Koontz Bank.  Mr.
                                                                    Lanneau, Jr. is President and Chief
                                                                    Executive Officer of Sumx Inc., an Internet
                                                                    banking software and services company.

Albert W. Metcalfe(1)(2)                 68              1982       Mr. Metcalfe is Secretary of the Board of
(Class III)                                                         both Britton & Koontz and Britton &
                                                                    Koontz Bank.  He is the President of Jordan
                                                                    Auto Company, Inc., an automobile
                                                                    dealership.



(1)  Member of Audit Committee
(2)  Member of Executive Committee

Meetings and Committees of the Board of Directors

         During the year ended December 31, 1999, the board of directors of Britton & Koontz met thirteen times. Each director attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he or she served, with the exception of Mrs. Bethany Overton, who attended 62% of the aggregate of all meetings.

         The board of directors has established, jointly with Britton & Koontz Bank, various committees, including the Executive Committee, the Audit Committee, the Trust Investment Committee, the Asset/Liability Management Committee, the ESOP Administrative Committee, and the Directors Loan Committee. These committees generally meet monthly and at call, except that the Trust Investment Committee meets quarterly and at call, and the Directors Loan Committee meets weekly and at call.

         The board of directors has not established either a compensation or a nominating committee; however, the Executive Committee generally performs the functions of a compensation committee. Messrs. Cole, Feltus (Chairman), Kaiser, Lanneau, Jr., Metcalfe and Ogden are members of the Executive Committee, which, among other things, (i) approves remuneration arrangements for executive officers of Britton & Koontz, (ii) reviews compensation plans relating to executive officers and directors, (iii) determines other benefits under Britton & Koontz's compensation plans and (iv) performs general reviews of Britton & Koontz's employee compensation policies. The full Executive Committee, including those members who also serve as executive officers of Britton & Koontz and Britton & Koontz Bank, makes recommendations to the Board regarding salaries for and other compensation (including grants of stock options) to executive officers. Directors who also serve as executive officers of Britton & Koontz and Britton & Koontz Bank do not, however, participate in any board of directors determination regarding salaries for and other compensation to executive officers. During 1999, the Executive Committee held twelve meetings.

         Messrs. Allen and Metcalfe (Chairman) and Dr. Bradford are members of the Audit Committee. None of the members of the Audit Committee are employees of either Britton & Koontz or Britton & Koontz Bank and are independent directors. This committee is responsible for the engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and establishment of internal policies and procedures regarding audits, accounting and other financial controls, and review of related party transactions. During 1999, the Audit Committee held six meetings. The Audit Committee has adopted a charter.

Compensation of Directors

         During 1999, each director received a retainer of $600 per month for service on Britton & Koontz's board of directors. Directors who are not employees of either Britton & Koontz or Britton & Koontz Bank receive up to an additional $200 per month for each committee on which they serve. Finally, the chairman, vice-chairman and secretary of the board of directors receive an additional $1,000, $667, and $400 per month, respectively, for serving in those capacities.

Stock Ownership of Directors, Officers and Principal Stockholders

         The following table shows, as of September 15, 2000, the number of shares of Britton & Koontz's common stock beneficially owned by (i) each person known by Britton & Koontz to be the beneficial owner of more than five percent of the outstanding shares of Britton & Koontz common stock, (ii) all directors and nominees, (iii) all executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws).

                                               Number of Shares
                                                 Beneficially     Percentage
             Name                                  Owned(1)       Ownership(2)

Britton & Koontz First National Bank Employee
Stock Ownership Plan (the "ESOP")
Britton & Koontz First National Bank, Trustee       228,570             13%
500 Main Street, Natchez, MS 39120

W. W. Allen, Jr.(3)                                   4,184               *

Craig A. Bradford, DMD(4)                            17,394              1%

James J. Cole(5)                                      9,471               *

W. J. Feltus III(6)                                  24,576            1.4%

A. J. Ferguson                                       12,180               *

C. H. Kaiser, Jr.(7)                                 23,434            1.3%

Bazile R. Lanneau, Jr.(8)                            71,969            4.1%

Albert W. Metcalfe(9)                                74,400            4.3%

W. Page Ogden(10)                                    46,179            2.6%

Bethany L. Overton(11)                                4,248               *

Robert R. Punches(12)                                14,700               *


Directors and executive officers as a group         488,786           27.9%
(11 persons)(12)

* Less than one percent.

(1) Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934.

(2)  Based upon 1,752,564 shares of Common Stock outstanding.

(3) Of the shares shown, Mr. Allen disclaims beneficial ownership of 20 shares owned by his wife and 20 shares owned by his son.

(4) Of the shares shown, Dr. Bradford disclaims beneficial ownership of 2,685 shares owned by his wife.

(5) Includes 2,551 shares allocated to Mr. Cole's account in the ESOP and 1,320 shares which Mr. Cole may purchase upon the exercise of outstanding stock options.

(6) Include 8,000 shares owned by Feltus Bros. Ltd., of which Mr. Feltus is a director, and 776 shares owned by Mr. Feltus' wife, as to which he disclaims beneficial ownership.

(7) Of the shares shown, Mr. Kaiser disclaims beneficial ownership of 7,768 shares owned by his wife.

(8) Includes 4,496 shares held by Mr. Lanneau as custodian for his minor children, 21,913 shares allocated to Mr. Lanneau's account in the ESOP, 7,712 shares held in trust for third parties by the Bank, of which Mr. Lanneau has beneficial ownership in his capacity as Trust Officer of the Bank, 68 shares owned by Mr. Lanneau, Jr.'s wife, of which he disclaims beneficial ownership, and 1,980 shares that Mr. Lanneau may purchase pursuant to outstanding stock options. Mr. Lanneau, Jr. is the nephew of Mr. Metcalfe.

(9) Includes 12,316 shares owned by Mr. Metcalfe's wife, as to which he disclaims beneficial ownership, and 8,160 shares that are owned by Jordan Auto Company, Inc., of which Mr. Metcalfe is President. Mr. Metcalfe is the uncle of Mr. Lanneau.

(10) Includes 2,200 shares that Mr. Ogden may acquire pursuant to outstanding stock options and 18,055 shares which have been allocated to Mr. Ogden's account in the ESOP. Although Mr. Ogden, in his capacity as Administrator of the ESOP has beneficial ownership of all of the shares of Common Stock owned by the ESOP, they are not included in his individual holdings shown in the table, but are included in the table as owned by all directors and executive officers as a group.

(11) The shares shown include 1,060 shares held in trust with respect to which Mrs. Overton has sole voting power.

(12) The shares shown include 5,216 shares held in trust for the benefit of Mr. Punches' children with respect to which Mr. Punches has sole voting power.

(13) Where shares of Common Stock are deemed to be beneficially owned by more than one director and/or executive officer, they are included only once in the total number of shares beneficially owned by all directors and executive officers as a group.

Executive Officers

         The following table sets forth information with respect to the executive officers of Britton & Koontz on December 31, 1999. Unless otherwise indicated, the information under the caption "Position and Business Experience" describes the officer's business experience for the past five years.





                                  Officer
Name                               Since     Age      Position and Business Experience
---------------------             -------   -----     --------------------------------------------------------
W. Page Ogden                       1988      53      President, Chief Executive Officer and director of Britton
                                                      & Koontz and Britton & Koontz Bank

Bazile R. Lanneau, Jr.              1986      48      Vice President, Assistant Secretary, Chief Financial and
                                                      Accounting Officer, Treasurer and director of Britton &
                                                      Koontz.  Executive Vice President, Chief Financial and
                                                      Accounting Officer, Treasurer, Assistant Secretary, Trust
                                                      Officer and director of Britton & Koontz Bank.

James J. Cole                       1993      60      Director of Britton & Koontz and Britton & Koontz Bank,
                                                      Executive Vice President and Trust Officer of Britton &
                                                      Koontz Bank.

Executive Compensation

         No executive officer ceased to serve as such at any time during the fiscal year ended December 31, 1999. The following table sets forth the compensation for services in all capacities to Britton & Koontz for the fiscal years ending December 31, 1999, 1998 and 1997, of W. Page Ogden, Britton &
Koontz's Chief Executive Officer, and Bazile R. Lanneau, Jr., the only other executive officer whose total annual salary and bonus equaled or exceeded
$100,000 in 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                           Compensation
                                                        Annual Compensation                   Awards
                                            -------------------------------------------   ---------------

                                                                                            Securities
                                                                          Other Annual      Underlying                All Other
Name and Position          Year             Salary        Bonus          Compensation(1)   Options/SARs(#)         Compensation(2)
---------------------------------------------------------------------------------------------------------------------------------

W. Page Ogden,
President & CEO             1999            $110,000     $40,000             $7,200             0                     $22,600
                            1998            $110,000     $40,000             $7,200             0                     $20,639
                            1997            $100,000     $30,000             $5,400          10,000                   $19,112


                                                         91



                                                                                             Long-Term
                                                                                           Compensation
                                                        Annual Compensation                   Awards
                                            -------------------------------------------   ----------------

                                                                                            Securities
                                                                          Other Annual      Underlying                All Other
Name and Position          Year             Salary        Bonus          Compensation(1)   Options/SARs(#)         Compensation(2)
------------------------------------------------------------------------------------------------------------------------------------
Bazile R. Lanneau, Jr.
Vice President              1999             $95,000     $25,000             $7,200             0                     $15,376
                            1998             $95,000     $25,000             $7,200             0                     $13,921
                            1997             $85,000     $25,000             $5,400           9,000                   $12,865





(1) For fiscal 1999, this amount includes directors' fees of $7,200 per year. For fiscal year 1998, the directors' fees included were $7200, and for fiscal year 1997, the directors' fees included were $5,400.

(2) This amount includes, for the years 1999, 1998, and 1997: (a) the amounts accrued in favor of the named executive in connection with a Salary Continuation Plan ($12,788, $11,807, and $10,902, respectively, in the case of Mr. Ogden and $6,810, $6,289, and $5,807, respectively, in the case of Mr. Lanneau, Jr., see "Employment Agreements," below), and (b) Britton & Koontz's annual contribution to Britton & Koontz's ESOP on behalf of the named executive ($2,961, $2,944, and $2,943, respectively, in the case of Mr. Ogden and $2,585, $2,544, and $2,491, respectively, in the case of Mr. Lanneau, Jr.). This amount also includes, for 1999 and 1998, an estimate on behalf of the named executive for Britton & Koontz's contributions to its 401k Plan ($6,851, and $5,888, respectively, in the case of Mr. Ogden, and $5,981 and $5,088, respectively, in the case of Mr. Lanneau, Jr.).

Employment Agreements

     Britton & Koontz has entered into employment agreements with W. Page Ogden, Bazile R. Lanneau, Jr. and James J. Cole. The employment agreements in favor of Messrs. Ogden and Lanneau, Jr. are for three-year terms, which expired on December 31, 1999. Each such agreement, however, automatically renews for three successive one-year terms through December 31, 2002, unless ninety days prior notice is given by either of the respective parties. Mr. Cole's employment agreement with Britton & Koontz is for a two-year term, which will terminate on December 31, 2000. The agreement will automatically renew for two successive one-year terms unless terminated by one of the parties. Each of the above employment agreements can be terminated with or without cause. If terminated for cause (such as breach of fiduciary duty and similar types of misconduct), the employee will not receive any severance pay. If the employee is terminated without cause, Britton & Koontz is required to pay the employee a lump sum equal to the greater of $50,000 in the case of Mr. Ogden, $42,500 in the case of Mr. Lanneau, Jr., and $40,000 in the case of Mr. Cole, or six months of the employee's then current salary. Each of these employee has the use of an automobile for business use provided and maintained by Britton & Koontz. Britton & Koontz also pays country club, professional, and civic organization dues on behalf of the above employees. Further, these employees are entitled to all of the benefits that are available to other employees of Britton & Koontz and Britton & Koontz Bank, such as health and disability insurance.

     Effective  September  26,  1994,  Britton  &  Koontz  entered  into  Salary
Continuation Agreements with Messrs. Ogden, Lanneau, Jr. and Cole. This retirement plan provides for the payment of normal and early retirement benefits and provides that if there is a "Change of Control" (as defined in the retirement plan) of Britton & Koontz and the employee's employment with the acquiring company is terminated within 36 months of the Change in Control, then the employee will be paid the greater of (a) a lump sum cash payment ($250,000 in the case of Mr. Ogden, $175,000 in the case of Mr. Lanneau, Jr., and $125,000 in the case of Mr. Cole), or (b) the total balance in their respective retirement accounts.



         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

     Neither Messrs. Ogden nor Lanneau, Jr. exercised any stock options during 1999. The following table sets forth certain information about Mr. Ogden's and Mr. Lanneau's outstanding stock options:



                                                            Number of Securities
                                                                 Underlying                     In-the-Money
                                                           Unexercised Options at              Options/SARs at
                                                              Fiscal-Year End                Fiscal-Year End(1)

                                                              Exercisable (E)/                Exercisable (E)/
                    Name                                     Unexercisable (U)                Unexercisable-(U)
----------------------------------------------------------------------------------------------------------------

                                                                                                (in dollars)
                                                                  2,200(E)                          $0(E)
                  Mr. Ogden                                       7,800(U)                          $0(U)

                                                                  1,980(E)                          $0(E)
                  Mr. Lanneau, Jr.                                7,020(U)                          $0(U)


(1) For each option, the value is determined by multiplying the number of shares subject to option times $19.94 (the exercise price per share), but not less than
0. Since the closing market price of the Company's  Common Stock on December 31,
1999  was  $18.75,   none  of  Mr.  Ogden's  or  Mr.   Lanneau's   options  were
"in-the-money".

Salary Committee Interlocks and Insider Participation in Compensation Decisions

         The Board has not established a compensation committee; however, the Executive Committee generally performs the functions of a compensation committee. Messrs Cole, Feltus (Chairman), Kaiser, Lanneau, Jr., Metcalfe and Ogden are members of the Executive Committee, which, among other things, (i) approves remuneration arrangements for executive officers of Britton & Koontz,
(ii) reviews  compensation  plans relating to executive  officers and directors,
(iii) determines other benefits under Britton & Koontz's  compensation plans and
(iv) performs general reviews of Britton & Koontz's employee compensation policies. The full Executive Committee, including those members who also serve as executive officers of Britton & Koontz and the Britton & Koontz Bank, makes recommendations to the Board regarding salaries for and other compensation (including grants of stock options) to executive officers. Directors who also serve as executive officers of Britton & Koontz and Britton & Koontz Bank do not, however, participate in any Board determination regarding salaries for and other compensation to executive officers.

          CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

         On December 3, 1998, Britton & Koontz acquired 1,000,000 shares of Series A Preferred Stock in Sumx Inc. ("Sumx"), a Mississippi corporation, for $1,000,000. On September 15, 2000, Britton & Koontz acquired 250,000 shares of Series B Preferred Stock in Sumx for $250,000. Depending upon marketing related contingencies associated with the Series B Preferred Stock, Britton & Koontz's ownership interest in Sumx may vary from 36.62% to 38.25%. Assuming an interest of 38.25%, the remaining ownership interests in Sumx are 18.53% by Mr. Bazile R. Lanneau, Jr., President and Chief Executive Officer of Sumx and Executive Vice President of Britton & Koontz and Britton & Koontz Bank, and 43.22% by Summit Research, Inc., a Texas corporation. The funds provided to Sumx have been used for marketing and continued development of the SumxNet Internet banking system and for data center operations. Sumx maintains offices in Madison, Mississippi and Highland Village, Texas.

     Britton & Koontz and Britton & Koontz Bank utilize the services of Mr. Lanneau and his father to procure life, health and disability insurance. The total commissions paid to Messrs. Lanneau, Sr. and Lanneau, Jr. attributable to insurance purchased by Britton & Koontz and Britton & Koontz Bank in 1999 and 1998 were approximately $19,180 and $13,876, respectively.

     During 1999, Britton & Koontz Bank engaged the professional services of a realtor who is the son of W. J. Feltus III, a director of Britton & Koontz, in connection with the acquisition of land for a branch site. Britton & Koontz Bank purchased the site from Mr. Feltus' son during 1999 for a purchase price of $185,961, which represented the costs of the land acquisition and development by the realtor, along with a $13,600 commission. Britton & Koontz purchased additional property from Mr. Feltus' son during 2000 for a purchase price of $371,500, along with a commission of $36,034.

         Britton & Koontz and Britton & Koontz Bank utilize the services of Jordan Auto Company, Inc., of which Mr. Metcalfe, a director, is President, to provide and repair vehicles owned by Britton & Koontz. During 1999 and 1998, Jordan Auto was paid approximately $23,963, and $4,441, respectively, for automobile purchases and repair services.

         The law firm of Gwin, Lewis & Punches, LLP, of which Mr. Robert Punches, a director, is a partner, serves as general counsel to Britton & Koontz and Britton & Koontz Bank. During 1999, Gwin, Lewis & Punches, LLP was paid $3,342 for legal services in connection with its representation of Britton & Koontz and Britton & Koontz Bank.

         Certain directors and officers of Britton & Koontz, businesses with which they are associated, and members of their immediate families are customers of Britton & Koontz Bank and had transactions with Britton & Koontz Bank in the ordinary course of its business during Britton & Koontz Bank's fiscal years ended December 31, 1999 and 1998.

         In the opinion of the board of directors, the foregoing transactions were made in the ordinary course of business, were made on substantially the same terms (including, in the case of loan transactions, interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. The Board believes that the loan transactions referred to above do not involve more than the normal risk of collectibility or present other unfavorable features.

                                  OTHER MATTERS

         Britton & Koontz's management is not aware of any other matters to be brought before the Britton & Koontz special meeting, and Louisiana Bancshares management is not aware of any other matters to be brought before the Louisiana Bancshares special meeting. However, if any other matters are properly brought before either special meeting, the persons named in the enclosed forms of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Britton & Koontz's directors, executive officers, and any person beneficially owning more than ten percent of Britton & Koontz's common stock to file reports of securities ownership and changes in that ownership with the Commission. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the Commission to furnish Britton & Koontz with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms filed during 1999, Britton & Koontz believes that during the fiscal year ended December 31, 1999, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            PROPOSALS OF STOCKHOLDERS

         At the annual meeting of stockholders each year, the board of directors submits to stockholders its nominees for election as directors. The board of directors may also submit other matters to the stockholders for action at the annual meeting. Stockholders of Britton & Koontz may also submit proposals for inclusion in the proxy materials. Proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders must be received by W. Page Ogden, President and Chief Executive Officer of Britton & Koontz at 500 Main Street, Natchez, Mississippi 39120, no later than November 1, 2000 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting.

                      VALIDITY OF SHARES AND LEGAL MATTERS

     Phelps Dunbar, L.L.P. has provided an opinion as to the validity of the shares to be issued by Britton & Koontz in the merger. Phelps Dunbar, L.L.P., New Orleans, Louisiana, has also issued a legal opinion regarding the material U.S. federal income tax consequences of the merger.

     Legal matters in connection with the merger will be passed upon for Louisiana Bancshares by the law firm of Jenkens & Gilchrist, A Professional Corporation, Austin, Texas and for Britton & Koontz by the law firm of Phelps Dunbar, L.L.P., New Orleans, Louisiana.

                                     EXPERTS

         The audited consolidated financial statements of Britton & Koontz included in Britton & Koontz's 1999 Annual Report have been audited by May & Company, independent auditors, as set forth in their report that is incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon May & Company's report given the authority of the firm as experts in accounting and auditing. A representative of May & Company is expected to be present at the Britton & Koontz special meeting, with the opportunity to make any statement he or she desires at that time, and will be available to respond to appropriate questions.

         Postlethwaite & Netterville, independent certified public accountants, has audited the consolidated financial statements of Louisiana Bancshares for the years ended December 31, 1999 and 1998. Those financial statements are included in the joint proxy statement-prospectus, and have been included in reliance upon the report of Postlethwaite & Netterville appearing elsewhere herein, and upon the authority of the firm as experts in accounting and auditing. A representative of Postlethwaite & Netterville is expected to be present at the Louisiana Bancshares special meeting, with the opportunity to make any statement he or she desires at that time, and will be available to respond to appropriate questions.

             IMPORTANT NOTICE FOR LOUISIANA BANCSHARES STOCKHOLDERS

         If you cannot locate your Louisiana Bancshares common stock certificate(s), please contact John Sylvest at Louisiana Bancshares, Inc., 7142 Florida Boulevard, P.O. Box 14175, Baton Rouge, Louisiana 70898-4175, telephone number (225) 924-0984. If you have misplaced your stock certificates or if you hold certificates in names other than your own and wish to vote in person at the Louisiana Bancshares special meeting, we encourage you to resolve those matters before the meeting.

         Louisiana   Bancshares   stockholders   should  not  send  their  stock
certificates at this time.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         Britton & Koontz is a publicly traded company and is required to file certain reports, proxy statements and other information with the SEC. The SEC maintains a web site on the Internet that contains reports, proxy statements and other information about public companies, including Britton & Koontz. The address of that site is http://www.sec.gov. You may also read and copy any materials filed with the SEC by Britton & Koontz at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.



         Britton & Koontz has filed a registration statement on Form S-4 with the SEC that registers the Britton & Koontz common stock to be issued in the merger. This joint proxy statement- prospectus does not contain all of the information in the registration statement. Please refer to the registration statement for further information about Britton & Koontz and the Britton & Koontz common stock to be issued in the merger exchange. Statements contained in this joint proxy statement-prospectus concerning the provisions of certain documents included in the registration statement are not necessarily complete. A complete copy of each document is filed as an exhibit to the registration statement. You may obtain copies of all or any part of the registration statement, including exhibits thereto, upon payment of the prescribed fees, at the offices of the SEC listed above.

         Britton & Koontz has supplied all of the information contained in this joint proxy statement-prospectus relating to Britton & Koontz and its subsidiary, Britton & Koontz First National Bank. Louisiana Bancshares has supplied all of the information relating to Louisiana Bancshares and its
subsidiary, Louisiana    Bank.

         This joint proxy-statement-prospectus incorporates important business and financial information about Britton & Koontz that is not included in or delivered with the joint proxy statement-prospectus. That information is available without charge upon your request to:

                           Britton & Koontz Capital Corporation
                           500 Main Street
                           Natchez, Mississippi 39120
                           Attention: Mr. W. Page Ogden
                           Telephone: (601) 445-5576

You should make your request before November 20, 2000 in order to receive the information prior to the meetings.

                  FINANCIAL STATEMENTS OF LOUISIANA BANCSHARES

                          INDEX TO FINANCIAL STATEMENTS

                                       of

                           LOUISIANA BANCSHARES, INC.



Index to Financial Statements

Audited Financial Statements for the Two Year Period Ended December 31, 1999

         Independent Auditor's Report of Postlethwaite & Netterville Consolidated Statement of Financial Condition
         Consolidated Statements of Operations and Comprehensive Income Consolidated Statement of Changes in Stockholders' Equity Consolidated Statements of Cash Flows
         Notes to Consolidated Financial Statements


Unaudited Financial Statements for the Six-Month Periods Ended June 30, 2000 and 1999

         Consolidated Statements of Financial Condition
         Consolidated Statements of Operations and Comprehensive Income Consolidated Statement of Changes in Stockholders'Equity
         Consolidated Statements of Cash Flows
         Notes to Consolidated Financial Statements

                           INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Louisiana Bancshares, Inc. and Subsidiary
Baton Rouge, Louisiana

We have audited the accompanying consolidated statement of financial condition of Louisiana Bancshares, Inc. and its subsidiary as of December 31, 1999, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Louisiana Bancshares, Inc. and its subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

Baton Rouge, Louisiana                         Postlethwaite & Netterville
February 22, 2000





                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                BATON ROUGE, LOUISIANA

                                    CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                                  DECEMBER 31, 1999

                                                     A S S E T S




 Cash and due from banks                                                                       $          2,438,011

 Federal funds sold                                                                                       6,700,000

 Securities available-for-sale                                                                            2,221,844

 Securities to be held-to-maturity (fair values
 of $229,738 at December 31, 1999                                                                           213,667


 Other stocks, at cost                                                                                      461,100

 Loans, less allowances for loan losses of
 $314,673                                                                                                29,690,511


 Bank premises and equipment, net of
 accumulated depreciation                                                                                   725,720

 Other real estate owned                                                                                    298,139

 Accrued income and other assets                                                                            299,223
                                                                                               ---------------------


 TOTAL ASSETS                                                                                  $         43,048,215
                                                                                               =====================








                             L I A B I L I T I E S   A N D   S T O C K H O L D E R S'   E Q U I T Y




 LIABILITIES
 Demand deposit accounts                                                                       $          4,908,251
 Savings and NOW accounts                                                                                 4,817,042
 Other time deposits                                                                                     22,343,941
                                                                                               --------------------
      Total deposits                                                                                     32,069,234

 Other borrowed funds                                                                                     7,000,000
 Deferred taxes                                                                                              91,848
 Accrued expenses and other liabilities                                                                     160,876
                                                                                               --------------------
 Total liabilities                                                                                       39,321,958
                                                                                               --------------------

 COMMITMENTS AND CONTINGENCIES                                                                                    -


 STOCKHOLDERS' EQUITY
 Common stock - $0.10 par value; 3,100,000 shares
 authorized; 3,051,907 shares issued and outstanding                                                        305,191
 Capital surplus                                                                                          4,110,113
 Accumulated deficit                                                                                       (680,743)
 Accumulated other comprehensive income                                                                      (8,304)
                                                                                               --------------------

 Total stockholders' equity                                                                               3,726,257
                                                                                               --------------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                    $         43,048,215
                                                                                               ====================







                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA


                               CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                          YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                                1999                  1998
                                                                                         --------------------  --------------------
 INTEREST INCOME
 Interest on loans                                                                       $         2,958,313   $         2,866,568
 Interest on available-for-sale securities                                                            35,834                33,603
 Interest on held-to-maturity securities                                                              39,254                24,566
 Interest on federal funds sold                                                                      318,970               240,021
 Interest on deposits with other banks                                                                31,375                 4,728
                                                                                         --------------------  --------------------

 Total interest income                                                                             3,383,746             3,169,486
                                                                                         --------------------  --------------------


 INTEREST EXPENSE
 Interest on deposits                                                                              1,370,429             1,353,679
 Interest on other borrowed funds                                                                    229,984               152,319
                                                                                         --------------------  --------------------

 Total interest expense                                                                            1,600,413             1,505,998
                                                                                         --------------------  --------------------


 NET INTEREST INCOME                                                                               1,783,333             1,663,488

 Provision (credit) for loan losses                                                                   12,000                 9,000
                                                                                         --------------------  --------------------


 NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                                                                   1,771,333             1,654,488
                                                                                         --------------------  --------------------


 NON-INTEREST INCOME
 Service charges on deposit accounts                                                                 106,082               124,826
 Other service charges and fees                                                                       36,757                 9,301
 Other income                                                                                         26,869                20,885
                                                                                         --------------------  --------------------

 Total other income                                                                                  169,708               155,012
                                                                                         --------------------  --------------------


 NON-INTEREST EXPENSES
 Salaries and employee benefits                                                                      736,204               693,201
 Occupancy expenses                                                                                   80,387                79,908
 Equipment expenses                                                                                  103,995                74,818
 Advertising expenses                                                                                 46,139                48,444
 Other operating expenses                                                                            456,841               436,756
                                                                                         --------------------  --------------------

 Total other expenses                                                                              1,423,566             1,333,127
                                                                                         --------------------  --------------------




 The accompanying notes are an integral part of these consolidated financial statements.






                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA


                            CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                            YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                                1999                  1998
                                                                                         --------------------  --------------------

 INCOME BEFORE INCOME TAX EXPENSE                                                        $           517,475   $           476,373

 Income tax expense                                                                                  176,801               138,553
                                                                                         --------------------  --------------------


 NET INCOME                                                                                          340,674               337,820

 OTHER COMPREHENSIVE INCOME

 Unrealized holding gains (losses) arising during
 the period, net of taxes                                                                            (10,898)                  918
                                                                                         --------------------  --------------------



 COMPREHENSIVE INCOME                                                                    $           329,776   $           338,738
                                                                                         ====================  ====================




 The accompanying notes are an integral part of these consolidated financial statements.







                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                  BATON ROUGE, LOUISIANA

                              CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                        YEARS ENDED DECEMBER 31, 1999 AND 1998




                                          Common Stock                                     Accumulated
                                      ---------------------                                   Other           Total
                                                               Capital       Accumulated   Comprehensive   Stockholders'
                                         Shares      Amount    Surplus       Deficit          Income         Equity
                                      ---------------------  ------------   ------------   --------------   -----------
 Balance at December 31, 1997         3,045,700   $ 304,570   $ 4,103,281   $(1,359,237)   $      1,676    $ 3,050,290

 Net income                                   -           -            -        337,820               -        337,820

 Issuance of common stock                 6,207         621        6,832              -               -          7,453

 Net change in unrealized gain
 on available-for-sale
 securities, net of taxes
 of $473                                      -           -            -              -             918            918
                                      ---------   ---------   ----------    -----------    -------------   -----------

 Balance at December 31, 1998         3,051,907     305,191    4,110,113     (1,021,417)          2,594      3,396,481

 Net income                                   -           -            -        340,674               -        340,674

 Net change in unrealized gain
 on available-for-sale
 securities, net of taxes
 of  $5,614                                   -           -            -              -         (10,898)       (10,898)
                                      ---------   ---------   ----------    -----------    -------------   -----------


 Balance at December 31, 1999         3,051,907   $ 305,191  $ 4,110,113    $ (680,743)    $     (8,304)   $ 3,726,257
                                      =========   =========  ===========    ===========    =============   ===========



 The accompanying notes are an integral part of these consolidated financial statements.








                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                               BATON ROUGE, LOUISIANA

                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                             1999                  1998
                                                                                      --------------------  -------------------
 CASH FLOWS FROM OPERATING ACTIVITIES

 Net income                                                                           $           340,674   $          337,820
 Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization                                                                     64,921               50,860
 Gain on sale of other real estate                                                                 (5,816)                   -
 Provisions for losses on foreclosed real estate                                                   46,200               46,200
 Net amortization of discounts on
 investment securities                                                                            (27,165)                (800)
 Gains on sales of assets                                                                               -                    -
 Provision for loan losses                                                                         12,000                9,000
 Deferred income taxes                                                                             33,960               (8,709)
 Decrease (increase) in accrued income
 and other assets                                                                                   9,692               (6,572)
 Increase (decrease) in accrued expenses and
 other liabilities                                                                                (87,688)              46,766
                                                                                      --------------------  -------------------

 Net cash provided by operating activities                                                        386,778              474,565
                                                                                      --------------------  -------------------



 CASH FLOWS FROM INVESTING ACTIVITIES
 Net decrease (increase) in federal funds sold                                                    775,000           (5,725,000)
 Purchases of available-for-sale securities                                                    (1,982,940)                   -
 Purchases of held-to-maturity securities                                                               -             (355,700)
 Proceeds from maturities of available-for-sale
 securities                                                                                             -              375,000
 Proceeds from maturities of held-to-maturity
 securities                                                                                       106,547              148,838
 Proceeds from sales of other real estate                                                          62,000                4,135
 Net increase in loans                                                                           (359,660)          (2,964,525)
 Purchases of property and equipment                                                              (54,121)             (67,262)
                                                                                      --------------------  -------------------

 Net cash used in investing activities                                                         (1,453,174)          (8,584,514)
                                                                                      --------------------  -------------------







 The accompanying notes are an integral part of these consolidated financial statements.



                                           LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                     BATON ROUGE, LOUISIANA

                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                               1999                 1998
                                                                                      -------------------   -------------------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase in demand deposit accounts,
 NOW accounts, and savings accounts                                                   $          1,458,808  $           925,573
 Net increase (decrease) in time deposits                                                       (1,260,056)           2,483,310
 Net decrease in borrowings on line-of-credit                                                            -              (75,000)
 Net increase in borrowed funds                                                                  1,750,000            5,250,000
 Proceeds from issuance of stock                                                                         -                7,453
                                                                                      --------------------  -------------------

 Net cash provided by financing activities                                                       1,948,752            8,591,336
                                                                                      --------------------  -------------------




 Increase in cash and due from banks                                                               882,356              481,387

 Cash and due from banks - beginning of year                                                     1,555,655            1,074,268
                                                                                      --------------------  -------------------


 Cash and due from banks - end of year                                                $          2,438,011  $         1,555,655
                                                                                      ====================  ===================



 Supplemental disclosures of cash flow information:

 Cash paid during the year for interest                                               $          1,621,481  $         1,474,009
                                                                                      ====================  ===================


 Cash paid during the year for income taxes                                           $            215,301  $            78,535
                                                                                      ====================  ===================


 Loans transferred to other real estate during
 the year                                                                             $                  -  $            60,320
                                                                                      ====================  ===================






 The accompanying notes are an integral part of these consolidated financial statements.




                    LOUISIANA BANCSHARES, INC. AND SUBSIDIARY

                             BATON ROUGE, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    Summary of Significant Accounting Policies

      The accounting and reporting policies of Louisiana Bancshares, Inc. (the Company) and its subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

          Principles of consolidation

          The Company was organized during 1997 as a one-bank holding company. On July 1, 1997, the Company acquired 100% of the stock of Louisiana Bank & Trust Company (the Bank) through the issuance of 3,045,700 shares of common stock. The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Nature of operations

          Substantially all of the assets, liabilities, and operations presented in the consolidated financial statements are attributable to Louisiana Bank & Trust Company, which was founded and incorporated in Louisiana under the name Acadia State Bank. The Bank provides a variety of banking services to individuals and businesses primarily in and around East Baton Rouge Parish, Louisiana. The Bank's primary deposit products are demand deposits, savings deposits, and certificates of deposits, and its primary lending products are commercial, business, real estate, and consumer loans.

          Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

          The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on economic conditions in the local construction industry.

          While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

          Investment securities

          The Bank's investments in securities are classified in two categories and accounted for as follows:

o Securities to be held-to-maturity: Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

o Securities available-for-sale: Available-for-sale securities consist of bonds, notes, and debentures that are available to meet the Bank's operating needs. These securities are reported at fair value as determined by quoted market prices.

          Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in other comprehensive income.

          Gains and losses on the sale of securities are determined using the specific-identification method. Realized gains (losses) on the sales and maturities of securities are classified as non-interest income.

          Loans receivable

          Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

          The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When the accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

          Allowance for loan losses

          The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

          The allowance for loan losses is evaluated on a regular basis and is maintained at a level which, in management's judgement, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions.

          A loan is considered impaired when, based on current financial information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.

          Foreclosed real estate

          Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of cost or fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is subsequently carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in the loss on foreclosed real estate.

          Bank premises and equipment

          Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation, which is computed using straight-line and accelerated methods over the estimated useful lives of the assets, which range from 3 to 30 years.

          Income taxes

          Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income, such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

1.    Summary of Significant Accounting Policies (continued)

          Off-balance-sheet financial instruments

          In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

          Cash equivalents

          For purposes of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and due from banks."

          Comprehensive Income

          Comprehensive income is the change in stockholders' equity during the period from transactions and other events and circumstances from non-owner sources. Comprehensive income includes the change in unrealized gains (losses), net of taxes, on available-for-sale securities during the period.

          Reclassification

          Certain amounts in the 1998 consolidated financial statements have been reclassified to conform with the current year presentation.

          Advertising

          The Company expenses the cost of advertising as incurred. Total advertising expense for the years ended December 31, 1999 and 1998 was $46,139 and 48,444, respectively.





2.   Investment Securities

     Debt  and  equity  securities  have  been  classified  in the  consolidated
     statements  of  financial  condition  according  to  management's   intent.
     Securities classified as held-to-maturity consisted of the following:







                                                                          December 31, 1999
                                            ------------------------------------------------------------------------------

                                                                     Gross                Gross
                                              Amortized            Unrealized          Unrealized               Fair
                                                Cost                 Gains               Losses                 Value

                                            ---------------      ----------------     --------------       ---------------

     Mortgage-backed securities             $       165,867      $            163     ($     -      )      $       166,030
     Other                                           47,800                15,908     (      -      )               63,708
                                            ---------------      -----------------     -------------       ---------------
                                            $       213,667      $         16,071     (      -      )      $       229,738
                                            ===============      ================      =============       ===============



    Securities classified as available-for-sale consisted of the following:



                                                                        December 31, 1999
                                            ------------------------------------------------------------------------------

                                                                       Gross                Gross
                                                Amortized            Unrealized          Unrealized               Fair
                                                  Cost                 Gains               Losses                 Value
                                            ---------------      ----------------     --------------       ---------------
     U.S. Treasury securities and
       obligations of U.S.
       government agencies                  $     1,985,281      $       -            ($         11,631)   $     1,973,650
     Obligations of states and
       political subdivisions                       249,180              -            (              986)          248,194
                                            ---------------      ----------------      -----------------   ---------------
                                            $     2,234,461      $       -            ($         12,617)   $     2,221,844
                                            ===============      ================      ================    ===============

     The amortized cost and estimated market value of debt securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Securities held-to-maturity             Available-for-sale securities
                                            -------------------------------------     ------------------------------------


                                                 Amortized             Fair                Amortized           Fair
                                                 Cost                  Value                 Cost               Value
                                             --------------      ----------------     ---------------      ---------------

     Within one year                         $            -      $              -     $       49,970       $       49,950
     Greater than one but within five years               -                     -          2,184,491            2,171,894
     Greater than five but within ten years         165,867               166,030                  -                    -
     Greater than ten years                          47,800                63,708                  -                    -
                                             --------------      ----------------     ---------------      ---------------
                                             $      213,667      $        229,738     $    2,234,461       $     2,221,844
                                             ==============      ================     ===============      ===============


3.   Loans

     The components of loans in the consolidated statements of financial condition at December 31, 1999 (in thousands) were as follows:


           Commercial and industrial                           $          3,649
           Construction and land development                              2,841
           Real estate - residential                                     12,816
           Real estate - non-residential                                  8,325
           Personal                                                       2,301
           Other                                                             74
                                                               ----------------
                                                                         30,006
           Allowance for loan losses                           (            315)
                                                               ----------------
                Loans - net                                    $         29,691
                                                               ================

     Changes in the allowance for loan losses during the years ended December 31, 1999 and 1998 were as follows:

                                               1999                   1998
                                        ----------------      ----------------

           Balance, beginning of year   $        314,314      $        357,529
           Provision for loan losses              12,000                 9,000
           Loans charged off            (         28,392)     (         62,174)
           Recoveries                             16,751                 9,959
                                        ----------------      ----------------
           Balance, end of year         $        314,673      $        314,314
                                        ================      ================

     Impairment of loans having carrying values of $339,329 at December 31, 1999 have been recognized in conformity with Statement of Financial Accounting Standards (SFAS) No. 114, Accounting for Creditors for Impairment of a Loan, as amended by SFAS No. 118. There was approximately $18,000 in allowance for loan losses related to these loans at December 31, 1999.

     No interest income on impaired loans, which is recognized when cash payments are received, was recognized during either the year ended December 31, 1999 and 1998.

     The Bank is not committed to lend additional funds to debtors whose loans have been modified.

4.   Bank Premises and Equipment

     Components of bank premises and equipment included in the statements of financial condition at December 31, 1999 were as follows:

           Land                                                $       105,000
           Building                                                    460,218
           Furniture, fixtures, and equipment                          232,094
           Leasehold improvements                                      102,251
                                                               ---------------
                                                                       899,563

           Less : accumulated depreciation and amortization    (       173,843)
                                                                --------------
                                                               $       725,720
                                                               ===============

     Depreciation and amortization expenses totaled $64,921 and $50,860 during the years ended December 31, 1999 and 1998, respectively.

5.   Deposits

     Deposits at December 31, 1999 (in thousands) were as follows:

           Demand deposit accounts                            $          4,908
           NOW accounts                                                  3,615
           Savings accounts                                              1,202
           Time deposits                                                22,344
                                                              ----------------
                                                              $         32,069
                                                              ================

     Included in deposits were $6,166,223 of certificates of deposit in amounts of $100,000 or more at December 31, 1999. Interest expense on these types of deposits was approximately $129,000 and $274,000 during the years ended December 31, 1999 and 1998, respectively.

     At  December  31,  1999,  the  scheduled   maturities  of  all  outstanding
certificates of deposit were as follows:

                         During the
                        year ending
                        December 31,                          Amount
                        ------------                   ------------------

                             2000                      $       15,837,720
                             2001                               4,832,232
                             2002                               1,460,552
                             2003                                 213,437
                                                       ------------------
                                                       $       22,343,941
                                                       ==================
6.

Other Borrowed Funds

     The Bank has established various lines-of-credit with the Federal Home Loan Bank (FHLB) totaling approximately $8,000,000 to provide an additional source of operating capital. The current advances, which totaled $7,000,000 at December 31, 1999, bore interest ranging from 5.07% to 6.06% at December 31, 1999. This line-of-credit is secured by $461,100 of FHLB stock owned by the Bank and all wholly-owned residential (1-4 units) first mortgage loans, and is scheduled to mature in 2000.

7.   Income Tax

     The source and tax effect of items reconciling income tax expense to the amount computed by applying the federal income tax rates in effect to net loss before income tax expense for periods ended December 31, 1999 and 1998, are as follows:




                                                                                 1999                       1998
                                                                     ----------------------------  -------------------------

                                                                         Amount         Percent        Amount       Percent
                                                                     --------------    ----------   -------------  ---------
       Income before income taxes                                    $      517,475       100.0%    $    476,373     100.0%
                                                                     ==============    ==========   =============  =========

       U.S. Federal income tax expense                               $      175,941        34.0%    $    161,967      34.0%
       Non-taxable income                                            (        2,978)   (     .5 )   (      3,185)  (    .7 )
       Other                                                                  3,838          .7     (     20,229)  (   4.2 )
                                                                     --------------    ----------   -------------  ---------
       Income tax expense                                            $      176,801        34.2%    $    138,553      29.1%
                                                                     ==============    ==========   =============  =========


     The components of income tax expense for the years ended December 31, 1999 and 1998 are as follows:

                                                1999              1998
                                            ------------     -------------
           Current tax expense              $    142,841     $     147,262
           Deferred tax expense (benefit)         33,960     (       8,709)
                                            ------------     -------------
           Income tax expense               $    176,801     $     138,553
                                            ============     =============






7.   Income Tax  (continued)
     ----------

     The Company records deferred income taxes on the tax effect of changes in temporary differences. Deferred tax assets are subject to a valuation allowance if their realization is less than 50% likely. Deferred tax assets
     (liabilities) were comprised of the following at December 31, 1999:

              Investment accretion                                                                       ($         1,185)
              Unrealized gain on securities                                                                           -
              Cash-to-accrual                                                                            (         44,915)
              Allowance for credit losses                                                                (        274,741)
              Stock dividends                                                                            (          8,560)
                                                                                                          ---------------
              Gross deferred tax liability                                                               (        329,401)
                                                                                                          ---------------

              Depreciation                                                                                          7,714
              Unrealized gain on securities                                                                         4,313
              Other real estate                                                                                    66,756
              Net operating loss carryforward                                                                     158,770
                                                                                                         ----------------
                 Gross deferred tax asset                                                                         237,553
              Less: deferred tax asset valuation allowance                                                          -
                                                                                                         ----------------
                 Net deferred tax liability                                                              ($        91,848)
                                                                                                         ================


     For federal  income tax  purposes,  the Bank has $466,970 of net  operating
     loss   carryforwards  and  alternative   minimum  tax  net  operating  loss
     carryforwards which are scheduled to expire during the year ending December
     31, 2006. Due to  recapitalization,  the Bank is limited to the utilization of $66,710 of net operating losses per year until expiration.

8.   Leases

     The Bank entered into an operating lease during the year ended December 31, 1996 for a branch office. This facility is leased under a five-year operating lease, which expires in September 2001, and there is a renewal option for five additional years at an increased monthly rental.




8.   Leases  (continued)
     ------

     Total rent expense charged to operations was $28,875 during the years ended
     December 31, 1999 and 1998.  Future  obligations for this lease at December
     31, 1999 were as follows:

                   Year
                  ending
                December 31,                                Amount
                ------------                         ------------------
                     2000                            $           28,875
                     2001                                        29,925
                     2002                                        29,925
                     2003                                        29,925
                     2004                                        29,925
                  Thereafter                                     29,925
                                                     ------------------
                                                     $          178,500
                                                     ==================

9.    Financial Instruments

      The Bank is a party to financial  instruments with off-balance  sheet risk in the normal course of business in order to meet the  financing  needs of its customers.  These financial  instruments include commitments to extend credit and  standby  letters  of credit.  These  instruments  involve,  to varying  degrees,  elements of credit and interest  rate risk in excess of
      the  amount  recognized  in  the  consolidated   statements  of  financial
      condition.  The contract or notional amounts of these instruments  reflect the extent of the Bank's  involvement  in particular  classes of financial instruments.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for financial instruments recorded on its statement of financial condition.

           Commitments to extend credit

           Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties. At
           December 31,  1999,  unfunded  loan  commitments  were  approximately
           $4,400,000.




9.    Financial Instruments (continued)

           Commitments to extend credit  (continued)
           ----------------------------

           Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.
           These guarantees are primarily issued to support public and private borrowing arrangements. At December 31, 1999, commitments under standby letters of credit totaled approximately $40,000. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Because these instruments have fixed maturity dates, they do not generally present any significant liquidity risk to the Bank.

      The Bank has not been required to perform on any financial guarantees during the past two years. The Bank did not incur any losses on its commitments during either 1999 or 1998.

10.   Related Party Transactions

      The Bank has entered into transactions with certain officers and directors of the Bank and companies in which they have a 10% or more beneficial ownership. An analysis of activity during the year ended December 31, 1999 with respect to loans to officers and directors of the Bank is as follows:

                                                                                            1999
                                                                                    ---------------
               Balance, beginning of year                                           $       125,417
                Additions                                                                   167,007
                Payments                                                            (       104,165)
                                                                                     --------------
               Balance, end of year                                                 $       188,259
                                                                                    ===============

     At  December  31,  1999,  related  party  deposits  totaled   approximately
$1,100,000.

11.   Regulatory Matters

      The  Bank  is   subject  to  various   regulatory   capital   requirements
      administered  by the federal  banking  agencies.  Failure to meet  minimum
      capital   requirements  can  initiate  certain  mandatory,   and  possibly
      additional discretionary actions, by regulators that, if undertaken, could have a direct material effect on the Bank's  financial  statements.  Under capital  adequacy  guidelines  and the  regulatory  framework  for  prompt corrective  action,  the Bank must meet specific  capital  guidelines that involve  quantitative  measures  of the Bank's  assets,  liabilities,  and certain off-balance sheet items as calculated under regulatory  accounting practices.  The Bank's capital amounts and classification are also subject
      to  qualitative  judgments  by  the  regulators  about  components,   risk
      weightings, and other factors.




11.   Regulatory Matters  (continued)
      ------------------

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

      The most recent  examination by the Federal Deposit Insurance  Corporation
      (as of September 30, 1999) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier
      I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

      The Bank's actual capital amounts and ratios as of December 31, 1999 are also presented in the table.







                                                                                                            To Be Well
                                                                                 For Capital             Capitalized Under
                                                                                  Adequacy               Prompt Corrective
                                                     Actual                       Purposes               Action Provisions
                                            -------------------------    -------------------------   --------------------------
                                                Amount          %            Amount          %           Amount            %
                                            --------------   --------    --------------   --------   --------------    --------
As of December 31, 1999:

   Total Capital

          (to risk weighted assets)         $    4,011,000     15.1%     $   2,131,120    > 8.0%     $    2,663,900    >   10.0%
                                                                                          -                            -

   Tier I Capital

          (to risk weighted assets)              3,696,327     13.9%         1,065,560    > 4.0%          1,598,340    >    6.0%
                                                                                          -                            -


    Tier I Capital

          (to average assets)                    3,696,327      8.9%         1,659,200    > 4.0%          2,074,000    >    5.0%
                                                                                          -                            -



12.   Restrictions on Accumulated Deficit

      Dividends paid by the Bank are subject to certain regulatory restrictions. State regulations require approval of the Commissioner if the total dividends declared and paid during any one year exceed the total of its net retained profits of that year combined with net retained profits from the preceding year. The Bank can declare, without the approval of the Commissioner, dividends totalling $352,270 more than its retained net earnings during the year ending December 31, 2000.

13.   Commitments and Contingencies

      The Bank has been named as a defendant in two separate lawsuits, which arose from normal business activities. While the outcome of these lawsuits cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Bank's financial position or results of its operations.

14.   Stock Options

      The Company has an incentive stock option agreement with its president. Under this agreement, the president has the option to purchase up to 10% of the Company's outstanding common stock over a ten-year period ending July 1, 2006 at the fair value on the date of grant which was $.73 per share. None of these options have exercised as of December 31, 1999.

      The Company has additional incentive stock option agreements for key officers and employees. During 1998, the Company issued 100,000 stock options to three key officers. The key officers have the option to purchase 100,000 shares of stock, over a ten-year period, at the market price on the date of grant which was $1.20 per share. None of these options have been exercised as of December 31, 1999. Total shares available under all agreements for future option grants at December 31, 1999, were 35,000.

15.   Significant Concentrations of Credit Risk

      The majority of the Bank's business activity is with customers located within East Baton Rouge Parish. As of December 31, 1999, the Bank's receivables from, guarantees of, and obligations from construction loans were a concentration. Generally, the loans are secured by real estate and are expected to be repaid from cash flow or proceeds from the sales of real estate. Loan losses arising from lending transactions with construction contractors compare favorably with the Bank's loan loss experience on its loan portfolio as a whole.

      The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.


                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.   Parent Only Financial Statements

                                           STATEMENT OF FINANCIAL CONDITION
                                                  DECEMBER 31, 1999

                                                     A S S E T S

                                                                                                        1999
                                                                                                -----------------
Assets:
Cash in subsidiary bank                                                                         $         38,234
Investment in subsidiary bank                                                                          3,688,023
                                                                                                -----------------

Total assets                                                                                    $      3,726,257
                                                                                                =================




        S T O C K H O L D E R S' E Q U I T Y


Common stock, $0.10 par value, 3,100,000 shares
authorized; 3,051,910 shares issued and outstanding
at December 31, 1999                                                                            $        305,191
Capital surplus                                                                                        4,110,113
Accumulated deficit                                                                                     (680,743)
Accumulated other comprehensive income                                                                    (8,304)
                                                                                                -----------------

Total stockholders' equity                                                                      $      3,726,257
                                                                                                =================




                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                BATON ROUGE, LOUISIANA

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.   Parent Only Financial Statements  (continued)

                                    STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                         YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                        1999                 1998
                                                                                  ------------------  -------------------

EXPENSES
Consultant fees                                                                           $       -            $   1,758
Legal fees                                                                                    8,591                4,924
Interest expense                                                                                  -                  566
Other operating expenses                                                                      3,005                  669
                                                                                  ------------------  -------------------

                                                                                             11,596                7,917
                                                                                  ------------------  -------------------



Income (loss) before equity in
undistributed earnings of subsidiary                                                        (11,596)              (7,917)

Equity in undistributed
earnings of subsidiary                                                                      352,270              345,734
                                                                                  ------------------  -------------------


NET INCOME                                                                                  340,674              337,817

OTHER COMPREHENSIVE INCOME

Unrealized holding gains (losses) arising during
the period, net of taxes                                                                    (10,898)                 918
                                                                                  ------------------  -------------------



COMPREHENSIVE INCOME                                                                      $ 329,776            $ 338,735
                                                                                  ==================  ===================




                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                BATON ROUGE, LOUISIANA

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.   Parent Only Financial Statements  (continued)

                                               STATEMENTS OF CASH FLOWS
                                        YEARS ENDED DECEMBER 31, 1999, AND 1998


                                                                                              1999               1998

                                                                                      -----------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                   $ 340,674           $ 337,817
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Undistributed income of subsidiaries                                                          (352,270)           (345,734)
Decrease in dividends receivable                                                                     -             125,872
Decrease in accrued interest payable                                                                 -              (2,813)
                                                                                      -----------------  ------------------

Net cash provided by (used in) operating activities                                            (11,596)            115,142
                                                                                      -----------------  ------------------



CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in line of credit                                                                       -             (75,000)
Proceeds from the issuance of stock                                                                  -               7,457
                                                                                      -----------------  ------------------

Net cash provided by (used in) financing activities                                                  -             (67,543)
                                                                                      -----------------  ------------------



Increase (decrease) in cash in subsidiary bank                                                 (11,596)             47,599

Cash in subsidiary bank - beginning of period                                                   49,830               2,231
                                                                                      -----------------  ------------------


Cash in subsidiary bank - end of period                                                       $ 38,234            $ 49,830
                                                                                      =================  ==================



Supplemental disclosures of cash flow information

Cash paid during the year for:
Interest                                                                                      $      -            $  3,379
                                                                                      =================  ==================











                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA

                                     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                 JUNE 30, 2000 AND 1999
                                                     (In Thousands)
                                                      (Unaudited)

                                                      A S S E T S

                                                                                        2000                      1999
                                                                                --------------------     ----------------------

 Cash and due from banks                                                                     $ 3,537                   $ 2,179

 Federal funds sold                                                                            3,650                     7,600

 Securities available-for-sale                                                                 2,707                       741

 Securities to be held-to-maturity                                                               155                       175

 Loans, less allowances for loan losses of
 $279 and $321 at June 30,
 2000 and 1999, respectively                                                                  30,698                    29,027

 Bank premises and equipment, net of
 accumulated depreciation                                                                        709                       745

 Other real estate owned                                                                         605                       321

 Accrued income and other assets                                                                 366                       281
                                                                                --------------------     ----------------------


 TOTAL ASSETS                                                                               $ 42,427                  $ 41,069
                                                                                ====================     ======================




                               L I A B I L I T I E S   A N D    S T O C K H O L D E R S'   E Q U I T Y



                                                                                        2000                      1999
                                                                                ---------------------     ---------------------
 LIABILITIES
 Non-interest bearing accounts                                                               $ 4,729                   $ 4,398
 Interest bearing accounts                                                                    29,455                    28,689
                                                                                ---------------------     ---------------------
      Total deposits                                                                          34,184                    33,087

 Other borrowed funds                                                                          4,000                     3,500
 Federal funds purchased                                                                           -                       700
 Accrued expenses and other liabilities                                                          361                       243
                                                                                ---------------------     ---------------------
 Total liabilities                                                                            38,545                    37,530
                                                                                ---------------------     ---------------------

 COMMITMENTS AND CONTINGENCIES                                                                     -                         -


 STOCKHOLDERS' EQUITY
 Common stock - $0.10 par value; 3,100,000 shares
 authorized; 3,051,907 shares issued and outstanding
 at June 30, 2000 and 1999,  respectively                                                        305                       305
 Capital surplus                                                                               4,110                     4,110
 Accumulated deficit                                                                            (524)                     (877)
 Accumulated other comprehensive income                                                           (9)                        1
                                                                                ---------------------     ---------------------

 Total stockholders' equity                                                                    3,882                     3,539
                                                                                ---------------------     ---------------------


 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $ 42,427                  $ 41,069
                                                                                =====================     =====================








                                      LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA

                           CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                       SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                                  (In Thousands)
                                                   (Unaudited)

                                                                                           2000                      1999
                                                                                   ---------------------     ---------------------

 INTEREST INCOME
 Interest on loans                                                                              $ 1,487                   $ 1,466
 Interest on available-for-sale securities                                                           88                        13
 Interest on held-to-maturity securities                                                              5                         6
 Interest on federal funds sold                                                                     112                       160
 Interest on deposits with other banks                                                               20                         5
                                                                                   ---------------------     ---------------------

 Total interest income                                                                            1,712                     1,650
                                                                                   ---------------------     ---------------------


 INTEREST EXPENSE
 Interest on deposits                                                                               694                       699
 Interest on other borrowed funds                                                                   106                        97
                                                                                   ---------------------     ---------------------

 Total interest expense                                                                             800                       796
                                                                                   ---------------------     ---------------------


 NET INTEREST INCOME                                                                                912                       854

 Provision for loan losses                                                                            6                         6
                                                                                   ---------------------     ---------------------


 NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                                                                    906                       848
                                                                                   ---------------------     ---------------------


 NON-INTEREST INCOME
 Service charges on deposit accounts                                                                 52                        67
 Other service charges and fees                                                                      10                        21
 Other income                                                                                        12                         6
                                                                                   ---------------------     ---------------------

 Total other income                                                                                  74                        94
                                                                                   ---------------------     ---------------------


 NON-INTEREST EXPENSES
 Salaries and employee benefits                                                                     364                       364
 Occupancy expenses                                                                                  97                        89
 Other operating expenses                                                                           288                       268
                                                                                   ---------------------     ---------------------

 Total other expenses                                                                               749                       721
                                                                                   ---------------------     ---------------------





                                      LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                 BATON ROUGE, LOUISIANA

                           CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                       SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                                  (In Thousands)
                                                   (Unaudited)

                                                                                           2000                      1999
                                                                                   ---------------------     ---------------------


 INCOME BEFORE INCOME TAX EXPENSE                                                                 $ 231                     $ 221

 Income tax expense                                                                                  74                        77
                                                                                  ---------------------     ---------------------

 NET INCOME                                                                                         157                       144

 OTHER COMPREHENSIVE INCOME

 Unrealized holding gains (losses) arising during
 the period, net of taxes                                                                            (1)                       (2)

                                                                                   ---------------------     ---------------------

 COMPREHENSIVE INCOME                                                                             $ 156                     $ 142
                                                                                   =====================     =====================







                                 LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                           BATON ROUGE, LOUISIANA

                         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                               (In Thousands)
                                                (Unaudited)






                                                         June 30, 2000                     June 30, 1999
                                                      ---------------------             ---------------------

 Balance at December 31, 1999 and 1998                             $ 3,726                           $ 3,397

 Net income                                                            157                               144

 Net change in unrealized gain
 on available-for-sale
 securities, net of tax                                                 (1)                               (2)
                                                      ---------------------             ---------------------

 Balance at end of period                                          $ 3,882                           $ 3,539
                                                      =====================             =====================







                                      LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                               BATON ROUGE, LOUISIANA

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                                  (In Thousands)
                                                   (Unaudited)

                                                                                    2000                        1999
                                                                                --------------------          ---------------

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                                   $ 157                    $ 144
 Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization                                                                   32                       32
 Gain on sale of other real estate                                                                -                       (6)
 Provisions for losses on foreclosed real estate                                                 23                       23
 Net amortization of discounts on
 investment securities                                                                          (13)                     (13)
 Provision for loan losses                                                                        6                        6
 Decrease (increase) in accrued income
 and other assets                                                                               (67)                      28
 Increase (decrease) in accrued expenses and
 other liabilities                                                                              108                      (69)
                                                                                --------------------          ---------------

 Net cash provided by operating activities                                                      246                      145
                                                                                --------------------          ---------------



 CASH FLOWS FROM INVESTING ACTIVITIES
 Net decrease (increase) in federal funds sold                                                3,050                      575
 Purchases of available-for-sale securities                                                    (473)                    (475)
 Proceeds from maturities of held-to-maturity
 securities                                                                                     520                      582
 Proceeds from sales of other real estate                                                         -                       62
 Net increase in loans                                                                       (1,343)                     309
 Purchases of property and equipment                                                            (16)                     (41)
                                                                                --------------------          ---------------

 Net cash used in investing activities                                                        1,738                    1,012
                                                                                --------------------          ---------------








                                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                                BATON ROUGE, LOUISIANA

                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                                    (In Thousands)
                                                     (Unaudited)

                                                                                        2000                          1999
                                                                                --------------------          ---------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase in demand deposit accounts,
 NOW accounts, and savings accounts                                                          $ (179)                   $ (45)
 Net increase (decrease) in time deposits                                                     2,294                    1,261
 Net decrease in borrowings on line-of-credit                                                (3,000)                  (1,750)
                                                                                --------------------          ---------------

 Net cash provided by financing activities                                                     (885)                    (534)
                                                                                --------------------          ---------------



 Increase in cash and due from banks                                                          1,099                      623

 Cash and due from banks - beginning of year                                                  2,438                    1,556
                                                                                --------------------          ---------------


 Cash and due from banks - end of year                                                      $ 3,537                  $ 2,179
                                                                                ====================          ===============

 Supplemental disclosures of cash flow information:

 Cash paid during the year for interest                                                       $ 783                    $ 753
                                                                                ====================          ===============


 Cash paid during the year for income taxes                                                     $ -                    $ 153
                                                                                ====================          ===============


 Loans transferred to other real estate during  the year                                      $ 307                    $   -
                                                                                ====================          ===============




                       LOUISIANA BANCSHARES, INC. AND SUBSIDIARY
                                 BATON ROUGE, LOUISIANA

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. For further information, refer to the financial statements and footnotes hereto included in this joint Proxy Statement-Prospectus.

2.    Plan of Merger

      Louisiana Bancshares, parent company of Louisiana Bank & Trust (LBT) signed an Agreement and Plan of Merger (the "Plan of Merger") with Britton & Koontz Capital Corporation, parent company of Britton & Koontz First National Bank, NA (Britton & Koontz) on August 25, 2000. Pursuant to the Plan of Merger, if all conditions are satisfied or waived, LBT will be merged into Britton & Koontz (the "Merger") and the separate existence of LBT will cease. By reason of the Merger, the outstanding shares of LBT common stock will be converted into shares of common stock, Britton & Koontz. LBT shareholders will receive for each share of stock, .1054 of a share of fully-paid, non-assessable and registered common stock of Britton & Koontz.

                                   APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                     between

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                       and
                      BRITTON & KOONTZ FIRST NATIONAL BANK

                                       and

                           LOUISIANA BANCSHARES, INC.
                                       and
                         LOUISIANA BANK & TRUST COMPANY



                           dated as of August 25, 2000

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 25, 2000 by and between BRITTON & KOONTZ CAPITAL CORPORATION, a Mississippi corporation ("B&K"), and its wholly-owned subsidiary, BRITTON & KOONTZ FIRST NATIONAL BANK, N.A., a national banking association with its principal offices in Natchez, Mississippi ("B&K Bank"), and LOUISIANA BANCSHARES, INC., a Louisiana corporation ("Louisiana Bancshares"), and its wholly-owned subsidiary, LOUISIANA BANK & TRUST COMPANY, a banking association organized under the laws of the State of Louisiana, with its principal offices in Baton Rouge, Louisiana ("Louisiana Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the respective Boards of Directors of B&K and Louisiana Bancshares have approved this Agreement and determined that it is desirable and in the best interests of their respective companies and shareholders that Louisiana Bancshares merge with and into B&K (the "Holding Company Merger") and that Louisiana Bank merge with and into B&K Bank (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement and in the Agreement of Merger attached hereto as Exhibit A (the "Bank Merger Agreement");

         WHEREAS, as a result of the Mergers (i) all of the issued and outstanding shares of common stock of Louisiana Bancshares (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of B&K, and (ii) all outstanding options to acquire common stock of Louisiana Bancshares shall be converted into options to acquire common stock of B&K, on the terms and subject to the conditions set forth herein;

         WHEREAS, B&K and Louisiana Bancshares desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

         WHEREAS, the Holding Company Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and as a "pooling of interests" under generally accepted accounting principles.

         NOW   THEREFORE,   in   consideration   of  the   foregoing   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE I. THE MERGERS



         1.01     The Mergers.

         (a) On the Effective Date (as hereinafter defined), the parties shall file with the Secretary of State of Mississippi Articles of Merger in the form attached hereto as Exhibit B and shall file with the Louisiana Secretary of State (the "LSOS") a Certificate of Merger in the form attached hereto as Exhibit C, pursuant to which Louisiana Bancshares will, subject to the terms and conditions stated herein, merge with and into B&K, which will be the surviving corporation.

         (b) As soon as practicable following the execution of this Agreement, B&K Bank and Louisiana Bank will enter into the Bank Merger Agreement, pursuant to which Louisiana Bank will, subject to the terms and conditions stated herein and therein, merge with and into B&K Bank, which will be the surviving bank.

         1.02 Effects of the Mergers. The Holding Company Merger shall have the effects provided by this Agreement and as set forth under applicable law. The surviving corporation shall be deemed to be the successor to each of Louisiana Bancshares and B&K, shall be subject to all the liabilities, obligations, duties and relations of each merging party, and shall, without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to Louisiana Bancshares and B&K. The Bank Merger will have the effects set forth in 12 U.S.C. ss. 215a-1.

         1.03 Merger Consideration; Conversion of Shares. Subject to the satisfaction (or waiver) of the conditions stated in Article VIII hereof, upon consummation of the Holding Company Merger on the Effective Date, and except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited, each issued and outstanding share of common stock, $0.10 par value per share, of Louisiana Bancshares ("Louisiana Bancshares Common Stock") shall become and be converted into 0.1054 of a share (or options to acquire shares, as the case may be) of fully- paid, non-assessable and registered common stock, $2.50 par value per share, of B&K ("B&K Common Stock") (the "Per Share Merger Consideration"). Cash will be paid in lieu of any fractional share of B&K Common Stock as provided in Section 1.05 below.

         1.04     Stock Options.

         (a) Between the date of this Agreement and the Effective Date (as hereinafter defined), each person holding one or more Louisiana Bancshares Options (as defined in Section 5.03) shall continue to have the right to exercise any vested Louisiana Bancshares Option.

         (b) At the Effective Date, each Louisiana Bancshares Option that is an outstanding and unexercised non-qualified stock option or incentive stock option (within the meaning of Section 422 of the Code) immediately prior thereto shall cease to represent a right to acquire shares of Louisiana

Bancshares Common Stock and shall be assumed by B&K and converted automatically into an option to purchase shares of B&K Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of Section 424(a) of the Code (in the case of incentive stock options) and the Louisiana Bancshares Option Plan (as defined in Section 5.03) and the agreements evidencing grants thereunder):

                  (i) the number of shares of B&K Common Stock to be subject to the converted option shall be equal to the product of the number of shares of Louisiana Bancshares Common Stock subject to the original Louisiana Bancshares Option, multiplied by the Per Share Merger Consideration (provided that such number of shares shall be rounded to the nearest whole share); and

                  (ii) the exercise price per share of B&K Common Stock under the converted Louisiana Bancshares Option shall be equal to the exercise price per share of Louisiana Bancshares Common Stock under the option, divided by the Per Share Merger Consideration (provided that such exercise price shall be rounded to the nearest whole cent).

         1.05 Fractional Shares. Each holder of Louisiana Bancshares Common Stock who would otherwise have been entitled to receive a fraction of a share of B&K Common Stock pursuant to the Holding Company Merger (or upon the exercise of a stock option, as the case may be) shall receive, in lieu thereof, an amount in cash (without interest) equal to the product of such fractional share, multiplied by the "Market Price" of B&K Common Stock. For these purposes, the Market Price of B&K Common Stock shall be the average of the high and low closing bid quotations with respect to B&K Common Stock as reported by the National Association of Securities Dealers Automated Quotation System Small Cap Market during the period of 20 business days immediately prior to the business day that is 3 business days preceding the Effective Date (or the exercise date of the stock option, as the case may be).

         1.06 Exchange Provisions. After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Louisiana Bancshares Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited), upon surrender thereof to American Stock Transfer & Trust Company, as Exchange Agent (the "Exchange Agent"), will be entitled to receive the shares of B&K Common Stock into which such shares have been ultimately converted as provided in Sections 1.03 and 1.04 and cash in lieu of any fractional share as provided in
Section 1.05. Until so surrendered, each outstanding certificate theretofore representing shares of Louisiana Bancshares Common Stock will be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of B&K Common Stock, to represent the number of whole shares of B&K Common Stock into which the shares of Louisiana Bancshares Common Stock represented thereby have been converted. B&K may, at its option, refuse to pay any dividend or other distribution, if any, payable to the holders of shares of B&K Common Stock to the holders of certificates evidencing unsurrendered Louisiana Bancshares Common Stock; provided, however, that upon surrender of such certificates, B&K will pay to the record holder of the B&K Common Stock for which certificates are issued in exchange for the surrendered certificates, to the extent not previously paid, the amount of dividends and distributions, if any, without interest, which have become payable from the Effective Date through the date of such surrender with respect to the number of whole shares of B&K Common Stock into which the shares of Louisiana Bancshares Common Stock have been converted. Whether or not a certificate representing Louisiana Bancshares Common Stock is surrendered, from and after the Effective Date, such certificate will under no circumstances evidence, represent or otherwise constitute any stock or other interest in Louisiana Bancshares, Louisiana Bank or any entity other than B&K.

         1.07 Transfers. On and after the Effective Date there shall be no transfers on the stock transfer books of Louisiana Bancshares or B&K of the shares of Louisiana Bancshares Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing shares of Louisiana Bancshares Common Stock are properly presented to the Exchange Agent, they shall be cancelled and exchanged for certificates representing the number of whole shares of B&K Common Stock and a check representing the amount of cash into which the Louisiana Bancshares Common Stock represented thereby was converted in the Holding Company Merger. Any other provisions of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Louisiana Bancshares Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.08 Dissenting Shareholders. Shares of Louisiana Bancshares Common Stock held by any holder having rights of a dissenting shareholder as provided in the Louisiana Business Corporation Law (the "LBCL"), who shall have properly objected to the Holding Company Merger and who shall have properly demanded payment for his stock in accordance with and subject to the provisions of
Section 12:131 of the LBCL, shall not be converted as provided herein until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Louisiana Bancshares Common Stock, at which time such shares shall be converted into the Per Share Merger Consideration.

                             ARTICLE II. THE CLOSING

         2.01 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Mergers (the "Closing") will take place at the offices of B&K, 500 Main Street, Natchez, Mississippi 39120 at 10:00 a. m. local time, on a date mutually agreeable to B&K and Louisiana Bancshares which is not less than 10 business days nor more than 20 business days following receipt of all "Approvals" (as defined herein), or at such other time and place as B&K and Louisiana Bancshares mutually agree (the "Closing Date"). At the Closing, the parties will deliver the certificates, letters and opinions which constitute conditions to the Closing, and each party will provide the others with such proof or indication of satisfaction of the conditions of such others to consummate the Mergers as such others may reasonably require.

         2.02 Filing and Recordation of Certificate of Merger; Effective Date. In order to effect the mergers, the Articles of Merger and Certificate of Merger referred to in Section 1.01 above will be filed and recorded as provided by law immediately following (or concurrently with) the Closing. The Holding Company Merger will be effective on the date specified in a certificate or other written record issued by the respective Secretaries of State of the States of Mississippi and Louisiana or otherwise in accordance with applicable law (the "Effective Date"). The Bank Merger will be effective on the Effective Date, one minute following the effectiveness of the Holding Company Merger upon filing of the Bank Merger Agreement, the Articles of Merger referred to in Section 1.01 above and the Certificate of Merger referred to in Section 1.01 above.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES
                   OF LOUISIANA BANCSHARES AND LOUISIANA BANK

         Louisiana Bancshares and Louisiana Bank, jointly, severally and in solido, represent and warrant to B&K and B&K Bank as follows, subject to such exceptions and limitations set forth in the Schedules of Louisiana Bancshares attached hereto as Group Exhibit D (the "Schedules"):

         3.01     Organization of Louisiana Bancshares and its Subsidiaries.

         (a) Louisiana Bancshares' "Consolidated Group," as such term is used in this Agreement, consists of all entities required to be consolidated on Louisiana Bancshares' consolidated financial statements, pursuant to generally accepted accounting principles ("GAAP"). Schedule 3.01(a) lists all members of the Consolidated Group.

         (b) Louisiana Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted as of the date hereof. Louisiana Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Louisiana Bancshares is duly qualified to do business as a foreign corporation in good standing in each state in which such qualification is required and the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of Louisiana Bancshares (a "Material Adverse Effect").

         (c) Louisiana Bank is a state bank duly organized and validly existing under the laws of the State of Louisiana. Louisiana Bank is an "insured bank" as defined in the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder (the "FDIA"), and is not a member of the Federal Reserve System. Other than Louisiana Bank, Louisiana Bancshares has no subsidiary that is a "depository institution," as defined in the FDIA.

         (d) Each subsidiary of Louisiana Bancshares and Louisiana Bank (a "Subsidiary") other then Louisiana Bank, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date hereof. Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each state in which such qualification is required and the failure to so qualify would have a Material Adverse Effect. Schedule 3.01(d) lists all Subsidiaries of Louisiana Bancshares and indicates for each the jurisdiction of its organization and the interest of Louisiana Bancshares in such Subsidiary.

         3.02     Capitalization.

         (a) The authorized capital stock of Louisiana Bancshares consists of 6,000,000 shares of Louisiana Bancshares Common Stock, of which 3,051,907 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of Louisiana Bancshares Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. All of the outstanding shares of Louisiana Bancshares Common Stock have been issued in compliance with all legal requirements and in compliance with any preemptive rights. Except for outstanding options to purchase 447,099 shares of Louisiana Bancshares Common Stock, there are no outstanding (a) shares of capital stock or other equity securities of Louisiana Bancshares or (b) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other equity securities of Louisiana Bancshares.

         (b) Except as set forth on Schedule 3.02(b), Louisiana Bancshares and/or Louisiana Bank own, directly or indirectly, all issued and outstanding shares of capital stock of each Subsidiary free and clear of any claim, option, charge, lien, encumbrance or agreement with respect thereto. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable (except, in the case of Louisiana Bank, any assessment imposed by law under La. R.S. 6:262 or any comparable federal or state banking law requirement, as applicable). All of the outstanding shares of capital stock of each Subsidiary have been issued in compliance with all legal requirements and in compliance with any preemptive rights. No shares of capital stock or other equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into or exchangeable for, shares of capital stock or other equity securities of such Subsidiary.

         3.03     Authorization.

         (a) (i) Subject to the approval of the transactions contemplated by this Agreement by the shareholders of Louisiana Bancshares and the execution, certification, acknowledgment and filing of all required documents and instruments with the LSOS in accordance with the LBCL and all other filings required by applicable law and regulation, (A) all corporate acts and
proceedings   required   of   Louisiana   Bancshares   for  the  due  and  valid
authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby have been validly and appropriately taken by Louisiana Bancshares, and (B) this Agreement constitutes a legal, valid and binding obligation of Louisiana Bancshares, enforceable against it in accordance with its terms except that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights and by general equity principles; (ii) upon the approval of the transactions contemplated by this Agreement by Louisiana Bancshares, as the sole shareholder of Louisiana Bank, and the due execution, certification, acknowledgment and filing of all required documents and instruments with the Louisiana Office of Financial Institutions (the "OFI") and the LSOS in accordance with the Louisiana Banking Law (the "LBL"), (A) all corporate acts and proceedings required of Louisiana Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby have been validly and appropriately taken and
(B) this Agreement and the Bank Merger Agreement each constitute a legal, valid and binding obligation of Louisiana Bank, enforceable against it in accordance with its terms except that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights and by general equity principles.

         (b) Neither the execution or delivery of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance with any of the provisions hereof or thereof, by either Louisiana Bancshares or Louisiana Bank will (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Louisiana Bancshares or any of its Subsidiaries under the terms, conditions or provisions of (A) the articles of association (or articles of incorporation) or bylaws (or equivalent governing instruments) of Louisiana Bancshares or any of its Subsidiaries or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Louisiana Bancshares or any of its Subsidiaries is a party, or by which Louisiana Bancshares or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, and that would, individually or in the aggregate, in any such event, have a Material Adverse Effect, or enable any person to enjoin the transactions contemplated hereby, or (ii) subject to the approvals referred to in Section 3.03(a) and compliance with the statutes and regulations referred to in Section 3.03(c), violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to Louisiana Bancshares or any of its Subsidiaries or any of their respective properties or assets.

         (c) Other than in connection or compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities laws of any applicable state and the rules of the National Association of Securities Dealers, Inc. and other than applications, filings, notices, consents, authorizations, approvals and/or exemptions required under federal and state banking laws and applicable state corporate laws, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by Louisiana Bancshares or Louisiana Bank of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         3.04 Corporate Documents. Louisiana Bancshares has delivered to B&K true and complete copies of the articles of incorporation and bylaws, as amended or restated through the date hereof, of itself and each of its Subsidiaries. The minute books of Louisiana Bancshares and Louisiana Bank have been made available for inspection by B&K and contain complete and accurate records of all formal corporate actions of their shareholders and Boards of Directors.

         3.05 Financial Statements. Louisiana Bancshares has delivered to B&K true and complete copies of its (i) consolidated balance sheets as of June 30, 2000 (the "Latest Balance Sheet") and June 30, 1999 and the related statements of income, cash flow and changes in shareholders' equity (the "Interim Financial Statements"), and (ii) the consolidated statements of income, cash flow and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1999, including the notes thereto, and the report thereon of its independent public accountants (collectively, the "Annual Financial
Statements"). The Annual Financial Statements and the Interim Financial Statements have been prepared, and all financial statements of Louisiana Bancshares required to be delivered to B&K under this Agreement prior to the Effective Date will be prepared, in accordance with GAAP, applied on a consistent basis, and present fairly, or will present fairly, as the case may be, the consolidated financial position, results of operations and cash flow of Louisiana Bancshares' Consolidated Group at the respective dates thereof and for the periods referred to therein. As of the date of the Latest Balance Sheet, no member of Louisiana Bancshares' Consolidated Group had, nor were any of its assets subject to, any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured) that is required to be, but is not, reflected and adequately reserved against in the Latest Balance Sheet. The Annual Financial Statements and the Interim Financial Statements are, and any financial statements of Louisiana Bancshares delivered hereunder subsequent to the date hereof will be, supported by and consistent with detailed trial balances of investment securities, loans and commitments, depositor's accounts and cash balances on deposit with other institutions, copies of which have been made available for inspection by B&K.

         3.06 Reports. Since December 31, 1999, Louisiana Bancshares and each of its Subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (a) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (b) the Federal Deposit Insurance Corporation (the "FDIC"), (c) the OFI and (d) any other applicable securities or banking authorities. All such reports and statements filed (and to be filed prior to the Effective Date) with any such regulatory body or authority are collectively referred to herein as the "Louisiana Bancshares Reports." As of their respective dates, all such Louisiana Bancshares Reports were filed (and, prior to the Effective Date, will be filed) on the appropriate form and complied (and, prior to the Effective Date, will comply) in all material respects with the instructions to the form and the applicable rules and regulations promulgated by the Federal Reserve Board, the FDIC and the OFI. At the time of filing, unless amended subsequent thereto, in which case at the time of filing such amendment, no Louisiana Bancshares Report contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Louisiana Bancshares has delivered, or caused to be delivered, to B&K true and complete copies of (a) Louisiana Bancshares' annual report to the Federal Reserve Board on Form FR Y-6 for the years ended December 31, 1999 and 1998, its report of bank holding company intercompany transactions and balances to the Federal Reserve Board on Form FR Y-8 since December 31, 1999, and the quarterly reports on Form Y-9C, Form Y-9LP and Form Y-11 of Louisiana Bancshares and of each of its Subsidiaries required to file such reports, (b) all of Louisiana Bank's reports made to the OFI for the years ended December 31, 1999 and 1998; (c) all annual reports provided to shareholders of Louisiana Bancshares for the years ended December 31, 1998 and 1999 and all subsequent quarterly reports provided to shareholders, if any, and (d) all proxy statements disseminated to shareholders of Louisiana Bancshares since December 31, 1998.

         3.07 Absence of Certain Changes. Since the date of the Latest Balance Sheet, there has not been any change in the business, financial condition or results of operations of Louisiana Bancshares or any of its Subsidiaries, which has had, or may reasonably be expected to have, a Material Adverse Effect, excluding changes in banking laws or regulations that affect financial institutions generally and changes which have been agreed to, in writing, by Louisiana Bancshares and B&K. Except as set forth in Schedule 3.07, neither Louisiana Bancshares nor any of its Subsidiaries has:

         (a) since the date of the Latest Balance Sheet, except in the ordinary course of business consistent with past practices, (i) borrowed any money, (ii) loaned any money or pledged any of its credit in connection with any aspect of its business, (iii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iv) sold, assigned or transferred any of its assets or properties, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued, contingent, known, unknown, matured or unmatured), which would result in a Material Adverse Effect;

         (b) since the date of the Latest Balance Sheet, suffered any material damage, destruction or loss, whether or not covered by insurance, which would result in a Material Adverse Effect;

         (c) since the date of the Latest Balance Sheet, experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities, which would result in a Material Adverse Effect;

         (d) as of the date hereof, received notice or had knowledge or reason to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

         (e) as of the date hereof, received notice or had knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate such customer's relationship with it, which would result in a Material Adverse Effect;

business after taking into account all recoveries reasonably anticipated in the ordinary course of business and (iv) to the extent secured, secured by valid liens and security interests which have been perfected, except for any such loan, discount or financing lease which would not result in a Material Adverse Effect; or

         (p) since the date of the Latest Balance Sheet, entered into any agreement, contract or commitment to do, or which could reasonably be expected to result in, any of the foregoing.

         3.08     Properties and Leases.

         (a) Except as may be reflected in the Annual Financial Statements and except for any lien for taxes accrued but not yet payable, Louisiana Bancshares and each Subsidiary has good and merchantable title, free and clear of any liens, claims, charges, options, encumbrances or similar restrictions material to Louisiana Bancshares and its Subsidiaries as a whole, to all of the real and personal property reflected on the Latest Balance Sheet and real and personal property acquired since such date, except for such real and material personal property as has been disposed of for adequate consideration in the ordinary course of business. Except as set forth in Schedule 3.08(a), no member of the Consolidated Group has any obligation, absolute or contingent, to sell or otherwise dispose of any of its assets except in the ordinary course of business consistent with prior practice or to sell or otherwise dispose of assets with a book value, fair market value or proposed purchase price in excess of $10,000, whether or not such sale or disposition is in the ordinary course of business consistent with prior practice.

         (b) Any real property and other material assets held under lease by Louisiana Bancshares or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by Louisiana Bancshares or any Subsidiary. Except as set forth on Schedule 3.08(b), with respect to each lease of any real property or a material amount of personal property to which Louisiana Bancshares or any Subsidiary is a party, except for financing leases in which Louisiana Bancshares or any Subsidiary is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or both would become a default, under such lease; and (iv) neither the Mergers nor the transactions contemplated by this Agreement will constitute a default or a cause for termination or modification of such lease.

         3.09     Loan Portfolio.

         (a) All loans, discounts and financing leases (under which Louisiana Bancshares or any of its Subsidiaries is lessor) reflected on the Latest Balance Sheet (i) have been made for good, valuable and adequate consideration in the ordinary course of business, (ii) are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be and (iii) to the extent secured, have been secured by valid liens and security interests that have been perfected.

         (b) Except as specifically noted in the attached Schedule 3.09, Louisiana Bank is not a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, which was, as of the Latest Balance Sheet, (i) delinquent by more than 30 days in the payment of principal or interest or where, to the knowledge of Louisiana Bancshares or Louisiana Bank, the obligor is in default of any other provision of such agreement, instrument or obligation; (ii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by Louisiana Bank, the FDIC or the OFI, (iii) with any director, executive officer or ten percent shareholder of Louisiana Bancshares or any of its Subsidiaries who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part
215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (iv) which is in violation of any law, regulation or rule of any governmental authority which violation could have a Material Adverse Effect.

         3.10 Loan Loss Reserve; OREO; Substantive Repossessions. Except as set forth on Schedule 3.10, the allowance for loan losses shown on the Latest Balance Sheet is adequate in all material respects, and there are no facts or circumstances known, as of date hereof, to Louisiana Bancshares or Louisiana Bank that are likely to require a future material increase or decrease in the allowance for loan losses reflected in the Latest Balance Sheet. The other real estate reflected on the Latest Balance Sheet is carried at the lower of cost or fair value, and adequate reserves have been established for possible subsequent valuation adjustments. Loans in which Louisiana Bank has more exposure to the risk of ownership of the collateral than does the borrower are accounted for in the same manner as properties acquired through foreclosure.

         3.11     Commitments and Contracts.

         (a) Other than as described in the Schedule 3.11(a), neither Louisiana Bancshares nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any understandings or obligations with respect to indemnification or to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant;

                  (ii) any plan, contract or understanding providing for any bonus, pension, stock option or other stock based right, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii)    any labor contract or agreement with any labor union;

                  (iv) any contract containing any covenant limiting the ability of Louisiana Bancshares or any of its Subsidiaries to compete in any line of business or with any person, or which involves any restriction of the geographical area in which, or method by which, Louisiana Bancshares or any of its Subsidiaries may carry on its business; or

                  (v) any lease which individually has, or any two or more related leases which in the aggregate have, annual rental payments exceeding $25,000.

         Schedule 3.11 lists each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities) to which Louisiana Bancshares or any of its Subsidiaries is a party or which affects any such member of the Louisiana Bancshares Consolidated Group.

         (b) Neither Louisiana Bancshares nor any of its Subsidiaries is in breach of any provision of, or is in default in any respect under the terms of (or but for any existing waiver would be in breach of any provisions of or in default in any respect under), any contract, plan or instrument, the result of which breach or default would be a Material Adverse Effect, nor is there any pending or, to the knowledge of Louisiana Bancshares or Louisiana Bank, threatened claim or notice that there has been such a breach or default. To the knowledge of Louisiana Bancshares and Louisiana Bank, the other party or parties to any such contract, plan or instrument are not in breach or default thereof.

         3.12  Material  Interests  of Certain  Persons.  Except as set forth in
Schedule 3.12, no past or present director, executive officer or five percent shareholder of any member of the Consolidated Group has, since December 31, 1998, engaged in any transaction or series of transactions which, if Louisiana Bancshares had been subject to Section 14(a) of the Exchange Act at all times since that date, would be required to be disclosed in its proxy materials pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission (the "SEC").

         3.13     Litigation.

         (a) Except as described in Schedule 3.13 (a), there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Louisiana Bancshares or Louisiana Bank, threatened, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise, against Louisiana Bancshares or any of its Subsidiaries or any of their respective assets or properties.

         (b) Except as set forth in Schedule 3.13 (b), there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Louisiana Bancshares or any of its Subsidiaries or affecting any of such entities' assets or properties.

         (c) Except as set forth in Schedule 3.13 (c), there are no uncured violations, or violations with respect to which refunds or restitution may be required, cited in any compliance report to Louisiana Bancshares or any of its Subsidiaries as a result of an examination by a regulatory agency.

         (d) Except as set forth in Schedule 3.13(d), neither Louisiana Bancshares nor any of its Subsidiaries is subject to any written agreement, memorandum or order with or by any regulatory agency, and there have been no resolutions or commitments adopted by the Board of Directors of Louisiana Bancshares or any of its Subsidiaries at the request of any regulatory agency.

         3.14     Taxes.

         (a) Except as set forth in Schedule 3.14, since 1996, Louisiana Bancshares and Louisiana Bank have timely filed all federal, state and local tax returns required to be filed and Louisiana Bancshares and Louisiana Bank have paid, or have made adequate provision for the payment of, all taxes required to be paid in respect of all periods ending on or before the date of this Agreement (and the Effective Date) to any city, parish, state, foreign country, the United States or any other taxing authority. Neither Louisiana Bancshares nor any of its Subsidiaries has or will have any liability for any taxes in excess of the amounts so paid or provided for and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Louisiana Bancshares or Louisiana Bank which have not been adequately provided for.

         (b) Neither Louisiana Bancshares nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge (other than any being contested in good faith by appropriate proceedings and set forth in the Schedules), nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending.

         3.15 Insurance. Louisiana Bancshares and each of its Subsidiaries are presently insured, and during each of the past five calendar years have been insured, in amounts and by reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 3.15 contains an accurate list of all such insurance policies. Neither Louisiana Bancshares nor any of its Subsidiaries is now liable for any material retroactive premium adjustment in accordance with any policy existing on the date of this Agreement or prior thereto. All policies are valid and enforceable and in full force and effect, and neither Louisiana Bancshares nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, neither Louisiana Bancshares nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither Louisiana Bancshares nor any of its Subsidiaries has reason to believe that its existing insurance coverage cannot be renewed as and when the same will expire, upon terms and conditions as favorable as those presently in effect.

         3.16     Employee Benefit Plans.

         (a) Each of Louisiana Bancshares and Louisiana Bank and each plan, agreement, arrangement, commitment, practice or policy (including any item set forth in an employee handbook) that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus, pension, profit sharing, savings, retirement, stock option, stock purchase or severance pay plan, or a holiday, vacation or other bonus practice, or any other benefit plan, agreement, arrangement or commitment, including without limitation any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by either of Louisiana Bancshares or Louisiana Bank, or with respect to which either Louisiana Bancshares or Louisiana Bank has since June 30, 1995, any liability or obligation or any contingent liability or obligation ("Employee Benefit Plan") is in material compliance with, and is not in material breach or violation of, any laws, requirements or orders under ERISA or the Code, which non-compliance, breach or violation is reasonably likely to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to be qualified under Sections 401 or 501 of the Code has received a favorable determination letter from the Internal Revenue Service or is within the remedial amendment period for obtaining such letter, and neither Louisiana Bancshares nor Louisiana Bank is aware of any circumstances that are reasonably likely to materially affect qualification in an adverse manner. Neither Louisiana Bancshares nor Louisiana Bank currently maintains nor have they ever maintained an Employee Benefit Plan that is subject to Title IV of ERISA. Neither Louisiana Bancshares nor Louisiana Bank has contributed to, participated in or agreed to participate in a "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Louisiana Bancshares nor Louisiana Bank currently maintains, nor have they ever maintained, an Employee Benefit Plan that is subject to the minimum funding standards under Code section 412 and ERISA section 302. All required premiums and contributions have been made to or for, and are reflected in the manner and to the extent required by GAAP on the books of account of each Employee Benefit Plan of Louisiana Bancshares and Louisiana Bank. No Employee Benefit Plan or any "disqualified person" (within the meaning of ERISA section 4975(e)(2)) or "party-in- interest" (within the meaning of ERISA section 3(14)) with respect thereto, has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or where applicable, Section 4975 of the Code (i) for which no exemption is applicable, or for which adequate provision has not been included by it in its most recent Financial Statements or Interim Financial Statements, and (ii) which prohibited transaction is reasonably likely to have a Material Adverse Effect.

         (b) Except as described in Schedule 3.16, neither Louisiana Bancshares nor Louisiana Bank has an Employee Benefit Plan covering persons presently or previously employed by or providing services to it.

         3.17     Environmental Protection.

         (a) Louisiana Bancshares and each of its Subsidiaries has obtained all permits, licenses and other authorizations that are required by it in connection with the operation of its business and ownership of its properties, including without limitation properties acquired by foreclosure or in settlement of loans (collectively, the "Subject Properties"), under any applicable environmental law or regulation except for such instances where the failure to obtain a license or other authorization is not reasonably likely to have individually or in the aggregate a Material Adverse Effect.

         (b) Louisiana Bancshares and each of its Subsidiaries are in material compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable environmental laws and regulations.

         (c) To the knowledge of Louisiana Bancshares and Louisiana Bank, there are no past or present events, conditions, circumstances, activities or plans related in any manner to Louisiana Bancshares or any of its Subsidiaries or the Subject Properties that may, in any material respect, violate or prevent compliance or continued compliance with any applicable environmental law or regulation or give rise to any liability under any environmental law.

         (d) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to its knowledge, threatened by any person against Louisiana Bancshares or any of its Subsidiaries, or any prior owner of any of the Subject Properties and relating to any of the Subject Properties, and relating in any way to any environmental law or regulation or seeking to impose any environmental liability.

         3.18 Brokers and Finders. Except as set forth in Schedule 3.18, neither Louisiana Bancshares nor any of its Subsidiaries, nor any of their respective officers, directors or employees acting in their behalf, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Louisiana Bancshares or any of its Subsidiaries in connection with this Agreement or the Bank Merger Agreement or the transactions contemplated hereby and thereby.

         3.19 Compliance with Laws. Louisiana Bancshares and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit them to own or lease their properties and assets and to carry on their business as it is presently conducted and that are material to the business of Louisiana Bancshares or Louisiana Bank or to the business of Louisiana Bancshares and its Subsidiaries taken as a whole. All such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the knowledge of Louisiana Bancshares and Louisiana Bank, no suspension, cancellation or modification of any of them is threatened. The conduct by Louisiana Bancshares and by each of its Subsidiaries of their business does not violate in any material respect any applicable federal, state, local or foreign law, statute, ordinance, license or regulation. Louisiana Bancshares and each of its Subsidiaries have complied with and are not in default under (and have not been charged or threatened with or come under investigation with respect to any charge concerning any violation of any provisions of) any law, order, license, regulation or demand of any federal, state, local, foreign or other governmental agency or any order, writ, injunction or decree of any court, agency or instrumentality that would have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business of Louisiana Bancshares or any of its Subsidiaries that could have a Material Adverse Effect.

         3.20 Community Reinvestment Act. Louisiana Bank has complied with the provisions of the federal Community Reinvestment Act (the "CRA") and the rules and regulations promulgated thereunder, has received CRA ratings not worse than "Satisfactory" in any past CRA examination and neither Louisiana Bancshares nor Louisiana Bank knows of any facts that, if known by the FDIC, would be likely to result in a CRA rating of less than Satisfactory.

         3.21 Disclosure Statements. None of the information provided by Louisiana Bancshares or Louisiana Bank for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (a) documents to be filed with the SEC, including the registration statement on SEC Form S-4 that B&K will file to register the shares of B&K Common Stock to be delivered on the Effective Date (the "Registration Statement"), the related joint proxy statement/prospectus, including letters to shareholders, notices of special meetings and forms of proxy (collectively, the "Joint Proxy Statement/Prospectus"), or any amendments or supplements thereto, (b) filings pursuant to any state securities laws, and
(c) filings made in connection with obtaining the approval of regulatory authorities, will, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act, in the case of the Joint Proxy Statement/Prospectus (as supplemented or amended) at the time of the mailing thereof and at the time of the meeting of the shareholders of Louisiana Bancshares, and in the case of other documents, at the time such documents are filed with any federal or state regulatory authority and at the time any such documents are distributed to shareholders of Louisiana Bancshares, will contain any untrue statement of material fact, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which Louisiana Bancshares or its Subsidiaries are responsible for filing with any regulatory authority in connection with the Mergers will comply as to form in all material respects with the provisions of applicable law.

                ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF B&K


         B&K and B&K Bank represent and warrant to Louisiana Bancshares and Louisiana Bank as follows:

         4.01     Organization and Authority.

         (a) B&K is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted as of the date hereof. B&K is a bank holding company registered under the BHCA. B&K is duly qualified in good standing to do business as a foreign corporation in each state in which the failure to so qualify would have a Material Adverse Effect.

         (b) B&K Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted as of the date hereof. B&K Bank is an "insured bank" as defined in the FDIA and is a member of the Federal Reserve System. B&K Bank is duly qualified in good standing to do business as a foreign corporation in each state in which such qualification is required and the failure to so qualify would have a Material Adverse Effect.

         4.02  Capitalization.  The authorized  capital stock of B&K consists of
(a) 12,000,000 shares of common stock par value of $2.50 per share ("B&K Common Stock"), of which 1,759,064 shares were issued and outstanding as of June 30, 2000. All outstanding shares of B&K Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding shares of B&K Common Stock have been issued in violation of any preemptive right. Except as described in Schedule 4.02, there are (i) no shares of capital stock or other equity securities of B&K outstanding and (ii) no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other equity securities of B&K.

         4.03     Authorization.

         (a) All corporate acts and proceedings required of (i) B&K for the due and valid authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby have been validly and appropriately taken, and this Agreement constitutes a legal, valid and binding obligation of B&K, enforceable against it in accordance with its terms; (ii) B&K Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby have been validly and appropriately taken, and this Agreement and the Bank Merger Agreement each constitute a legal, valid and binding obligation of B&K Bank, enforceable against it in accordance with its terms.

         (b) Neither the execution or delivery of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance with any of the provisions hereof or thereof, by B&K or B&K Bank will (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of B&K or any of its subsidiaries under the terms, conditions or provisions of (A) the articles of incorporation (or articles of association) or bylaws (or equivalent governing instruments) of B&K or any of its subsidiaries or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which B&K or any of its subsidiaries is a party, or by which B&K or any of its subsidiaries or any of their respective properties or assets may be bound or affected, and that would, individually or in the aggregate, in any such event, have a Material Adverse Effect, or enable any person to enjoin the transactions contemplated hereby, or (ii) subject to compliance with the statutes and regulations referred to in Section 4.03(c), violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to B&K or any of its subsidiaries or any of their respective properties or assets.

         (c) Other than in connection or compliance with the provisions of the corporate law of the State of Mississippi, the Securities Act, the Exchange Act, the securities laws of any applicable state and the rules of the NASD, and other than consents, authorizations, approvals or exemptions required under federal and state banking laws, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by B&K and B&K Bank of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         4.04 Financial Statements. The consolidated balance sheets of B&K and its subsidiaries as of December 31, 1999 and 1998, and the consolidated statements of income, cash flow and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1999, together with the notes thereto, certified by B&K's independent public accountants and included in B&K's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the SEC, and the consolidated balance sheets of B&K and its subsidiaries as of June 30, 2000 and 1999, and the related statements of income, cash flow and changes in shareholders' equity included in B&K's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000 (collectively, the "B&K Financial Statements") have been prepared, and all B&K Financial Statements included in Forms 10-QSB filed with the SEC subsequent to the date of this Agreement and prior to the Effective Date will be prepared, in accordance with GAAP applied on a consistent basis, and present fairly or will present fairly, as the case may be, the consolidated financial position, results of operations and cash flow of B&K and its subsidiaries as of the respective dates thereof and for the periods referred to therein.

         4.05 Reports. Since December 31, 1999, B&K and B&K Bank have filed all reports, registrations and statements, together with any required amendments thereto, that either of them was required to file with (a) the SEC, including, but not limited to, all Forms 10-KSB, Forms 10-QSB, Annual Reports and proxy statements, (b) the Federal Reserve Board, (c) the Office of the Comptroller of the Currency (the "OCC"), and (d) any applicable state securities or banking authorities. All such reports and statements filed (and to be filed in the future) with any such regulatory body or authority are collectively referred to herein as the "B&K Reports". As of their respective dates, all such B&K Reports were filed (or, in the future, will be filed) on the appropriate form and complied (or, in the future, will comply) with the instructions to the form and with the applicable rules and regulations promulgated by the SEC, the Federal Reserve Board, the OCC and state securities or banking authorities. At the time of filing, no B&K Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.06 Undisclosed Liabilities. Neither B&K nor any of its subsidiaries has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any service recognition or severance agreement, whether written or oral, or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement) that are not reflected in or disclosed in the B&K Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since June 30, 2000 or (ii) as disclosed on Schedule 4.06.

         4.07     Litigation.

         (a) Except as described in Schedule 4.07(a), there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of B&K or B&K Bank, threatened, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise, against B&K or any of its subsidiaries or either of their respective assets or properties.

         (b) There is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against B&K or any of its subsidiaries or affecting any of such entities' assets or properties.

         (c) There are no uncured violations, or violations with respect to which refunds or restitution may be required, cited in any compliance report to B&K or any of its subsidiaries as a result of an examination by a regulatory agency.

         (d) Neither B&K nor any of its subsidiaries is subject to any written agreement, memorandum or order with or by any regulatory agency, and there have been no resolutions or commitments adopted by the Board of Directors of B&K or any of its subsidiaries at the request of any regulatory agency.

         4.08     Taxes.

         (a) Except as set forth in Schedule 4.08, since 1996, B&K and B&K Bank have timely filed all federal, state and local tax returns required to be filed, and B&K and B&K Bank have paid, or have made adequate provision for the payment of, all taxes required to be paid in respect of all periods ending on or before the date of this Agreement (and the Effective Date) to any city, county, state, foreign country, the United States or any other taxing authority. Neither B&K nor any of its subsidiaries has or will have any liability for any taxes in excess of the amounts so paid or provided for and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against B&K or B&K Bank which have not been adequately provided for.

         (b) Neither B&K nor any of its subsidiaries is delinquent in the payment of any tax, assessment or governmental charge (other than any being contested in good faith by appropriate proceedings and set forth in the Schedules), nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending.

         4.09 Insurance. B&K and each of its subsidiaries are presently insured, and during each of the past five calendar years have been insured, in amounts and by reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 4.09 contains an accurate list of all such insurance policies. Neither B&K nor any of its subsidiaries is now liable for any material retroactive premium adjustment in accordance with any policy existing on the date of this Agreement or prior thereto. All policies are valid and enforceable and in full force and effect, and neither B&K nor any of its subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, neither B&K nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and neither B&K nor any of its subsidiaries has reason to believe that its existing insurance coverage cannot be renewed as and when the same will expire, upon terms and conditions as favorable as those presently in effect.

         4.10 Employee Benefit Plans. Each of B&K and B&K Bank and each plan, agreement, arrangement, commitment, practice or policy (including any item set forth in an employee handbook) that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus, pension, profit sharing, savings, retirement, stock option, stock purchase or severance pay plan, or a holiday, vacation or other bonus practice, or any other benefit plan, agreement, arrangement or commitment, including without limitation any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by either of B&K or B&K Bank or with respect to which either B&K or B&K Bank has any liability or obligation or any contingent liability or obligation ("B&K Employee Benefit Plan") is in material compliance with, and is not in material breach or violation of, any laws, requirements or orders under ERISA or the Code, which non- compliance, breach or violation is reasonably likely to have a material adverse effect on its financial condition, results of operations, business or prospects, taken as a whole. Each B&K Employee Benefit Plan which is intended to be qualified under Sections 401 or 501 of the Code has received a favorable determination letter from the Internal Revenue Service or is within the remedial amendment period for obtaining such letter, and it is not aware of any circumstances that are reasonably likely to materially affect qualification in an adverse manner.

         4.11     Environmental Protection.

         (a) B&K and each of its subsidiaries has obtained all permits, licenses and other authorizations that are required by it in connection with the operation of its business and ownership of its properties, including without limitation properties acquired by foreclosure or in settlement of loans (collectively, the "Subject Properties"), under any applicable environmental law or regulation except for such instances where the failure to obtain a license or other authorization are not reasonably likely to have individually or in the aggregate a Material Adverse Effect.

         (b) B&K and each of its subsidiaries is in material compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable environmental laws and regulations.

         (c) To the knowledge of B&K and B&K Bank, there are no past or present events, conditions, circumstances, activities or plans related in any manner to B&K or any of its subsidiaries or the Subject Properties that may, in any material respect, violate or prevent compliance or continued compliance with any applicable environmental law or regulation or give rise to any liability under any environmental law.

         (d) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to its knowledge, threatened by any person against B&K or any of its subsidiaries, or any prior owner of any of the Subject Properties and relating to any of the Subject Properties, and relating in any way to any environmental law or regulation or seeking to impose any environmental liability.

         4.12 Books and Records. The minute books, stock certificate books and stock transfer ledgers of B&K and B&K Bank (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and
(iv) do not fail to reflect transactions involving the business of B&K and B&K Bank that were required to have been set forth therein and that have not been accurately so set forth.

         4.13 Disclosure Statements. None of the information included, or supplied or to be supplied by B&K for inclusion, in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (a) documents to be filed with the SEC, including the Registration Statement, (b) filings pursuant to any state securities laws, and
(c) filings made in connection with obtaining the approval of regulatory authorities, will, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act, in the case of the Joint Proxy Statement-Prospectus (as supplemented or amended) at the time of the mailing thereof and at the time of the meeting of the shareholders of B&K and Louisiana Bancshares, and in the case of other documents, at the time such documents are filed with any federal or state regulatory authority and at the time any such documents are distributed to shareholders of Louisiana Bancshares, contain any untrue statement of material fact, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which B&K or B&K Bank is responsible for filing with any regulatory authority in connection with the Mergers will comply as to form in all material respects with the provisions of applicable law.

         4.14 Brokers and Finders. Except for its engagement of Mercer Capital in connection with the transactions contemplated by this Agreement, neither B&K nor any of its subsidiaries, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for B&K in connection with this Agreement or the Bank Merger Agreement or the transactions contemplated hereby and thereby.

         4.15 Due Authorization and Issuance. On the Effective Date, the shares of B&K Common Stock to be issued pursuant to the Holding Company Merger, as described in Section 1.03 of this Agreement, will be duly authorized by all necessary corporate action and, upon issuance in accordance with this Agreement, will be (i) validly issued, fully paid and nonassessable, (ii) issued pursuant to the Registration Statement, which shall have become effective, and in compliance with all applicable state securities laws and (iii) listed on the Nasdaq Small Cap Market.

         4.16 Community Reinvestment Act. B&K Bank has complied with the provisions of the CRA and the rules and regulations promulgated thereunder, has received CRA ratings not worse than "Satisfactory" in any past CRA examination and neither B&K nor B&K Bank knows of any facts that, if known by the regulatory agency, would be likely to result in a CRA rating of less than Satisfactory.

         4.17 No Material Adverse Change. Since the filing of B&K's Form 10-QSB for the second fiscal quarter of 2000, there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on the financial condition, results of operations, business or prospects of B&K and its subsidiaries as a whole, excluding changes in banking laws or regulations which affect financial institutions generally.



                        ARTICLE V. CONDUCT OF BUSINESS BY
                    LOUISIANA BANCSHARES AND ITS SUBSIDIARIES

         From the date hereof through the Effective Date, Louisiana Bancshares and Louisiana Bank each agree that, except to the extent specifically permitted by the terms of this Agreement, or as the Chief Executive Officer of B&K or his designee consents in writing, or as may otherwise be required by any applicable regulatory agency or by law, each of them and each of their Subsidiaries will conduct their respective businesses in the following manner.

         5.01 Ordinary Course. Louisiana Bancshares will, and will cause its Subsidiaries to, carry on their respective businesses in the ordinary course in substantially the manner in which such businesses heretofore have been conducted (including the maintenance of appropriate levels of insurance and reserves) and will use reasonable efforts to preserve intact their business organizations, keep available the services of their principal officers and key employees, and preserve their relationships with customers, depositors and other persons having business dealings with them.

         5.02 Dividends; Changes in Stock; Repurchases of Stock. Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, (a) except as set forth below, declare or pay any dividend on or make any other distribution in respect of any of its outstanding capital stock, (b) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its outstanding capital stock, or (c) redeem, repurchase or otherwise acquire any shares of its outstanding capital stock; provided, however that Louisiana Bank may declare and pay a dividend to Louisiana Bancshares to pay the costs and expenses associated with these transactions. If the Mergers are not consummated by the date that B&K has declared the record date for the payment of its semi-annual dividend ("Dividend Date") as described in Section 6.17, Louisiana Bancshares may, in the sole discretion of its Board of Directors, declare and pay a dividend to its shareholders in an amount that would be not more than an amount equivalent to the dividend such shareholders would have received had the Mergers been consummated by the Dividend Date.

         5.03 Issuance of Securities. Except as otherwise contemplated or required by this Agreement, Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, except that Louisiana Bancshares may issue shares of Louisiana Bancshares Common Stock upon the exercise of currently outstanding options, whether currently vested or to be accelerated, to acquire shares of Louisiana Bancshares Common Stock ("Louisiana Bancshares Options"), granted prior to the date hereof under the Louisiana Bancshares, Inc. Incentive Stock Option Plan, formerly known as the Acadia State Bank Incentive Stock Option Plan, dated June 20, 1996 (the "Louisiana Bancshares Option Plan") and all agreements issued thereunder (the "Option Agreements") prior to the Effective Date.

         5.04 Governing Documents. Louisiana Bancshares will not, and will not permit its Subsidiaries to, amend (including any amendment effected solely by action of the board of directors) their respective articles of incorporation or bylaws (or similar governing instruments) or amend any resolution or agreement concerning indemnification of their directors or officers.

         5.05 No Other Bids. Except as permitted below, Louisiana Bancshares and Louisiana Bank will not enter into or propose to enter into, and will not authorize or permit any of their officers, directors or employees or any investment banker, attorney, accountant or other representative retained by Louisiana Bancshares or any of its Subsidiaries to, solicit, initiate or encourage any inquiries or the making of any proposals with respect to, enter into or participate in any negotiations regarding, or furnish to any prospective purchaser or its representatives any information with respect to, a merger, consolidation, share exchange or other business combination (other than the Mergers and the transactions contemplated by this Agreement) involving Louisiana Bancshares or any of its Subsidiaries, or any sale of all or a substantial equity interest in, or a substantial portion of the assets of, Louisiana Bancshares or any of its Subsidiaries. Louisiana Bancshares will promptly advise B&K of any inquiries or proposals with respect to the foregoing made to Louisiana Bancshares or any of its Subsidiaries prior to the Effective Date. Nothing contained herein or in Sections 5.06 or 5.07 shall in any way be deemed to prohibit Louisiana Bancshares or Louisiana Bank or any of their respective officers or directors from taking any action that, in the opinion of counsel to Louisiana Bancshares, is required for the directors or officers of Louisiana Bancshares or Louisiana Bank to comply with their respective fiduciary duties or other legal obligations.

         5.06 No Acquisitions. Except as permitted in Section 5.05, Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, acquire or agree to acquire by merger, consolidation, share exchange, purchase of assets or any other business combination, any business or any corporation, partnership, association or other business organization, or any of the assets thereof or any equity interest therein, except in the ordinary course of business in satisfaction of a debt previously incurred by another party to Louisiana Bancshares or any Subsidiary.

         5.07 No Dispositions. Except as permitted in Section 5.05, Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Louisiana Bancshares and its Subsidiaries taken as a whole, provided, however, that this section shall not apply to transactions involving Federal Funds sold under agreements to repurchase that are entered into in the ordinary course of business and in accordance with past practices.

         5.08 Indebtedness. Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money, guarantee any such indebtedness for borrowed money or issue or sell any debt securities of Louisiana Bancshares or any of its Subsidiaries, provided, however, that this section shall not apply to transactions involving Federal Funds purchased under agreements to resell that are entered into in the ordinary course of business and in accordance with past practices.

         5.09 Employment Agreements. Except as set forth on Schedule 3.11, Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, enter into or amend an employment, severance or similar agreement or arrangement with any director or any principal officer.

         5.10 Employee Benefits Plans. Except as set forth below and otherwise provided herein, Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, (a) adopt any new Employee Benefit Plan, (b) make any change in or to any existing Employee Benefit Plan, other than any such changes as are required by law or regulation or that, in the opinion of its counsel, are necessary or advisable to maintain the tax-qualified status of any such plan and of which B&K has been notified prior to such change or that Louisiana Bancshares and B&K mutually agree upon, or (c) make any grants or awards under any such employee benefit plan inconsistent with prior practice. No amendment permitted pursuant to this Section 5.10 may materially increase the cost of the plan to Louisiana Bancshares, unless agreed to in writing by Louisiana Bancshares and B&K; provided, however, that Louisiana Bancshares may take such action as is necessary to amend the Louisiana Bancshares Option Plan and all Option Agreements to permit the acceleration of vesting of Louisiana

Bancshares Options, to permit that such Louisiana Bancshares Options be exercisable prior to the Effective Date and to permit the Option Price (as defined in the Louisiana Bancshares Option Plan) to be paid by tendering Louisiana Bancshares Common Stock (or options therefor) having a value equal to such Option Price, to the extent that, and so long as, no such action by Louisiana Bancshares shall cause the Mergers to fail to qualify for pooling of interests accounting treatment.

         5.11 Accounting Principles. Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, change the method of accounting in effect at December 31, 1999, except as required by GAAP and with the concurrence of its independent public accountants, or change the method for reporting income or deductions, including bad debt deductions and partial charge-offs for federal income tax purposes, from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1999.

         5.12 Tax Matters. Louisiana Bancshares will file, and will cause each of its Subsidiaries to file, all federal, state and local tax returns required to be filed and pay or make adequate provisions for the payment thereof. Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, enter into any settlement or proposed adjustment or assessment of tax asserted by any tax authority or consent to any waiver of a statute of limitations for the assessment of taxes.

         5.13 Preservation of Accuracy of Representations and Warranties. Louisiana Bancshares will not, and will not permit any of its Subsidiaries to, take any action that would, or reasonably could, result in any of the representations and warranties set forth in this Agreement becoming untrue in any material respect after the date hereof.



                        ARTICLE VI. ADDITIONAL AGREEMENTS


         Each of the parties hereto covenant with the others as follows:

         6.01 Shareholder Approval of the Mergers; Certification of the Agreement. Following the execution of this Agreement, B&K and Louisiana Bancshares will each duly call a special meeting of its shareholders to be held as soon as practicable following the effectiveness of the Registration Statement to vote upon the transactions contemplated by this Agreement (the "Shareholders' Meetings"). B&K and Louisiana Bancshares, as the sole shareholders of B&K Bank and Louisiana Bank, respectively, will approve the Bank Merger Agreement in accordance with applicable law.

         6.02 Registration Statement; Joint Proxy Statement/Prospectus. Louisiana Bancshares agrees to cooperate and assist B&K in (i) preparing the Registration Statement and the Joint Proxy Statement/Prospectus and (ii) filing the Registration Statement and the Joint Proxy Statement/Prospectus with the SEC, including furnishing to B&K all information concerning Louisiana Bancshares that B&K may reasonably request in connection with preparation of such Registration Statement and the Joint Proxy Statement/Prospectus.

         6.03 Regulatory Approvals. Following the execution of this Agreement, each of B&K, B&K Bank, Louisiana Bancshares and Louisiana Bank promptly will seek to obtain such regulatory approvals ("Approvals"), if any, as it may reasonably require for the consummation of the Mergers and the other transactions contemplated by this Agreement.

         6.04     Access to Information and Inspection.

         (a) Louisiana Bancshares will, and will cause its Subsidiaries to, afford B&K, and its accountants, counsel and other representatives, reasonable access during normal business hours to the properties, books, contracts, tax returns, and other records of Louisiana Bancshares and its Subsidiaries from time to time, for the purpose of conducting any review or investigation reasonably related to the transactions contemplated by this Agreement, and Louisiana Bancshares will, and will cause its Subsidiaries to, cooperate fully with all such reviews and investigations. During such period Louisiana Bancshares will furnish to B&K (i) all Reports referred to in Section 3.06 promptly upon the filing thereof and (ii) all other information concerning the business, properties and personnel of Louisiana Bancshares and its Subsidiaries as B&K may reasonably request. Louisiana Bancshares will (i) provide B&K with monthly and other interim financial statements reasonably satisfactory to B&K,
(ii) cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of B&K and (iii) notify B&K promptly of any material change in the business, operations or prospects (financial or otherwise) of Louisiana Bancshares or any of its Subsidiaries, of any material governmental complaints, investigations or hearings (or communications that the same may be contemplated) and of the institution or the threat of material litigation involving Louisiana Bancshares or any of its Subsidiaries, and will keep B&K fully informed of such events.

         (b) B&K will provide Louisiana Bancshares with copies of all B&K Reports filed between the date hereof and the Effective Date as soon as practicable after such B&K Reports are filed, and B&K will afford Louisiana Bancshares and its accountants, counsel and other representatives, reasonable access during normal business hours to the properties, books, contracts, tax returns, commitments and records of B&K and its Subsidiaries and will furnish to Louisiana Bancshares such information with respect to the assets and business of B&K and its Subsidiaries as Louisiana Bancshares may from time to time reasonably request in connection with this Agreement and the transactions contemplated hereby.

         (c) Notwithstanding the foregoing, neither party will be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter will affect the representations and warranties of the parties which are contained herein and each such representation and warranty will survive such investigation.

         6.05 Confidentiality. Each party agrees that it will use its best efforts to keep confidential any information furnished to it in connection with the transactions contemplated by this Agreement which is reasonably designated as confidential at the time of delivery, except to the extent that such information (a) was already known to the party receiving such information and was received from a source other than the other party or any of its subsidiaries, directors, officers, employees or agents, (b) thereafter was lawfully obtained from another source, or (c) is required to be disclosed to the SEC, Federal Reserve Board, OCC, FDIC, OFI or any other governmental agency or authority, or is otherwise required to be disclosed by law. Each party agrees not to use such information, and to implement safeguards and procedures that are reasonably designed to prevent such information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement. Each party agrees to return or, at the option of the party holding such information, destroy (provided that if such information is destroyed, an executive officer of the party destroying such information shall deliver a certificate attesting to such destruction) such confidential information at any time after the termination of this Agreement at the request of the party that has provided such information.

         6.06     Cooperation; Best Efforts.

         (a) Each of Louisiana Bancshares and B&K will cooperate, and will cause its subsidiaries to cooperate, with each other and their respective accountants, counsel and other representatives, in connection with the preparation of any applications and documents required to obtain the Approvals contemplated by
Section 6.03, which cooperation will include providing all information, documents and appropriate representations as may be necessary in connection therewith.

         (b) Each of B&K, B&K Bank, Louisiana Bancshares and Louisiana Bank agrees to use its respective best efforts to satisfy or cause to be satisfied all conditions to its respective obligations under this Agreement and the Bank Merger Agreement.

         6.07 Press Releases. B&K and Louisiana Bancshares will consult with each other as to the form and substance of all press releases or other public disclosure of matters related to this Agreement and the transactions contemplated hereby; provided, however, that nothing in this Section 6.07 will prohibit either party from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

         6.08 Restrictions on Resales. At least 20 days prior to the Closing Date, Louisiana Bancshares shall deliver to B&K a list identifying each person who may reasonably be deemed an "affiliate" of Louisiana Bancshares within the meaning of such term as used in Rule 145 under the Securities Act. Louisiana Bancshares shall obtain and deliver to B&K, not less than 30 days prior to the Closing Date, the signed agreement, in the form of Exhibit "E" hereto (the "Shareholder Letter"), of each "affiliate" of Louisiana Bancshares, and of any person who may become an "affiliate" or Louisiana Bancshares after the date of this Agreement, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of Louisiana Bancshares Common Stock or B&K Common Stock (or reduction of risk with respect thereto) until such time as the financial results covering at least 30 days of post-Merger combined operations have been published.

Louisiana Bancshares shall notify all "affiliates" as far in advance as is reasonably practicable of the date on which the 30-day period prior to the Closing Date is likely to begin.

         6.09 Shareholder Lists. After the date of this Agreement, Louisiana Bancshares shall from time to time make available to B&K, upon request, a list of its shareholders and their addresses, a list showing all transfers of Louisiana Bancshares Common Stock and such other information as B&K may reasonably request regarding both the ownership and prior transfers of Louisiana Bancshares Common Stock.

         6.10 Employee Pension Plans. Louisiana Bancshares agrees the employee pension plans of Louisiana Bancshares, including the Louisiana Bancshares 401(k)/Profit Sharing Plan, as amended (collectively, the "Louisiana Bancshares Pension Plans"), may be frozen, modified or merged into similar employee pension plans maintained by B&K or any B&K Subsidiary, including the B&K Capital Bancorp Employee Stock Ownership Plan and the Incentive and Investment and Salary Savings Plan, on or after the Effective Date, as determined by B&K in its sole discretion, subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such Louisiana Bancshares Pension Plans (including, without limitation, vesting rights).

         6.11     Employee Benefit Plans.

         (a) Louisiana Bancshares agrees that Louisiana Bancshares' employee benefit plans, as defined in Section 3(1) of ERISA, may be terminated, modified or merged into B&K's welfare benefit plans on or after the Effective Date, as determined by Louisiana Bancshares and B&K subject to compliance with applicable law so long as any such action preserves the rights of participants in such plans.

         (b) Louisiana Bancshares and B&K presently intend that, whether the Employee Benefit Plans are terminated or merged, after the Effective Date, neither Louisiana Bancshares nor B&K will make additional contributions to the Employee Benefit Plans, other than any contributions specifically authorized by this Agreement. Each employee of Louisiana Bancshares or Louisiana Bank who after the Merger becomes an employee of B&K or B&K Bank (each, a "Continuing Employee") will be entitled to participate in the employee benefit plans and programs maintained for similarly situated employees of B&K or B&K Bank and their affiliates, to the same extent as similarly situated employees of B&K or B&K Bank, in accordance with the respective terms of such plans and programs, and B&K and/or B&K Bank will take all actions necessary or appropriate to facilitate coverage of the Continuing Employees in such plans and programs from and after the Effective Time subject to the following:

                  (i) Each Continuing Employee shall be given vesting and eligibility service credit for the time during which the Continuing Employee was employed by Louisiana Bancshares and/or Louisiana Bank for purposes of determining benefits due under the B&K's or B&K Bank's plans (as that term is defined in ERISA Section 3(2)).

                  (ii) Each Continuing Employee shall receive credit for all time employed by Louisiana Bancshares and/or Louisiana Bank for purposes of the application of B&K's or any subsidiary's severance and vacation policies, and for all purposes under the employee welfare benefit plans (as that term is defined in ERISA Section 3(1)) and all other employee benefit plans and programs sponsored by B&K or its affiliates. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Continuing Employee to the same extent waived under the Louisiana Bancshares and/or Louisiana Bank Employee Benefit Plans. For purposes of determining each Continuing Employee's benefit for the year in which the Merger occurs under the B&K vacation program, any vacation taken by a Continuing Employee preceding the Effective Date will be deducted from the total B&K's vacation benefit available to such Continuing Employee for such calendar year.

         (c) On or before, but effective as of the Effective Date, Louisiana Bancshares and/or Louisiana Bank may take such actions as may he necessary (a) to cause each individual employed by Louisiana Bancshares or Louisiana Bank immediately prior to the Effective Date to have a fully vested and nonforfeitable interest in such employee's account balance in the pension plans (as that term is defined in ERISA Section 3(2)) sponsored by Louisiana Bancshares or Louisiana Bank as of the Effective Date and (b) to contribute amounts accrued on the books of Louisiana Bancshares and Louisiana Bank from January 1, 2000 to the Effective Date to such plan(s).

         (d) B&K agrees to make the payments as described on Schedule 6.11(d).

         6.12  Louisiana Bancshares Stock Option Plans.

         (a) Louisiana Bancshares shall transfer and B&K shall assume sponsorship of the Louisiana Bancshares Option Plan, all Option Agreements thereunder and all the Louisiana Bancshares Options, whether or not exercisable or vested, in the manner set forth herein; provided, however, that B&K shall not be obligated to issue any additional stock options under the Louisiana Bancshares Option Plan or any related Option Agreements in excess of the number of options specified in Section 3.02(a) hereof.

         (b) B&K shall reserve and make available for issuance in connection with the Holding Company Merger and in accordance with the terms of this Agreement the number of full shares of B&K Common Stock calculated in accordance with Section 1.04. As soon as practicable after the Effective Date, B&K shall deliver to each holder of Louisiana Bancshares Options appropriate notices setting forth such holders' rights pursuant to the Louisiana Bancshares Options, and the agreements evidencing the grants of such Louisiana Bancshares Options shall continue in effect on the same terms and conditions (subject to the conversion required by Section 1.04 after giving effect to the Holding Company Merger and the assumption by B&K as set forth above). To the extent necessary to effectuate the provisions of this Section 6.12, B&K may deliver new or amended agreements reflecting the terms of each Louisiana Bancshares Option assumed by B&K and amend the Louisiana Bancshares Option Plan to reflect the terms hereof.

         (c) As soon as practicable after the Effective Date, B&K shall file with the SEC a registration statement on an appropriate form with respect to the shares of B&K Common Stock subject to such converted options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the status of the prospectus or
prospectuses   with  respect  thereto)  for  so  long  as  such  options  remain outstanding.

         6.13 Operating Functions. Louisiana Bancshares will, and will cause each of its Subsidiaries to, cooperate in the consolidation of appropriate operating functions with B&K or its subsidiaries to be effective on the Effective Date, provided that the foregoing will not be deemed to require any action which, in the opinion of Louisiana Bancshares's Board of Directors or executive officers, would adversely affect its or its Subsidiaries' operations if the Mergers were not consummated.

         6.14 Notice of Breach. B&K will promptly give written notice to Louisiana Bancshares upon becoming aware of any breach by Louisiana Bancshares or Louisiana Bank of any of their representations, warranties or covenants in this Agreement, which notice shall specify the facts constituting such breach.

         6.15  Regulatory Approvals and Registration Statement.

         (a) B&K, with the cooperation of Louisiana Bancshares, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by B&K in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Mergers by the Federal Reserve Board, the FDIC, the OFI, and the OCC. B&K shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

         (b) B&K shall reserve and make available for issuance in connection with the Holding Company Merger and in accordance with the terms of this Agreement, the B&K Common Stock for the Per Share Merger Consideration and shall, with the cooperation of Louisiana Bancshares, file with the SEC the Registration Statement, which Registration Statement will contain the Joint Proxy Statement/Prospectus, and B&K shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of Louisiana Bancshares, at the time of the Shareholders' Meeting and on the Effective Date, the Joint Proxy Statement/Prospectus, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

         (c) B&K shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

         (d) B&K shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of B&K Common Stock to be issued pursuant to the Holding Company Merger, and (ii) any filings required under the Exchange Act, relating to the Holding Company Merger and the transactions contemplated herein.

         (e) B&K shall keep Louisiana Bancshares reasonably informed as to the status of such applications and filings, and B&K shall promptly furnish Louisiana Bancshares and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

         (f) B&K shall not take any action at any time after the Effective Date which would cause the Holding Company Merger not to qualify as a reorganization within the meaning of Section 368 of the Code.

         6.16     Director and Officer Liability Insurance.

         (a) Upon the Effective Date, any executive officer or director of Louisiana Bancshares who becomes an officer or director of B&K or any B&K subsidiary shall be included in B&K's director and officer insurance policy.

         (b) Louisiana Bancshares and Louisiana Bank shall be entitled to extend coverage of their existing policy of directors and officers liability insurance for a period of not less than three years after the Effective Date provided that the premium for such tail coverage shall not exceed $12,000.

         (c) If B&K or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidate or merger or
(ii) transfers all or substantially all of its proprieties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Agreement, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer of Louisiana Bancshares and Louisiana Bank on the Effective Date.

         6.17 Payment of Semi-Annual Dividend. B&K agrees to delay, until December 31, 2000, if necessary, the record date for the payment of B&K's semi-annual dividend generally paid in December of each year, until the consummation of the Mergers so that shareholders of Louisiana Bancshares who receive B&K Common Stock in the Holding Company Merger and who retain such shares will be entitled to receive such dividend.


            ARTICLE VII. INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   OF LOUISIANA BANCSHARES AND LOUISIANA BANK

         7.01 Indemnification. From and after the Effective Date, B&K agrees to indemnify and hold harmless each person who is an officer or director of Louisiana Bancshares or its Consolidated Group on the date of this Agreement (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses (including, but not limited to, attorneys' fees and expenses) based upon or arising from his capacity as an officer or director of a member of the Louisiana Bancshares Consolidated Group, to the same extent as he would have been indemnified under the articles of incorporation or bylaws of such member of the Louisiana Bancshares Consolidated Group, as appropriate, as such articles of incorporation or bylaws were in effect on the date of execution of this Agreement.

         7.02 Survival of Rights. The rights granted to the Indemnified Persons hereby and below will be contractual rights and will survive this Agreement and any merger, consolidation or reorganization of B&K.

         7.03 Limitations on Rights. The rights to indemnification granted by this Article VII are subject to the following limitations:

         (a) the total aggregate indemnification to be provided by B&K pursuant to Section 7.01 will not exceed, as to all of the Indemnified Persons as a group, the sum of $1,000,000, and B&K will have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group (but the Indemnified Persons may seek reallocation among themselves);

         (b) amounts otherwise required to be paid by B&K to an Indemnified Person pursuant to this Article VII will be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which indemnification is sought; and

         (c) any claim for indemnification pursuant to this Article VII must be submitted in writing to the chief executive officer of B&K within two years of the date of this Agreement.

                   ARTICLE VIII. CONDITIONS TO CLOSING; WAIVER

         8.01 Conditions of All Parties. The obligations of each of B&K, B&K Bank, Louisiana Bancshares and Louisiana Bank to effect the Mergers will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

         (a) Shareholder Approvals. The sole shareholder of each of B&K Bank and Louisiana Bank will have duly approved the Bank Merger Agreement and in accordance with the applicable requirements of federal and state banking laws and their respective articles of association (or articles of incorporation) and bylaws. The shareholders of B&K and Louisiana Bancshares will have duly approved the Holding Company Merger in accordance with the applicable requirements of the Mississippi Business Corporation Act and the LBCL.

         (b) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement will have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement will have been received; and the terms of all requisite orders, consents and approvals will then permit the effectuation of the Mergers without imposing any conditions with respect thereto except for any such conditions that are acceptable to B&K and B&K Bank, in its sole discretion.

         (c) No Injunction; Permissible Transaction. None of Louisiana Bancshares, Louisiana Bank, B&K or B&K Bank will be prohibited by any order, ruling, consent decree, judgment or injunction of a court or regulatory agency from consummating the Mergers; neither Louisiana Bancshares nor B&K nor any of their respective subsidiaries will have knowledge of any contemplated or threatened order, ruling, consent decree, judgment or injunction attempting to prohibit the Mergers; and the consummation of the Mergers will be legally permissible pursuant to applicable law.

         (d) Registration Statement. The Registration Statement, including any amendments or supplements thereto, will have become effective under the
Securities Act and no stop order suspending the effectiveness of the Registration Statement will be in effect and no proceedings for such purpose will be pending before or, to the knowledge of any party, threatened by the SEC. B&K will have received all state securities laws permits and authorizations required by applicable state securities laws to consummate the transactions contemplated hereby and such permits and authorizations shall be in effect. The shares of B&K Common Stock to be issued to holders of Louisiana Bancshares Common Stock will be approved for listing on the Nasdaq Small Cap Market.

         8.02 Conditions to Obligations of B&K and B&K Bank. The obligations of B&K and B&K Bank to effect the Mergers will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Louisiana Bancshares and its Subsidiaries set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though each such representation and warranty had been made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement. Each of Louisiana Bancshares and Louisiana Bank will have delivered to B&K and B&K Bank a certificate, dated the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, to such effect.

         (b) Covenants. Each of the covenants and agreements of Louisiana Bancshares and Louisiana Bank required to be performed or complied with pursuant to this Agreement and the Bank Merger Agreement on or prior to the Closing Date will have been duly performed and complied with in all material respects. Each of Louisiana Bancshares and Louisiana Bank will have delivered to B&K and B&K Bank a certificate, dated the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, to such effect.

         (c) No Material Adverse Effect. Since the date of this Agreement there will not have occurred or been discovered any events, occurrences or facts, or any changes in circumstances, whether or not publicly disclosed, which individually has had, or in the aggregate have had, a Material Adverse Effect on the financial condition, results of operations, business or prospects of Louisiana Bancshares and Louisiana Bank.

         (d) Opinion of Louisiana Bank's Counsel. B&K and B&K Bank will have received the written opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for Louisiana Bancshares and Louisiana Bank, addressed to B&K and B&K Bank and dated the Closing Date, substantially in the form of Exhibit F.

         (e) Accountants' Comfort Letters. B&K and B&K Bank will have received two letters from Louisiana Bancshares's independent public accounting firm, one dated within two days of the Joint Proxy Statement-Prospectus and one dated the Closing Date, with respect to certain financial information regarding Louisiana Bancshares and its Subsidiaries, which will be substantially in the form attached hereto as Exhibit G and will address the matters which are customary for accountants' letters in merger transactions of the type contemplated by this Agreement.

         (f) Pooling of Interests Treatment. B&K shall have received a letter from its independent public accounting firm dated as of the Closing Date, to the effect that the Holding Company Merger will be accounted for as a "pooling of interests" under GAAP.

         (g) Tax free Reorganization. B&K shall have received a letter from its independent public accounting firm or from Phelps Dunbar, L.L.P., dated as of the Closing Date, to the effect that the Holding Company Merger will be a tax-free reorganization under the Code.

         (h) Fairness Opinion. B&K shall have received, prior to the date on which the Joint Proxy Statement/Prospectus is disseminated to its shareholders, an opinion from Mercer Capital Corporation to the effect that the terms of the Mergers are fair to the shareholders of B&K, from a financial point of view.

         8.03 Conditions to Obligations of Louisiana Bancshares and Louisiana Bank. The obligation of Louisiana Bancshares and Louisiana Bank to effect the Mergers will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of B&K set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though each such representation and warranty had been made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement. B&K will have delivered to Louisiana Bancshares and Louisiana Bank a certificate, dated the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, to such effect.

         (b) Covenants. Each of the covenants and agreements of B&K required to be performed or complied with pursuant to this Agreement and the Bank Merger Agreement on or prior to the

Closing Date will have been duly performed and complied with in all material respects. B&K and B&K Bank will have delivered to Louisiana Bancshares and Louisiana Bank a certificate, dated the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, to such effect.

         (c) No Material Adverse Effect. Since the date of this Agreement there will not have occurred or been discovered any events or occurrences, or any changes in circumstances previously known, whether or not publicly disclosed, which individually has had, or in the aggregate have had, a Material Adverse Effect on the financial condition, results of operations, business or prospects of B&K and B&K Bank.

         (d) Opinion of B&K Counsel. Louisiana Bancshares and Louisiana Bank will have received the written opinion of Phelps Dunbar, L.L.P., counsel for B&K and B&K Bank, addressed to Louisiana Bancshares and Louisiana Bank and dated the Closing Date, substantially in the form of Exhibit H.

         (e) Opinion of Investment Banker. Louisiana Bancshares shall have received, prior to the date on which the Joint Proxy Statement/Prospectus is disseminated to its shareholders, a letter from its financial advisor to the effect that the terms of the transactions contemplated by this Agreement and the Bank Merger Agreement are fair to Louisiana Bancshares and its shareholders from a financial point of view.

         (f) Opinion of Tax Counsel. Louisiana Bancshares shall have received an opinion of Jenkens & Gilchrist, a Professional Corporation, tax counsel to Louisiana Bancshares, to the effect that the Holding Company Merger is a tax-free reorganization within the meaning of the Code.

         8.04 Waivers. Any term, condition or provision of this Agreement or the Bank Merger Agreement that may legally be waived may be waived by the party which is, or whose shareholders are, entitled to the benefits thereof. Any such waiver will be effective only if in writing and signed by an authorized executive officer of the waiving party.



           ARTICLE IX. TERMINATION, AMENDMENT AND SPECIFIC PERFORMANCE


         9.01 Termination. Notwithstanding any other provision of this Agreement or the Bank Merger Agreement, and notwithstanding approval of this Agreement by the shareholders of B&K and Louisiana Bancshares, this Agreement and the Bank Merger Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Date:

         (a) by the mutual consent of the Boards of Directors of B&K and Louisiana Bancshares.

         (b) by the Board of Directors of B&K, in the event of a material breach by Louisiana Bancshares or any of its Subsidiaries of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which is not cured within ten business days after written notice of such breach is given to Louisiana Bancshares, provided that the right to effect such cure will not extend beyond the date set forth in Section 9.01(f).

         (c) by the Board of Directors of Louisiana Bancshares, in the event of a material breach by B&K or any of its subsidiaries of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which is not cured within ten business days after written notice of such breach is given to B&K, provided that the right to effect such cure will not extend beyond the date set forth in Section 9.01(f).

         (d) by the Board of Directors of B&K, if any regulatory agency has denied the approval contemplated by Section 6.03.

         (e) by the Board of Directors of B&K, at any time after the Shareholders' Meetings and prior to the Closing Date, if (i) the Holding Company Merger has not been approved by at least 80% of the total voting power of Louisiana Bancshares, and (ii) the number of shares of Louisiana Bancshares Common Stock held by shareholders who have voted against the Holding Company Merger at the Shareholders' Meeting of Louisiana Bancshares and who have perfected their right to dissent pursuant to the LBCL exceeds 10% of the total number of shares of Louisiana Bancshares Common Stock issued and outstanding on the record date for the Louisiana Bancshares Shareholders' Meeting.

         (f) by either the Board of Directors of B&K or Louisiana Bancshares, notwithstanding any other provision of this Agreement or the Bank Merger Agreement, if the Mergers have not been consummated by December 31, 2000.

         (g) by the Board of Directors of B&K if (a) all conditions to Closing required by Sections 8.01 and 8.02 have not been met or waived by the Effective Date, or (b) any such condition cannot be met by the Effective Date and has not been waived by B&K.

         (h) by the Board of Directors of Louisiana Bancshares if (a) all conditions to Closing required by Sections 8.01 and 8.03 have not been met or waived by the Effective Date or (b) any such condition cannot be met by the Effective Date and has not been waived by Louisiana Bancshares.

         9.02 Effect of Termination. In the event of termination of this Agreement and the Bank Merger Agreement as provided in Section 9.01, this Agreement and the Bank Merger Agreement will cease to be of any further force and effect and there will be no further obligation or liability on the part of B&K or B&K Bank (or their respective directors, officers, shareholders, agents or employees) to Louisiana Bancshares or Louisiana Bank or of Louisiana
Bancshares or Louisiana Bank (or their respective directors, officers, shareholders, agents or employees) to B&K or B&K Bank, except as set forth in the immediately following sentence and as set forth in Section 6.05 and Section
10.01. If this Agreement is terminated by a party in accordance with Sections 9.01(b) or (c) and the basis of such termination is that the non-terminating party made a knowing misrepresentation or committed a willful breach of a covenant contained in this Agreement, then the party so terminating will be entitled to pursue such remedies as are available at law or in equity.

         9.03 Amendment. This Agreement and the Bank Merger Agreement (and the Schedules and Exhibits hereto and thereto) may be amended at any time prior to the Effective Date by the mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors, before or after approval of this Agreement and the Bank Merger Agreement by the shareholders of B&K or Louisiana Bancshares; provided, however, that after such approval no such amendment may (a) alter or change the amount or the kind of the consideration to be received by the holders of Louisiana Bancshares Common Stock provided for in this Agreement or (b) alter or change any of the other terms and conditions of this Agreement if such alteration or change would materially and adversely affect the holders of Louisiana Bancshares Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement and the Bank Merger Agreement (and the Schedules and Exhibits hereto and thereto) may be amended at any time and, as amended, restated by the Chief Executive Officers of the respective parties (or their respective designees), without the necessity for approval by their respective Board of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         9.04 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise was materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other parties shall be entitled to a temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such parties may be entitled at law or in equity.

                          ARTICLE X. GENERAL PROVISIONS

         10.01 Expenses. Regardless of whether the Mergers are consummated, each party hereto will bear its own expenses incident to preparing, entering into and carrying out this Agreement and the Bank Merger Agreement and the consummation of the Mergers (including all fees and expenses of its counsel, accountants and investment advisors).

         10.02 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto, as well as any representations and warranties made by any of them in any other document related hereto, including, without limitation, any certificate delivered in connection herewith, shall expire with, and be terminated and extinguished by, the effectiveness of the Mergers and shall not survive the Effective Date, except that no representation or warranty given by any of them shall be deemed to be terminated or extinguished so as to deprive the other parties or their respective directors and officers, of any defense in law or equity which they otherwise would have to any claim against them by any person. Survival of the representations and warranties pursuant to the immediately preceding sentence shall be solely for the purpose of affording defenses as described therein and shall not create, and shall not be construed to create, a cause of action or other right (whether direct, indirect or third-party) in any person. Whether or not the Mergers become effective, the sole right and remedy arising from a misrepresentation or breach of a warranty made by either party shall be the termination of this Agreement by the other party prior to the Effective Date pursuant to Section 9.01(b) or (c), unless the breach or misrepresentation was knowingly made, in which event the remedies provided in Section 9.02 shall be available as and to the extent provided herein.

         10.03 Further Assurances. If, at any time after the Effective Date, B&K or B&K Bank determines that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in B&K or B&K Bank title to or the possession of any property or right of Louisiana Bancshares or Louisiana Bank acquired or to be acquired by reason of, or as a result of, the Mergers, or (b) otherwise to carry out the purposes of this Agreement, Louisiana Bancshares and Louisiana Bank and their proper officers and directors will be deemed to have granted to B&K and B&K Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in B&K and B&K Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of B&K and B&K Bank are fully authorized in the name of Louisiana Bancshares and Louisiana Bank to take any and all such action.

         10.04 Certain Definitions. "Material Adverse Effect" means any material adverse effect (excluding expenses incurred or paid in connection with the Mergers and payment of the dividend pursuant to Section 5.02) since June 30, 2000 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of B&K Bank or Louisiana Bank, as the case may be, and their respective subsidiaries, taken as a whole, and specifically includes, without limitation, with respect to Louisiana Bancshares, any change that reduces the tangible shareholders' equity of Louisiana Bancshares by at least $250,000 or, with respect to B&K, any change that reduces the tangible shareholders' equity of B&K by at least $1,000,000.

         10.05 Notices. Any notice or other communication given under this Agreement or the Bank Merger Agreement will be in writing, and will be deemed duly delivered when received upon delivery either (a) by hand, (b) by telegram or facsimile transmission, (c) by a nationally recognized overnight courier service, or (d) by registered or certified mail, postage prepaid, addressed as follows:

         a.       If to B&K or B&K Bank:

                  Britton & Koontz Capital Corporation
                  500 Main Street
                  Natchez, Mississippi 39120

                  Attention:  W. Page Ogden, President and
                              Chief Executive Officer

                  Copy to:

                  Virginia Boulet

                  Phelps Dunbar, L.L.P.
                  Canal Place, Suite 2000
                  365 Canal Street
                  New Orleans, LA 70130-6534


                  and


         b.       If to Louisiana Bancshares or Louisiana Bank:

                  Louisiana Bancshares, Inc.
                  7412 Florida Boulevard
                  P. O. Box 14175
                  Baton Rouge, Louisiana 70898-4175

                  Attention:  John S. Sylvest, President and
                              Chief Executive Officer

                  Copy to:

                  Jeanne P. Breckinridge

                  Jenkens & Gilchrist, a Professional Corporation
                  2200 One American Center
                  600 Congress Avenue
                  Austin, Texas   78701-3215



or such other address or person as any such party may designate by notice in writing to the other party.

         10.06 Assignment; Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns, and no person not a party hereto will have any rights or benefits under this Agreement, as a third party beneficiary or otherwise. No party may assign its rights, interests or obligations under this Agreement without the written consent of the others. A business combination involving B&K shall not be deemed to be an assignment for purposes of this section.

         10.07 Headings; Section References. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any provision of this Agreement. All references in this Agreement to any "Section" or "Article" will mean a Section or Article, as the case may be, of this Agreement, unless a section of another agreement is specifically referred to.

         10.08 Counterparts. This Agreement may be executed in counterpart, with each counterpart being deemed an original, but all of which together will constitute one and the same instrument.

         10.09 Entire Agreement. This Agreement and the Bank Merger Agreement (including the Schedules and Exhibits hereto and thereto) constitute the entire agreement, and supersede any and all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

         10.10 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws and not the choice of law rules of the State of Louisiana and with the laws of the United States.

         The parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their corporate seals affixed hereto, all as of the date first written above.





ATTEST:                            BRITTON & KOONTZ CAPITAL CORPORATION




/s/ Albert W. Metcalfe             By: /s/ W. Page Ogden
__________________________         ____________________________________________
Name:  Albert W. Metcalfe          Name:  W. Page Ogden
Title: Secretary                   Title: President and Chief Executive Officer

ATTEST:                            BRITTON & KOONTZ FIRST NATIONAL BANK,
                                   NATIONAL  ASSOCIATION





/s/ Albert W. Metcalfe             By: /s/ W. Page Ogden
__________________________         ____________________________________________
Name:  Albert W. Metcalfe          Name:  W. Page Ogden
Title: Secretary                   Title: President and Chief Executive Officer





ATTEST:                            LOUISIANA BANCSHARES, INC.





/s/ Ellen C. Sessions               By: /s/ John S. Sylvest
__________________________          ___________________________________________
Name:  Ellen C. Sessions            Name:  John S. Sylvest
Title: Secretary                    Title: President and Chief Executive Officer





ATTEST:                            LOUISIANA BANK & TRUST COMPANY





/s/ S. Allen Harris III            By: /s/ John S. Sylvest
___________________________        ____________________________________________
Name:  S. Allen Harris III         Name:   John S. Sylvest
Title: Secretary                   Title:  President and Chief Executive Officer

                                   APPENDIX B

                            OPINION OF MERCER CAPITAL

The Board of Directors of Britton & Koontz Capital Corporation
October 27, 2000
Page 1



                     [MERCER CAPITAL CORPORATION LETTERHEAD]


                                                 October 27, 2000




The Board of Directors of Britton & Koontz Capital Corporation
c/o Mr. Page Ogden
Chief Executive Officer
Britton & Koontz Capital Corporation

P.O. Box 1407
Natchez, Mississippi  39121

Dear Mr. Ogden:

         Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of Britton & Koontz Capital Corporation ("BKBK") as transaction advisor to issue a fairness opinion regarding the financial terms for the proposed merger between BKBK and Louisiana Bancshares, Inc. ("LBI") and Britton & Koontz First National Bank ("BKFNB") and Louisiana Bank & Trust ("LBT"). The fairness opinion is issued from a financial point of view of BKBK shareholders.

         Mercer Capital has not been asked to participate in any negotiations with LBI. Our advisory services relate only to the provision of the fairness opinion and supporting documentation.

         Under terms of the Agreement and Plan of Merger ("the Agreement") dated as of August 25, 2000 by and among Britton & Koontz Capital Corporation, Britton & Koontz First National Bank, Louisiana Bancshares, Inc. and Louisiana Bank & Trust, LBI shall be merged with and into BKBK and contemporaneously LBT shall be merged into BKFNB.

         On the Effective Date (as defined in the Agreement), each share of LBI common stock (or options to acquire shares, as the case may be) outstanding on the Effective Date of the Holding Company Merger (as defined in the Agreement), shall become and be converted into 0.1054 of a share (or options to acquire shares, as the case may be) of BKBK common stock. Each holder of LBI common stock who would otherwise have been entitled to receive a fraction of a share of BKBK common stock pursuant to the Holding Company Merger (or upon exercise of a stock option, as the case may be) shall receive, in lieu thereof, an amount in cash (without interest) equal to the product of such fractional share multiplied by the "market price" of BKBK common stock. As defined in the Agreement, the market price of BKBK common stock shall be the average of the high and low closing bid quotations with respect to BKBK common stock as reported by the National Association of Securities Dealers Quotation System Small Cap Market during the 20 business days immediately prior to the business day that is 3 business days preceding the Effective Date (or the exercise date of the stock option, as the case may be).

The Board of Directors of Britton & Koontz Capital Corporation
October 27, 2000
Page 2


         We understand that the mergers are conditioned upon, among other things, receipt of an opinion to the effect that the mergers will qualify for treatment as a tax-free reorganization.

         Mercer Capital, as part of its investment banking and general valuation businesses, assists financial institutions and businesses in merging with and acquiring other entities, and valuing businesses and their securities in connection with mergers and acquisitions, private placements, corporate reorganizations, estate tax matters, and other purposes.

         As part of this engagement, representatives of Mercer Capital visited with BKBK management and with LBI management. Factors considered in rendering this opinion include:

         1.       The terms of the Agreement, dated August 25, 2000;

         2.       Negotiations between representatives of BKBK and LBI;

         3. An analysis of the estimated pro-forma changes in earnings per share and book value per share from the perspective of the BKBK shareholders;

         4. A review of certain regulatory financial data of BKFNB for the fiscal years ended December 31, 1995, 1996, 1997, 1998, and 1999, and the quarters ended March 31 and June 30, 2000.

         5. A review of certain regulatory financial data of BKBK for the fiscal years ended December 31, 1995, 1996, 1997, 1998, and 1999, for the quarters ended March 31 and June 30, 2000.

         6.       A review of BKBK's budget for fiscal 2000.

         7. A review of certain regulatory financial data of LBI (parent company only) for each of the fiscal years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000.

         8. A review of certain regulatory financial data of LBT for each of the fiscal years ended December 31, 1996, 1997, 1998 and 1999 and the quarters ended March 31 and June 30, 2000.

         9.       A review of LBT's budget for fiscal 2000.

The Board of Directors of Britton & Koontz Capital Corporation
October 27, 2000
Page 3

         10. Tax consequences of the merger for BKBK shareholders. Our opinion is rendered subject to the receipt by BKBK of a legal opinion that the transaction will be treated as a tax-free exchange.

         Mercer Capital neither compiled nor audited the financial statements of BKBK, BKFNB, LBI or LBT, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

         Mercer Capital has not independently verified the number of shares of LBI common stock subject to outstanding options. Mercer Capital has been advised by Jenkens & Gilchrist, counsel for LBI, that there are outstanding options to purchase 447,099 shares of LBI common stock. It is our understanding that options to purchase 34,945 shares of LBI common stock will expire upon the resignation of the option holder, which will be concurrent with the Effective Date of the Holding Company Merger.

         Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed mergers; nor have we expressed any opinion as to the price at which any security of BKBK might trade in the future. The opinion is necessarily based on economic, market, financial, and other conditions as they exist, and the information made available to us, as of the date of this letter.

         Based upon our analysis of the proposed transaction, it is our opinion as of the date hereof that the proposed transaction is fair from a financial point of view to the shareholders of BKBK.

                                    Sincerely yours,




                                    MERCER CAPITAL MANAGEMENT, INC.


                                    /s/ Leonard L. McKinnon
                                    Managing Director, Mercer Capital Advisors

                                   APPENDIX C

                    OPINION OF NATIONAL CAPITAL CORPORATION


Page 1
Board of Directors of Louisiana Bancshares, Inc.
October 20, 2000




                    [NATIONAL CAPITAL CORPORATION LETTERHEAD]



                                                              October 20, 2000



Board of Directors
Louisiana Bancshares, Inc.
7412 Florida Blvd.
Baton Rouge, Louisiana  70806-4551



Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the common stock of Louisiana Bancshares, Inc. ("Louisiana Bancshares" or "Company") of the consideration to be received by such shareholders in a merger of Louisiana Bancshares with Britton & Koontz Capital Corporation ("Britton & Koontz") pursuant to the Agreement and Plan of Merger (the "Agreement") dated August 25, 2000. Unless otherwise noted, all terms used herein shall have the same meaning as defined in the Agreement.

You have advised us that, pursuant to the Agreement, Louisiana Bancshares will merge with and into Britton & Koontz. The consideration to be paid to Louisiana Bancshares shareholders is equal to 0.1054 shares of Britton & Koontz's common stock for each share of Louisiana Bancshares common stock (excluding shares held by Louisiana Bancshares shareholders who have perfected their dissenter's rights of appraisal) issued and outstanding at the Effective Time.

National Capital Corporation, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive bids, private placements and for various other purposes. We have been retained by the Board of Directors of the Company to serve as its financial advisor in connection with this Transaction. National Capital Corporation will receive a fee for rendering this opinion. We have not advised any party in connection with this Transaction other than Louisiana Bancshares and we make no recommendations to the shareholders of Louisiana Bancshares.

In connection with our opinion, we have (1) reviewed the Agreement; (2) held discussions with various members of management and representatives of Louisiana Bancshares and Britton & Koontz concerning each company's historical and current operations, financial condition and prospects; (3) reviewed historical financial and operating data that was publicly available or

Page 2
Board of Directors of Louisiana Bancshares, Inc.
October 20, 2000

furnished to us by Louisiana Bancshares and Britton & Koontz; (4) reviewed internal financial analyses, financial and operating forecasts, to the extent publicly available, reports and other information prepared by officers and representatives of the Company; (5) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to Louisiana Bancshares and Britton & Koontz and the trading markets for such other companies' securities; (6) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry; (7) assessed the accretion/dilution to Louisiana Bancshares's shareholders; and (8) conducted such other financial studies, analyses and investigations as we deemed appropriate for the purpose of this opinion.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of Louisiana Bancshares and Britton & Koontz contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of Louisiana Bancshares and Britton & Koontz as to the reasonableness and achievability of the financial and operating projections and assumptions and bases therefore provided to us, and with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of such respective managements of Louisiana Bancshares and Britton & Koontz. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties, or facilities of either Louisiana Bancshares or Britton & Koontz nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Transaction would be consummated on a timely basis in the manner contemplated in the Agreement. Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date hereof. We express no opinion as to the price or trading range at which shares of Britton & Koontz's common stock will trade following the date hereof, or the price or trading range at which Britton & Koontz's common stock will trade upon completion of the Transaction.

It is understood that this opinion is not to be quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used with the Transaction (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without our prior written consent, which consent shall not unreasonably withheld. Furthermore, our opinion is directed to the Board of Directors of Louisiana Bancshares and does not constitute a recommendation to any shareholder of Louisiana Bancshares as to how such shareholder should vote at the Shareholders' Meeting to be held in connection with the Transaction.

Page 3
Board of Directors of Louisiana Bancshares, Inc.
October 20, 2000
Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the consideration proposed to be paid in the Transaction is fair, from a financial point of view, to the Company's shareholders.

Sincerely,




NATIONAL CAPITAL CORPORATION

By: /s/ J. Ken Walters
President

                                    APPENDIX D

                       CERTAIN PROVISIONS OF MISSISSIPPI LAW
                 RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS

Section 79-4-13.01. Definitions.

     In this article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

         (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 79-4-13.02. Right to dissent.

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                    (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by
Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                    (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (i) Alters or abolishes a preferential right of the shares; (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either
(i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

         (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 79-4-13.03. Dissent by nominees and beneficial owners.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                    (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                    (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Section 79-4-13.20. Notice of dissenters' rights.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 79-4-13.02 is submitted to a vote at a shareholders's meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

Section 79-4-13.21. Notice of intent to demand payment.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

         (b) A shareholder  who does not satisfy the  requirement  of subsection
(a) is not entitled to payment for his shares under this article.

Section 79-4-13.22 Dissenters' notice.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
(60) days after the date the subsection (a) notice is delivered; and

                  (5)      Be accompanied by a copy of this article.

Section 79-4-13.23. Duty to demand payment.

         (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

Section 79-4-13.24. Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 79-4-13.25. Payment.

         (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b)   The payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3)  An explanation of how the interest was calculated;

                  (4)  A statement of the dissenters' right to demand payment
                       under  Section 79-4-13.28;   and

                  (5)  A copy of this article.

Section 79-4-13.26. Failure to take action.

         (a) If the  corporation  does not take the proposed action within sixty
(60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

Section 79-4-13.27. After-acquired shares.

         (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

Section 79-4-13.28. Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

                  (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

                  (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

                  (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

Section 79-4-13.30. Court action.

         (a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

Section 79-4-13.31. Court costs and counsel fees.

         (a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

                  (2) Against either the corporation of a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                   APPENDIX E

                       CERTAIN PROVISIONS OF LOUISIANA LAW
                RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS


Section 12:131. Rights of a shareholder dissenting from certain corporate actions.


         A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right to dissent provided by this Section shall not exist in the case of:

          (1) A sale pursuant to an order of a court having jurisdiction in the premises.
          (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

          (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. (1)(a) Except as provided in paragraph (4) of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

                   (b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

           (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

           (3) Unless the objection, demand and acknowledgment are made and delivered by the shareholder within the period limited in paragraphs (1) and
(2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

           (4) In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as provided in paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as described in paragraph (2).

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not content that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Article 8, Subarticle C sets forth the standards of conduct required for directors, and Article 8, Subarticle D sets forth the standards of conduct of officers of Mississippi corporations.

         Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances in like positions and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's stockholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers, legal counsel, accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the stockholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

         Section 79-4-8.33 imposes personal liability of directors to the corporation and its stockholders for distributions made in excess of standards established by Mississippi law or in the corporation's Articles of Incorporation. The MBCA also provides that a director cannot be indemnified, as allowed by the provisions of the MBCA discussed below, in circumstances where, in his performance as a director, he has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than those outlined above.

         Article 8 of Britton & Koontz Capital Corporation's ("Britton & Koontz") Articles of Incorporation complies with the permitted indemnification provision of Section 79-4-2.02(b)(5). The personal liability of a director of Britton & Koontz is eliminated, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or the stockholders, (c) a violation of Section 79-4-8.33, Mississippi Code Ann. (1972), as amended, or (d) an intentional violation of criminal law. Article VI of Britton & Koontz's bylaws permits Britton & Koontz to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides, in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct

         Section 79-4-8.51 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Article VI of Britton & Koontz's by-laws provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed law against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

         Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article VI,
Section 7 of Britton & Koontz's by-laws permits Britton & Koontz to obtain such insurance.

         The MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.



Item 21.  Exhibits and Financial Statements.


EXHIBIT NO.              DESCRIPTION OF EXHIBITS

2 Agreement and Plan of Merger between Britton & Koontz Capital Corporation and Britton & Koontz First National Bank and Louisiana Bancshares, Inc. and Louisiana Bank & Trust Company dated as of August 25, 2000 (filed as Appendix A to the joint proxy statement-prospectus, which forms Part I of this registration statement on Form S-4). *

3(a) Articles of Incorporation of Britton & Koontz Capital Corporation, as amended to date. *

3(b)                     Bylaws of Britton & Koontz, as amended to date. *

5 Opinion of Phelps Dunbar, L.L.P., counsel for Britton & Koontz (including consent).

8 Opinion of Phelps Dunbar, L.L.P., counsel for Britton & Koontz, with respect to tax issues (including consent).

10 Severance Agreement by and between John S. Sylvest and Louisiana Bank & Trust Company dated July 1, 1996. *

13 Britton & Koontz's Annual Report to Shareholders for the year ended December 31, 1999. *

23(a) Consents of Phelps Dunbar, L.L.P., counsel for Britton & Koontz (included in Exhibits 5 and 8).

23(b)                    Consent of May & Company. *

23(c)                    Consent of Mercer Capital Corporation. *

23(d)                    Consent of Postlethwaite & Netterville. *

23(e)                    Consent of National Capital Corporation. *

24                       Form of Power of Attorney. *

99(a)                    Form of Proxy of Britton & Koontz Capital Corporation.*

99(b)                    Form of Proxy of Louisiana Bancshares, Inc. *


*  Previously filed.


Item 22.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on September 19, 2000.

                                            BRITTON & KOONTZ CAPITAL CORPORATION



                                            By: /s/ W. J. Feltus III
                                                --------------------
                                                W. J. Feltus III,
                                                Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.







        Signature                                    Title                            Date
---------------------------                 -------------------------           -----------------

/s/ W. J. Feltus III                        Chairman of the Board               September 19, 2000
---------------------------
W. J. Feltus III



/s/ W. Page Ogden                           President and Chief Executive       September 19, 2000
---------------------------                 Officer/Director
W. Page Ogden



/s/ Bazile R. Lanneau, Jr.                  Chief Financial and Accounting      September 19, 2000
---------------------------                 Officer/Director
Bazile R. Lanneau, Jr.



/s/ W. W. Allen, Jr.                        Director                            September 19, 2000
---------------------------
W. W. Allen, Jr.



/s/ Craig A. Bradford                       Director                            September 26, 2000
---------------------------
Craig A. Bradford



/s/ James J. Cole                           Director                            September 19, 2000
---------------------------
James J. Cole


                                                        S-1






/s/ A. J. Ferguson                          Director                            September 19, 2000
---------------------------
A. J. Ferguson



/s/ C. H. Kaiser, Jr.                       Director                            September 19, 2000
---------------------------
C. H. Kaiser, Jr.



/s/ Albert W. Metcalfe                      Director                            September 19, 2000
---------------------------
Albert W. Metcalfe



/s/ Bethany L. Overton                      Director                            September 19, 2000
---------------------------
Bethany L. Overton



/s/ Robert R. Punches                       Director                            September 19, 2000
---------------------------
Robert R. Punches


                                                        S-2










                               EXHIBIT INDEX



Exhibit No.              Description of Exhibits

2 Agreement and Plan of Merger between Britton & Koontz Capital Corporation and Britton & Koontz First National Bank and Louisiana Bancshares, Inc. and Louisiana Bank & Trust Company dated as of August 25, 2000 (filed as Appendix A to the joint proxy statement-prospectus, which forms Part I of this registration statement on Form S-4). *

3(a) Articles of Incorporation of Britton & Koontz Capital Corporation, as amended to date. *

3(b)                     Bylaws of Britton & Koontz, as amended to date. *

5 Opinion of Phelps Dunbar, L.L.P., counsel for Britton & Koontz (including consent).

8 Opinion of Phelps Dunbar, L.L.P., counsel for Britton & Koontz, with respect to tax issues (including consent).

10 Severance Agreement by and between John S. Sylvest and Louisiana Bank & Trust Company dated July 1, 1996. *

13 Britton & Koontz's Annual Report to Shareholders for the year ended December 31, 1999. *

23(a) Consents of Phelps Dunbar, L.L.P., counsel for Britton & Koontz (included in Exhibits 5 and 8).

23(b)                    Consent of May & Company. *

23(c)                    Consent of Mercer Capital Corporation. *

23(d)                    Consent of Postlethwaite & Netterville. *

23(e)                    Consent of National Capital Corporation. *

24                       Form of Power of Attorney. *

99(a)                    Form of Proxy of Britton & Koontz Capital Corporation.*

99(b)                    Form of Proxy of Louisiana Bancshares, Inc. *


* Previously filed.